UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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PMC-Sierra, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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PMC-SIERRA, INC.

1380 Bordeaux Drive

Sunnyvale, California 94089

(408) 239-8000

Notice of Annual Meeting of Stockholders

DATE AND TIME	May 7, 2015 at 9:00 a.m.
PLACE	PMC-Sierra, Inc. 1380 Bordeaux Drive Sunnyvale, California 94089
ITEMS OF BUSINESS

(1)    To elect eight directors to serve until the 2016 Annual Meeting of Stockholders of PMC-Sierra, Inc. (“PMC” or the “Company”) or until their successors are duly elected and qualified. The nominees for the Board of Directors are Richard E. Belluzzo, Michael R. Farese, Jonathan J. Judge, Kirt P. Karros, Michael A. Klayko, William H. Kurtz, Gregory S. Lang, and Richard N. Nottenburg;

(2) To ratify the appointment of Ernst & Young LLP as PMC’s independent auditors;
(3) An advisory vote on the compensation of our named executive officers as described in the proxy statement;

(4)    To approve a proposal to amend and restate PMC’s 2008 Equity Plan to: (i) increase the number of shares of common stock reserved for issuance thereunder by 12,875,000 shares to a total of 67,375,000 shares; (ii) provide for the grant of cash-based awards; (iii) re-approve the business criteria on which performance goals contained in the plan may be based so that awards granted under the plan may constitute performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended; and (iv) make other technical or otherwise non-material revisions thereto;

(5)    To approve a proposal to amend and restate PMC’s 2011 Employee Stock Purchase Plan to: (i) increase the number of shares of common stock reserved for issuance thereunder by 7,000,000 shares to a total of 19,000,000 shares; (ii) and make other technical or otherwise non-material changes; and

(6) To consider such other business as may properly come before the 2015 Annual Meeting of Stockholders (the “Annual Meeting”).
RECORD DATE	You are entitled to vote if you were a stockholder at the close of business on March 12, 2015.
ANNUAL MEETING ADMISSION	All PMC stockholders are cordially invited to attend the Annual Meeting in person. The Annual Meeting will begin promptly at 9:00 a.m.
VOTING BY PROXY	Your vote is important. Whether or not you plan to attend the meeting, please vote as soon as possible. You may vote in person, by mailing a completed proxy card, by telephone or over the Internet, except that stockholders who receive the proxy materials over the Internet will not receive a proxy card in the mail, unless specifically requested. For specific voting instructions, please refer to the instructions provided with your proxy card or the voting instructions you receive in the notice of Internet availability of proxy materials or by e-mail, and in this proxy statement.

Vice President, General Counsel, Corporate Secretary

This proxy statement and form of proxy are being distributed and made available on or about March 20, 2015.

PMC-SIERRA, INC.

1380 Bordeaux Drive

Sunnyvale, California 94089

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

Notice of Internet availability of this proxy statement, the accompanying proxy card or the voting instructions you received by e-mail and the Annual Report to Stockholders of PMC-Sierra, Inc. (“PMC”, the “Company” “us” or “we”) are being provided to you on or about March 20, 2015. The Board of Directors (the “Board”) of PMC is soliciting your proxy to vote your shares at the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) and any adjournment or postponement thereof. This proxy statement provides you with information on these matters to assist you in voting your shares.

Questions and Answers About the Proxy Materials and the Annual Meeting

Q:	Why am I receiving these materials?

A:

PMC’s Board is making these proxy materials available to you over the Internet or providing paper copies of these proxy materials to you by mail in connection with PMC’s Annual Meeting, which will take place on May 7, 2015. Stockholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this proxy statement.

Q:	What information is contained in these materials?

A:

The information included in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of directors and our most highly paid executive officers, and certain other required information. If you received a paper copy of these materials by mail, PMC’s Annual Report on Form 10-K for the fiscal year ended December 27, 2014, a proxy card and a return envelope are also enclosed.

Q:	Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?

A:

Under rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we are continuing to furnish proxy materials to our stockholders primarily over the Internet. As a result, we are mailing to many of our stockholders a notice about the Internet availability of the proxy materials instead of mailing a paper copy of the proxy materials. All stockholders receiving the notice will have the ability to access the proxy materials over the Internet and request to receive a paper copy of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the notice.

Q:	Why didn’t I receive a notice in the mail regarding the Internet availability of the proxy materials?

A:

We are providing notice of Internet availability of the proxy materials by e-mail to those stockholders who have previously elected electronic delivery of the proxy materials. Those stockholders should have received an e-mail containing a link to the website where those materials are available and a link to the proxy voting website.

Paper copies of the proxy materials are being mailed to those stockholders who have previously requested to receive paper copies or who are living outside of the United States.

Q:	How can I access the proxy materials over the Internet?

A:	Your notice regarding Internet availability of the proxy materials, proxy card or voting instruction card will contain instructions on how to:

•	view our proxy materials for the Annual Meeting on the Internet; and

•	instruct us to send our future proxy materials to you electronically by e-mail.

Your notice of Internet availability of proxy materials, proxy card or voting instruction card will contain instructions on how you may request to access proxy materials electronically. Choosing to access your future proxy materials electronically will help us conserve natural resources and reduce the costs of printing and distributing our proxy materials. If you choose to access future proxy materials electronically, you will receive an e-mail with instructions containing a link to the website where those materials are available and a link to the proxy voting website. Your election to access proxy materials by e-mail will remain in effect until you terminate it.

Q:	How may I obtain a paper copy of the proxy materials?

A:

Stockholders receiving notice of Internet availability of the proxy materials, whether in paper or by e-mail, will find instructions about how to obtain a paper copy of the proxy materials as part of that notice. Stockholders who do not receive a notice or an e-mail will receive a paper copy of the proxy materials by mail.

Q:	What proposals will be voted on at the Annual Meeting?

A:	There are five proposals scheduled to be voted on at the Annual Meeting:

•	the election of directors;

•	the ratification of the appointment of Ernst & Young LLP as PMC’s independent auditors;

•	the approval, in a non-binding vote, of the compensation of our named executive officers as described in this proxy statement (the “Say-on-Pay Vote”);

•

the approval of a proposal to amend and restate PMC’s 2008 Equity Plan to: (i) increase the number of shares of common stock reserved for issuance thereunder by 12,875,000 shares to a total of 67,375,000 shares; (ii) provide for the grant of cash-based awards; (iii) re-approve the business criteria on which performance goals contained in the plan may be based so that awards granted under the plan may constitute performance-based compensation under Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Code”); and (iv) make other technical or otherwise non-material revisions thereto; and

•

the approval of a proposal to amend and restate PMC’s 2011 Employee Stock Purchase Plan to: (i) increase the number of shares of common stock reserved for issuance thereunder by 7,000,000 shares to a total of 19,000,000 shares; and (ii) make other technical or otherwise non-material changes.

Q:	What is the Board’s voting recommendation?

A:

PMC’s Board recommends that you vote your shares “FOR” each of the nominees to the Board, “FOR” the ratification of the appointment of Ernst & Young LLP as PMC’s independent auditors, “FOR” the approval of our executive compensation as described herein Say-on-Pay Vote, “FOR” the approval of a proposal to amend and restate PMC’s 2008 Equity Plan, and “FOR” the approval of a proposal to amend and restate PMC’s 2011 Employee Stock Purchase Plan.

Q:	Which of my shares can be voted?

A:

You can vote all shares you owned as of the close of business on March 12, 2015 (the “Record Date”). These shares include shares that are: (1) held directly in your name as the stockholder of record, and (2) held for you as the beneficial owner through a stockbroker, bank or other nominee.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:

Most stockholders of PMC hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially. If you hold your shares as a beneficial owner, it is critical that you cast your vote if you want it to count. Your stockbroker, bank or other nominee may not vote your shares in non-routine matters, including the election of directors, unless they have your voting instructions, so it is very important that you indicate your voting instructions to the institution holding your shares.

Shares Directly Held—Stockholder of Record

If your shares are registered directly in your name with PMC’s transfer agent, American Stock Transfer & Trust Company, you are considered the stockholder of record of those shares. As the stockholder of record, you have the right to grant your voting proxy directly to PMC or to vote in person at the Annual Meeting.

Shares Indirectly Held—Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name”, and these proxy materials are being forwarded to you by your broker or nominee who is considered the stockholder of record with respect to those shares. We urge you to direct your broker on how to vote your shares. Beneficial owners may attend the Annual Meeting but may not vote in person unless you obtain a signed proxy from the stockholder of record giving you the right to vote the shares in person at the Annual Meeting. Your broker or nominee should provide you with a voting instruction card for you to use in directing the broker or nominee regarding how to vote your shares. If you did not receive a voting instruction card, please contact the institution holding your shares.

Q:	How can I vote my shares in person at the Annual Meeting?

A:

Shares held directly in your name as the stockholder of record may be voted in person at the Annual Meeting. If you choose to do so, ballots will be available at the meeting. Please bring proof of identification.

Even if you plan to attend the Annual Meeting, PMC recommends that you also submit your proxy as described below so that your vote will be counted if you later decide not to or are otherwise unable to attend the Annual Meeting. Shares held in street name may be voted in person by you only if you obtain a signed proxy from the stockholder of record giving you the right to vote the shares.

Q:	How can I vote my shares without attending the Annual Meeting?

A:

You may vote your shares by granting a proxy for those shares you hold directly as the stockholder of record by returning the enclosed proxy card or following the instructions provided or, for shares held in street name, by submitting voting instructions to your broker or nominee using the voting instruction card provided by your broker or nominee. You may also vote by telephone or over the Internet by following either the instructions included on your proxy card or the voting instructions you receive by e-mail or in the notice of Internet availability of proxy materials. If you received a paper copy of these proxy materials and you choose to vote by telephone or over the Internet, do not complete and mail your proxy card.

Q:	Can I change my vote?

A:

You may change your proxy instructions at any time prior to the closing of the vote at the Annual Meeting. For shares held directly in your name, you may accomplish this by granting a new proxy bearing a later date (which automatically revokes the earlier proxy) or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold in street name, you may accomplish this by submitting new voting instructions to your broker or nominee before the deadline noted on the voting instruction card you received.

Q:	How are votes counted?

A:

Votes will be counted by the Inspector of Elections, who will separately count “FOR” and “AGAINST” votes and abstentions with respect to the election of directors and, with respect to any proposals other than the election of directors, “FOR” and “AGAINST” votes, abstentions and broker non-votes. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner and (2) the broker lacks discretionary voting power to vote such shares because the matter is not considered a routine matter. For all proposals, you may vote “FOR”, “AGAINST” or “ABSTAIN”. If you “ABSTAIN”, it will have no effect on the outcome of the election of directors, but for all other proposals it has the same effect as a vote “AGAINST”. If you sign your proxy card with no further instructions, your shares will be voted in accordance with the recommendations of the Board. Your bank or broker is not permitted to vote your uninstructed shares on a discretionary basis on non-routine matters which include the following Proposals in this proxy statement: the election of directors (Proposal No. 1); the approval of the non-binding Say-on-Pay Vote (Proposal No. 3), the proposal to amend and restate PMC’s 2008 Equity Plan (Proposal No.4); and the proposal to amend and restate PMC’s 2011 Employee Stock Purchase Plan (Proposal No. 5). Thus, if you hold your shares in street name and do not instruct your bank or broker how to vote in non-routine matters, no votes will be cast on your behalf on these proposals. Your bank or broker will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of Ernst & Young LLP as PMC’s independent auditors (Proposal No. 2). Please ensure that you complete the voting instruction card sent by your bank or broker.

Q:	What is the voting requirement to approve each of the proposals?

A:

Under our bylaws, directors must be elected by a majority of votes cast in uncontested elections. Therefore, each nominee for director receiving more votes “FOR” than votes “AGAINST” shall be elected as a director. Shares not present and shares that “ABSTAIN” will have no effect on the election of directors. All other proposals require the affirmative “FOR” vote of a majority of the shares represented at the Annual Meeting, either in person or by proxy, and having the power to vote. If you are a beneficial owner and do not provide the stockholder of record with voting instructions, your shares may constitute broker non-votes, as described below in “What is the quorum requirement for the Annual Meeting?” In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote with respect to a proposal on which the broker has expressly not voted.

Q:	What does it mean if I receive more than one notice or e-mail about Internet availability of the proxy materials or more than one paper copy of the proxy or voting instruction card?

A:

It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive in the mail and vote over the Internet the shares represented for each notice or e-mail you receive.

Q:	Where can I find the voting results of the Annual Meeting?

A:	PMC will announce preliminary voting results at the Annual Meeting and publish the final results in a Current Report on Form 8-K once they are certified following the Annual Meeting.

Q:	What happens if additional proposals are presented at the Annual Meeting?

A:

Other than the proposals described in this proxy statement, PMC does not expect any matters to be presented for a vote at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Gregory S. Lang and Alinka Flaminia, will have the discretion to vote your shares on additional matters properly presented for a vote at the Annual Meeting. Mr. Lang is PMC’s President and Chief Executive Officer and Ms. Flaminia is PMC’s Vice President, General Counsel and Corporate Secretary. If for any unforeseen reason any of PMC’s nominees is not available as a candidate for director, the person named as proxy holder will vote your proxy for such other candidate or candidates as may be nominated by the Board.

Q:	What class of shares is entitled to be voted?

A:

Each share of PMC’s common stock outstanding as of the close of business on the Record Date is entitled to one vote at the Annual Meeting. On the Record Date, PMC had approximately 199,163,642 shares of common stock issued and outstanding.

Q:	Is cumulative voting permitted for the election of directors?

A.

No. In 2011, stockholders voted to amend PMC’s Restated Certificate of Incorporation to eliminate cumulative voting in the election of directors in connection with the adoption of a majority voting standard for uncontested elections of directors.

Q:	What is the quorum requirement for the Annual Meeting?

A:

The quorum requirement for holding the Annual Meeting and transacting business is a majority of the outstanding shares entitled to be voted as of the Record Date. The shares may be present in person or represented by proxy at the Annual Meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the matter on which the broker has expressly not voted. Thus, broker non-votes will not affect the outcome of any of the matters being voted on at the Annual Meeting. None of the proposals, other than the ratification of the appointment of Ernst & Young LLP as PMC’s independent auditors, is considered a routine matter.

Q:	Who will count the vote?

A:	A representative of Alliance Advisors, LLC will be present at the Annual Meeting and will tabulate the votes and act as the Inspector of Elections.

Q:	Is my vote confidential?

A:

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within PMC or to third parties except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, or (3) to facilitate a successful proxy solicitation by the Board. If a stockholder makes written comments on his or her proxy card, these will be forwarded to PMC’s management.

Q:	Another member of my household is also a PMC stockholder and we share the same address. Why did we only receive one copy of the proxy materials?

A:

In an effort to further reduce printing costs and postage fees, we have adopted a practice approved by the SEC called “householding”. Under this practice, stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our proxy materials, unless one or more of these stockholders notifies us that he or she wishes to continue receiving individual copies. Stockholders who participate in householding will continue to receive separate proxy cards. If you share an address with another stockholder and received only one set of proxy materials and would like to request a separate copy of these materials, please: (1) mail your request to PMC-Sierra, Inc., 1380 Bordeaux Drive, Sunnyvale, California, 94089, Attn: Investor Relations; (2) send an e-mail to investor.relations@pmcs.com; or (3) call our Investor Relations department at 1-408-988-8276. Upon oral or written request, we will deliver promptly a separate copy of the proxy materials at a shared address to which a single copy of the proxy materials was delivered. You may also contact us if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.

Q:	Who bears the cost of soliciting votes for the Annual Meeting?

A:

PMC pays the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by PMC’s directors, officers, and employees, who will not receive any additional compensation for such solicitation activities. PMC has retained the services of Alliance Advisors, LLC to aid in the solicitation of proxies from banks, brokers, nominees and intermediaries. The fee paid to Alliance Advisors, LLC for its solicitation services will not exceed $10,000. In addition, PMC may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners.

Q:	May I propose actions for consideration at next year’s annual meeting of stockholders or nominate individuals to serve as directors?

A:	You may submit proposals or nominate directors for consideration at future annual meetings of stockholders.

Any stockholder who wants to make a proposal that is to be included in PMC’s proxy statement for an annual meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) must deliver written notice to PMC’s corporate secretary at our principal place of business at least 120 days before the one-year anniversary of the mailing date of the prior year’s proxy materials (in the case of the 2016 annual meeting, this date is November 21, 2015). If the date of next year’s annual meeting is more than thirty days after the one-year anniversary of this year’s Annual Meeting, then the deadline will be changed. In addition, under our bylaws, stockholder proposals to be considered at our 2016 annual meeting that are submitted outside of Rule 14a-8 under the Exchange Act, including director nominations, must be submitted not later than January 8, 2016 and not earlier than December 9, 2015; provided however, that if PMC’s 2016 annual meeting of stockholders is called for a date that is not within twenty-five days before or after the anniversary of the Annual Meeting, then to be considered timely, stockholder proposals and director nominations must be received by our corporate secretary at our principal executive offices not later than the close of business on the tenth day following the day on which notice of PMC’s 2016 annual meeting of stockholders was mailed or publicly disclosed, whichever occurs first. Any such notice must contain the information specified in PMC’s bylaws regarding the matters proposed to be brought before the annual meeting and the stockholder proposing such matters. All proposals will also need to comply with the SEC’s regulations regarding the inclusion of stockholder proposals in PMC-sponsored proxy materials.

The proxy solicited by our Board for the Annual Meeting will confer discretionary authority to vote on (i) any nominee or proposal presented by a stockholder at the meeting for which PMC has not been properly provided with notice between December 9, 2015 and January 8, 2016, and (ii) any proposal made in accordance with our bylaw provisions, if the 2015 proxy statement briefly describes the nature of the matter and how management’s proxy holders intend to vote on it, provided that the stockholder does not comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act.

The full text of PMC’s relevant bylaw provisions may be obtained by writing to PMC’s corporate secretary at corporate.secretary@pmcs.com.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the eight nominees of the Board named below. Each nominee has consented to his nomination, and PMC does not expect that any nominee will be unable to serve as a director. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the present Board to fill the vacancy. The term of office of each person elected as a director will continue until the next annual meeting of stockholders or until such director’s successor has been elected. The table below sets forth information about each nominee as of the Record Date.

Our bylaws provide for a majority voting standard for the election of directors in uncontested director elections, such as those being conducted at this Annual Meeting. Under this standard, a director nominee will be elected only if the number of votes cast “FOR” the nominee exceeds the number of votes cast “AGAINST” that nominee. In the case of contested elections (a situation in which the number of nominees exceeds the number of directors to be elected), the plurality vote standard would apply.

Recommendation

PMC’s Board of Directors recommends a vote FOR the nominees listed below:

Name of Nominee	Age	Principal Occupation	Director Since
Richard E. Belluzzo	61	Senior Strategic Advisor, Gores Group	2003
Michael R. Farese, Ph.D.	68	Chief Science Officer, Reach79 for Antenna79	2006
Jonathan J. Judge	61	Chairman of the Board, PMC	2004
Kirt P. Karros	45	Principal and Managing Director, Relational Investors LLC	2013
Michael A. Klayko	60	Chief Executive Officer, MKA Capital	2011
William H. Kurtz	57	Chief Financial Officer & Chief Commercial Officer, Bloom Energy	2003
Gregory S. Lang	51	President and Chief Executive Officer, PMC	2008
Richard N. Nottenburg, Ph.D.	61	Investor and Business Consultant	2011

Richard E. Belluzzo

Mr. Belluzzo has been a director of PMC since June 2003. He currently serves as a Senior Strategic Advisor for the Gores Group, a private equity firm. From April 2011 until August 2012, Mr. Belluzzo served as the Executive Chairman of Quantum Corporation, a computer storage solutions company. From September 2001 until April 2011, Mr. Belluzzo served as Quantum Corporation’s Chief Executive Officer. From September 1999 to May 2002, Mr. Belluzzo held senior management positions with Microsoft Corporation, most recently as President and Chief Operating Officer. From January 1998 to September 1999, Mr. Belluzzo was Chief Executive Officer of Silicon Graphics, Inc. From 1975 to January 1998, Mr. Belluzzo was with Hewlett-Packard Company, where Executive Vice President of the printer business was his latest position held. Mr. Belluzzo serves as Chairman of the Board of JDS Uniphase Corporation, an optical telecommunications equipment maker, and is a director of Infoblox Inc., an automated network control solutions provider.

The Board has determined that Mr. Belluzzo’s background and experience as a Chief Executive Officer of a large public company, as well as his deep knowledge of the technology industry, allow him to contribute significantly to the Board and its strategic direction. Mr. Belluzzo’s financial acumen enhances the Audit Committee and his experience in the boardroom as a CEO and director contribute greatly to the Nominating and Corporate Governance Committee.

Michael R. Farese, Ph.D.

Dr. Farese has been a director of PMC since May 2006. Since January 2015, Dr. Farese is the Chief Science Officer of Reach79 for Antenna79, a private Smartphone equipment company. From June 2010 until December 2014, Dr. Farese served as an executive at Entropic Communications (“Entropic”), a fabless semiconductor company that provides silicon and software solutions to enable connected home networking and entertainment, in the positions of Chief Technology Officer and Senior Vice President of Global Engineering. From January 2015 Dr. Farese continues to consult for Entropic. From September 2007 until May 2010, Dr. Farese served as the President and Chief Executive Officer of BitWave Semiconductor, Inc., a fabless semiconductor company and innovator of radio frequency integrated circuits. Dr. Farese served as the Senior Vice President of Engineering for Palm, Inc. from September 2005 until September 2007. From March 2002 to June 2005, Dr. Farese was the Chief Executive Officer and President of WJ Communications, Inc. He was Chief Executive Officer and President of Tropian, Inc. from October 1999 to March 2002 and prior to that held senior management positions at Motorola, Ericsson and Nokia Mobile Phones. Dr. Farese also held management positions at AT&T and Bell Laboratories. Dr. Farese serves on the board of directors of QuickLogic Corporation, a fabless semiconductor company.

The Board has determined that Dr. Farese’s extensive experience and knowledge in wireless communication products and systems allows him to significantly contribute to the strategic vision of PMC. His background as a seasoned executive for technology companies also provides him with experience and knowledge in compensation and governance matters to enhance his contributions to the Compensation Committee and Nominating and Corporate Governance Committee.

Jonathan J. Judge

Mr. Judge has been a director of PMC since April 2004 and has served as Chairman of the Board since August 2011. Mr. Judge served as Chief Executive Officer of First Data Corporation, a global leader in electronic commerce and payment processing from August 2010 until he retired in January 2013. From October 2004 through July 2010, Mr. Judge served as the President and Chief Executive Officer of Paychex, Inc., a provider of payroll and human resource services. Mr. Judge served as President and Chief Executive Officer of Crystal Decisions, Inc. from October 2002 until the merger of Crystal Decisions with Business Objects S.A. in December 2003. From 1976 until October 2002, Mr. Judge was employed by International Business Machines Corporation (“IBM”), where he held senior management positions, the latest being General Manager of IBM’s personal computing division. Mr. Judge was also a member of IBM’s Worldwide Management Committee from 1999 until 2002.

In addition to his experience as a Chief Executive Officer and public board service, Mr. Judge’s semiconductor experience includes 25 years with IBM. The Board has determined that Mr. Judge’s independence and significant leadership positions, his business and management acumen, public board experience and long-term focus on executive development and compensation make him a valuable asset to chair the Board and chair the Compensation Committee.

Kirt P. Karros

Mr. Karros has been a director of PMC since August 2013. Mr. Karros is Principal and Managing Director of Relational Investors LLC (“Relational”), an asset management firm and registered investment adviser, and has been with the firm since 1997. Mr. Karros is also a member of Relational’s investment committee. Mr. Karros identifies, evaluates, monitors, and engages portfolio companies and leads Relational’s research team focusing on the Technology, Media, Telecommunications, and Energy sectors. Prior to joining Relational, Mr. Karros was a Tax Manager at Arthur Andersen LLP, primarily providing tax consulting to public and private entities.

The Board has determined that Mr. Karros’ financial expertise and his shareholder perspective enable him to offer unique contributions in his service to the Board as well as the Compensation Committee.

Michael A. Klayko

Mr. Klayko has been a director of PMC since August 2011. Mr. Klayko is Chief Executive Officer of MKA Capital, an investment company focusing on technology investments since January 2013. Since January 2015, Mr. Klayko also serves as acting Chief Executive Officer of AOptix Technologies, a privately-held wireless communications company. From January 2005 until January 14, 2013, Mr. Klayko served as Chief Executive Officer and served on the board of directors of Brocade Communications Systems, Inc., a comprehensive network solutions provider (“Brocade”). Previously, Mr. Klayko was Vice President of Worldwide Sales at Brocade and also served as its Vice President of Marketing and Support and Vice President of OEM Sales. Additionally, Mr. Klayko has held management positions at Rhapsody Networks, McDATA, EMC, Hewlett-Packard Company and IBM. Mr. Klayko serves on the board of directors of Allscripts Healthcare Solutions, Inc., a healthcare information technology provider.

The Board has determined that Mr. Klayko’s more than 30 years of experience in the storage, computer and telecommunications industry makes him a valuable asset to the Board and his experience with compensation from the perspectives of each executive, management, sales and as a director further contributes to the Compensation Committee.

William H. Kurtz

Mr. Kurtz has been a director of PMC since April 2003. Mr. Kurtz joined Bloom Energy, a developer of fuel cell systems for on-site power generation, as its Chief Financial Officer in March 2008 and was also appointed its Chief Commercial Officer as of September 2010. Prior to joining Bloom Energy, Mr. Kurtz served as the Executive Vice President and Chief Financial Officer of Novellus Systems, Inc., a global semiconductor equipment company, from September 2005 to March 2008. From March 2004 until August 2005, Mr. Kurtz was Senior Vice President and Chief Financial Officer of Engenio Information Technologies, Inc. From July 2001 to February 2004, Mr. Kurtz was Chief Operating Officer and Chief Financial Officer of 3PARdata, Inc. From August 1998 to June 2001, Mr. Kurtz was Executive Vice President and Chief Financial Officer of Scient Corporation. From July 1983 to August 1998, Mr. Kurtz served in various capacities at AT&T, Inc. (“AT&T”), including Vice President of Cost Management and Chief Financial Officer of AT&T’s Business Markets Division. Prior to joining AT&T, he worked at Price Waterhouse, now PricewaterhouseCoopers LLP. Mr. Kurtz is a certified public accountant. Mr. Kurtz serves as a director of Violin Memory, Inc. (“Violin”), a flash memory array provider.

The Board has determined that Mr. Kurtz’s financial expertise, exemplified by his qualifications as a certified public accountant, his background and experience in a number of companies as Chief Financial Officer, and his broad experience in semiconductors and new technology development make him a valuable asset to the Board and to serve as the designated financial expert and chair of the Audit Committee.

Gregory S. Lang

Mr. Lang has been a director of PMC and its President and Chief Executive Officer since May 2008. Prior to his appointment, Mr. Lang was President and Chief Executive Officer and served as a director of Integrated Device Technology, Inc. (“IDT”), a developer of mixed signal semiconductor solutions. Mr. Lang joined IDT as its President in October 2001 and became Chief Executive Officer in January 2003. From September 1996 to October 2001, Mr. Lang was Vice President and General Manager, Platform Networking Group, at Intel Corporation (“Intel”). Mr. Lang previously held various other management positions during his 15-year tenure at Intel. Mr. Lang is also a member of the board of directors of Intersil Corporation, an analog semiconductor company and serves on the board of directors of the Semiconductor Industry Association, a trade association representing the U.S. semiconductor industry.

The Board has determined that the breadth of Mr. Lang’s experience within the semiconductor industry and, specifically, his position as PMC’s President and Chief Executive Officer provides him insight into PMC’s current operations, challenges, risks, and growth which is valuable to the Board in performing its oversight responsibilities and in making strategic decisions.

Richard N. Nottenburg, Ph.D.

Dr. Nottenburg has been a director of PMC since August 2011. Dr. Nottenburg is an investor in early stage technology companies and a business consultant. He is currently a member of the board of directors of Verint Systems Inc., a leader in data solutions for security intelligence, fraud, risk, compliance and customer engagement and is Chairman of the Violin board of directors. From June 2008 until October 2010, Dr. Nottenburg served as President, Chief Executive Officer, and a director of Sonus Networks, Inc., a leader in IP communications infrastructure. Previously, he was Executive Vice President and Chief Strategy Officer for Motorola, Inc., a leading provider of mission-critical communication products and services for enterprise and government customers. Prior to joining Motorola, Dr. Nottenburg was Vice President and General Manager of Vitesse Semiconductor Corporation after its merger with Multilink Technology Corporation in 2003. From 1995 until 2003, he served as President and Chief Executive Officer of Multilink, a company that he co-founded.

The Board has determined that Dr. Nottenburg’s financial acumen and diversified background of managing technology companies, serving as an executive officer and a director of public technology companies as well as authoring numerous publications and presentations and being a patent holder make him a valuable asset to the Board and the Audit Committee.

Recommendation

PMC’s Board of Directors recommends a vote FOR each of the nominees to the Board of Directors to serve until the 2016 annual meeting of stockholders or until his successor is duly elected or appointed.

Vote Required

Directors must be elected by a majority of votes cast, which means that each nominee for director must receive more votes “FOR” than “AGAINST” to be elected. If you do not wish your shares to be voted with respect to a nominee, you may “ABSTAIN”, in which case your shares will have no effect on the election of that nominee.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has retained Ernst & Young LLP as PMC’s independent auditors to audit its consolidated financial statements for fiscal 2015. Although PMC is not required to seek stockholder ratification of the appointment of Ernst & Young LLP, the Board believes it is good corporate governance to do so. If the appointment is not ratified, the Audit Committee will investigate the reasons and reconsider the appointment. A representative of Ernst & Young LLP is expected to attend the Annual Meeting and will be given an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Fees Incurred by PMC for Auditors

The following table shows the fees paid or accrued by PMC for audit and other services provided by Ernst & Young LLP for fiscal 2014. Audit fees for fiscal 2014 decreased primarily as a result of non-recurring work performed associated with the restatements presented in our 2012 Form 10-K/A and related corrections presented in our 2013 Form 10-K.

	2014	2013
Audit Fees(1)	$1,515,717	$1,961,937
Audit-Related Fees(2)	—	—
Tax Fees(3)	$43,474	$562,816
All Other Fees(4)	$11,748	—

Total	$1,570,940	$2,524,753

(1)

Consists of approximately $1.2 million fees billed, and approximately $0.3 million incurred but unbilled audit fees for 2014 rendered by Ernst & Young LLP associated with the audit of PMC’s 2014 annual financial statements, including the audit of internal control over financial reporting in 2014 and the review of PMC’s quarterly reports on Form 10-Q for the first, second, and third quarters of 2014 and statutory audits required internationally. Audit fees for 2013 consisted of approximately $1.6 million fees rendered by Ernst & Young LLP associated with the audit of PMC’s 2013 annual financial statements, including the audit of internal control over financial reporting in 2013 and the review of PMC’s quarterly report on Form 10-Q for the third quarter of 2013 and statutory audits required internationally. Audit fees for 2013 also include approximately $0.4 million of fees rendered by Deloitte LLP for the review of PMC’s interim financial statements included in PMC’s quarterly reports on Form 10-Q for the first and second quarters of 2013 and providing their consent in PMC’s 2013 annual report on Form 10-K.

(2)

Audit-related fees consist of professional services billed by PMC’s independent auditors in connection with consultations on financial accounting and reporting matters. In fiscal 2014 and 2013, PMC paid no fees to Ernst & Young LLP or Deloitte LLP in this category.

(3)

Tax fees in 2014 consisted of $43,474 billed by Ernst and Young LLP for corporate tax compliance and advisory services. Tax fees in 2013 consisted of $289,089 billed by Deloitte LLP and $273,727 billed by Ernst & Young LLP for corporate tax compliance and advisory services.

(4)	Fees for products and services other than the services reported above. In fiscal 2014 PMC paid $11,748 for fees in this category and 2013, PMC paid no fees in this category.

Audit Committee Pre-Approval Policy

The Audit Committee must approve all audit-related and permitted non-audit services to be performed by PMC’s independent auditors prior to the commencement of such services. The Audit Committee approves such services by Ernst & Young LLP on the basis that the services are compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. Ernst & Young LLP presented the Audit Committee its audit plan and fee proposal upon engagement. The approved plan and fees determine the scope of their fiscal year services. The Audit Committee must pre-approve all other audit and permitted non-audit services provided by Ernst & Young LLP. Under our pre-approval policy, the Audit Committee grants pre-approval for certain audit and certain permitted non-audit services on an annual basis, so long as the services fall within the scope of services described in the Audit Committee’s pre-approval policy, any individual service is not greater than $25,000, and assuming that the total cost of all such permitted services during the fiscal year does not exceed $100,000, provided that the services are authorized by a designated member of management with appropriate authority, and that such services are brought to the attention of the full Audit Committee at the next scheduled meeting. The Audit Committee delegated general pre-approval authority to the Audit Committee Chair. Any pre-approval obtained from the Audit Committee Chair or his delegate outside of an Audit Committee meeting will be presented to the full Audit Committee at the next scheduled meeting. All of the services described in the fee table above were approved pursuant to the Audit Committee’s current pre-approval policy or its predecessor policy.

Change in Independent Registered Public Accounting Firm

On August 21, 2013, PMC engaged Ernst & Young LLP as our independent registered public accounting firm for the year ending December 28, 2013, and dismissed Deloitte LLP as our independent registered public accounting firm following completion of services related to review of PMC’s financial statements for the quarter ending June 29, 2013. The decision to change auditors was approved by the Audit Committee upon completion of a competitive review process.

The reports of Deloitte LLP on PMC’s consolidated financial statements and on the effectiveness of PMC’s internal control over financial reporting and management’s assessment thereof for the fiscal years ended December 29, 2012 and December 31, 2011 did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principle, except as disclosed in PMC’s Annual Report on Form 10-K/A for the fiscal year ended December 29, 2012, filed with the SEC on November 12, 2013, in which filing Deloitte LLP expressed an adverse opinion on PMC’s internal control over financial reporting as of December 29, 2012 due to a material weakness in controls designed and in place to ensure the accuracy and completeness of financial information provided by third party tax advisors used in accounting for income taxes and the determination of deferred income tax assets and liabilities and the related income tax provision and the review and evaluation of the application of generally accepted accounting principles relating to specific complex areas of accounting for income taxes.

During the fiscal years ended December 29, 2012 and December 31, 2011 and in the subsequent interim period through August 19, 2013, there was no (i) disagreement with Deloitte LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Deloitte LLP, would have caused Deloitte LLP to make reference to the matter in connection with its report or (ii) reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

PMC provided Deloitte LLP with a copy of PMCs auditor transition disclosures made in a current report on Form 8-K (the “Report”) prior to the time the Report was filed with the SEC and requested that Deloitte LLP furnish a letter addressed to the SEC stating whether it agrees with the statements made in the Report. A copy of Deloitte LLP’s letter was filed as Exhibit 16.1 to the Report filed on August 23, 2013.

During the fiscal years ended December 29, 2012 and December 31, 2011 and in the subsequent interim period through August 21, 2013, we did not consult with Ernst & Young LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or (ii) any matter that was the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K) or a reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

Recommendation

PMC’s Board of Directors recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as PMC’s independent auditors for the 2015 fiscal year.

Vote Required

The affirmative vote of a majority of the shares represented at the Annual Meeting, either in person or by proxy, and having the power to vote is required to confirm the appointment of Ernst & Young LLP as PMC’s independent auditors for the 2015 fiscal year.

PROPOSAL NO. 3

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

Section 14A of the Exchange Act and Rule 14a-21(a) thereunder requires us to provide our stockholders with a nonbinding advisory vote on the compensation of our named executive officers as described in this proxy statement (commonly referred to as a “Say-on-Pay” vote).

The Board and PMC’s executive team value the opinions of our stockholders. At the 2014 annual meeting of our stockholders, more than 99% of the votes cast on the Say-on-Pay Vote proposal were voted in favor of our executive compensation program for our named executive officers. In addition, in 2011 the Board recommended that Say-on-Pay votes be held on an annual basis and approximately 92% of the votes cast on this Say-on-Pay frequency vote proposal at the 2011 annual meeting of our stockholders were voted in favor of holding Say-on-Pay votes every year. As a result, the Board has implemented a policy to conduct an annual advisory vote on the compensation of our named executive officers.

As noted in the Compensation Discussion and Analysis included in this proxy statement, our executive compensation program uses compensation elements including base salary, semi-annual performance-based cash bonuses, a variety of equity incentives including performance-based restricted stock unit awards, retirement benefits, health and other similar personal benefits to achieve the goals of:

•	directly and substantially linking rewards to measurable corporate performance;

•

permitting sufficient flexibility to enable us to continue to attract, motivate and retain executive officers in a highly cyclical business environment and to support us in achieving our strategic business objectives;

•	motivating our executive officers in all stages of the cyclical economy of the semiconductor industry;

•	minimizing dilution by providing a mix of equity incentives within guidelines approved by the Compensation Committee;

•	providing competitive compensation with the opportunity for above-market pay tied to above-target performance; and

•	ensuring that our executive compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on PMC.

The Board believes that our executive compensation program directly and substantially links rewards to measurable corporate performance. The process for determining compensation packages for our executive officers requires that the Compensation Committee, based on rigorous analysis and the advice of its outside advisor, use judgment and experience to carefully determine the optimal components and amounts of compensation for each executive officer. For a more detailed discussion of PMC’s compensation philosophy, objectives and practices for fiscal 2014, we strongly encourage stockholders to review this proxy statement, and in particular the information contained in the “Executive Compensation” section of this proxy statement (beginning at page 49), including the Compensation Discussion and Analysis and the tabular and related narrative disclosures.

Recommendation

PMC’s Board of Directors recommends a vote FOR the following advisory resolution:

RESOLVED, that the stockholders approve the compensation of PMC’s named executive officers as described in the proxy statement in the “Executive Compensation” section, including the “Compensation Discussion and Analysis” and the tabular and narrative disclosures therein, each as required by Item 402 of SEC Regulation S-K.

Vote Required

The affirmative vote of a majority of the shares represented at the Annual Meeting, either in person or by proxy, and having the power to vote is required to approve the compensation of our named executive officers as described in this proxy statement. Because the vote is advisory, it will not be binding upon the Board. However, the Board and the Compensation Committee will consider the outcome of the vote when making future decisions about PMC’s executive compensation policies and practices.

PROPOSAL NO. 4

APPROVAL OF THE AMENDED AND RESTATED 2008 EQUITY PLAN

Proposal

We are asking our stockholders to approve a proposal to amend and restate the PMC-Sierra, Inc. 2008 Equity Plan, as previously amended and restated (the “2008 Plan”) to:

•	increase the number of shares of common stock reserved for issuance thereunder by 12,875,000 shares to a potential total of 67,375,000 shares;

•	provide for the grant of cash-based awards;

•

re-approve the business criteria on which performance goals contained in the plan may be based so that awards granted under the plan may constitute performance-based compensation under Section 162(m); and

•	make other technical or otherwise non-material revisions thereto.

The PMC-Sierra, Inc. 2008 Equity Plan was originally adopted by PMC’s Board on February 5, 2008, approved by stockholders at the Annual Stockholders Meeting on April 30, 2008 and became effective on January 1, 2009. The Board then adopted the 2008 Plan (as amended and restated) on February 10, 2012, and it was approved by stockholders on May 10, 2012 and became effective as of that date. A total of 39,500,000 shares of our common stock have been reserved for issuance under the 2008 Plan to date. The 2008 Plan serves as a successor to the 1994 Incentive Stock Plan and the 2001 Stock Option Plan (the “Predecessor Plans”). To the extent any of those options or restricted stock units subsequently terminate unexercised or prior to issuance of shares thereunder, the number of shares of common stock subject to those terminated options and restricted stock units are added to the share reserve available for issuance under the 2008 Plan, up to an additional 15,000,000 shares (which amount is included in the aggregate potential of 67,375,000 noted above). However, no further awards have been made under the Predecessor Plans since the 2008 Plan became effective, and no awards will be made under the Predecessor Plans in the future.

The Board believes that participation in the 2008 Plan by the employees, select consultants, and non-employee directors of PMC and its designated subsidiaries worldwide promotes the success of PMC’s business through equity ownership. The Board further believes that the 2008 Plan is an integral component of PMC’s benefits program intended to provide its employees (including executive officers whose compensation may have implications under Section 162(m)), consultants, and non-employee directors with an incentive to exert maximum effort for the success of PMC and to participate in that success through acquisition of PMC’s common stock. Only 15,993,438 shares of our common stock remain for issuance under the 2008 Plan as of February 27, 2015 (not including the potential of an additional 3,602,977 remaining of the 15,000,000 possible shares returning to the 2008 Plan from the cancellation or termination of options under Predecessor Plans). In order to continue to provide awards and achieve the goals of the plan, and to accomplish the goals set forth above, the Board adopted a further amendment and restatement of the 2008 Plan (the “Amended and Restated 2008 Plan”) on February 5, 2015. If the Amended and Restated 2008 Plan is not approved by stockholders, then the 2008 Plan will remain in place as in effect prior to the amendment that is the subject of this proposal, and awards may continue to be granted pursuant to the terms of the 2008 Plan. However, due to the reduced number of shares remaining under the 2008 Plan, our ability to continue to provide this equity incentive to employees will be limited.

In determining the share reserve under the terms of the Amended and Restated 2008 Plan, the Board considered the purposes of the plan, as well as the following additional factors:

Determination of Equity Budgets

The Compensation Committee of the Board (the “Committee”) uses the share value transfer (“SVT”) method as its primary metric for setting and measuring our equity use. SVT is calculated by dividing the value of equity granted in a fiscal year by PMC’s market capitalization at the end of the fiscal year. For purposes of calculating the value of equity granted, we add the Multiple Point Binomial Model value of options on the day of grant plus the fair market value of RSUs on the day of grant for all awards granted in the fiscal year. For purposes of calculating market capitalization, we multiply the total number of common shares outstanding by the market price at the end of the fiscal year. For each of the past three years, the shareholder value transferred to our employees and executives was less than the 50th percentile of that which was transferred by our Peer Companies.

Other Factors Considered in Determination of Equity Budgets

The Committee also relies on several other data points, such as competitive market practice for eligible employees; size of grants; purpose and frequency of grants; Peer Group usage and Institutional Shareholder Services (ISS) 3-year average burn rate caps in formulating its equity award decisions.

The annual burn rate is determined by dividing the number of shares of our common stock subject to stock awards granted in a fiscal year by the number of our outstanding shares of common stock. For purposes of calculating the number of shares granted in a year, each share of common stock subject to a stock award other than a stock option grant is counted as equivalent to 2 shares.

The table below illustrates our “burn rate” over the past three fiscal years. The table also illustrates, for the past three fiscal years, our “dilution” and “overhang”, which we also manage carefully in order to maintain stockholder value. Dilution is calculated by dividing the total awards outstanding at the end of the fiscal year by the number of common shares outstanding at the end of the fiscal year. Overhang is calculated by dividing the number of shares outstanding at the end of the fiscal year plus the total number of shares available to grant at the end of the fiscal year by the number of common shares outstanding at the end of the fiscal year.

Key Equity Metrics	2014	2013	2012
SVT	2.19%	2.06%	1.90%
1-Yr Equity Burn Rate	4.44%	4.29%	3.98%
Dilution	13.49%	15.26%	13.85%
Overhang	21.98%	25.16%	24.78%

Assuming the full number of shares of common stock requested under this proposal had been authorized for issuance as of February 27, 2015, overhang would be 25.70%. One purpose of this Proposal 4 is to enable PMC to grant awards under the Amended and Restated 2008 Plan that are not subject to the limits on deductibility imposed by Section 162(m). Section 162(m) generally does not allow a publicly held company to obtain tax deductions for compensation of more than $1 million paid in any year to its chief executive officer or any of its other three highest-paid executive officers other than the chief executive officer and chief financial officer. Payments that are “performance-based” in accordance with conditions specified under Section 162(m) are exempt from this limitation. One of those conditions is that shareholders approve the material terms of the performance goals that will be used to determine the amount of performance-based compensation to be paid. If the Amended and Restated 2008 Plan is not approved by shareholders, the 2008 Plan will remain in effect. To the extent that PMC can continue to grant awards under the 2008 Plan that qualify as performance-based compensation for individuals who are covered employees under Section 162(m), we may continue to do so. To the extent that we cannot, we will consider other ways to appropriately compensate these individuals.

Key Terms of the Amended and Restated 2008 Plan

The following is a summary of the key provisions of the Amended and Restated 2008 Plan. This summary is not intended to be a complete summary of the Amended and Restated 2008 Plan.

Plan Term:	The Amended and Restated 2008 Plan will expire on May 10, 2018, the tenth anniversary of the 2008 Plan’s original approval by stockholders (unless earlier terminated by the Board).

Eligible Participants:

Employees, non-employee directors and consultants of PMC, its subsidiaries and any parent are eligible to receive awards under the Amended and Restated 2008 Plan. Incentive stock options may be granted only to employees of PMC, its subsidiaries or parent.

Shares Authorized:

Currently, 39,500,000 shares of our common stock and, if the stockholders approve the proposed amendment to increase by 12,875,000 the number of shares of our common stock authorized, a total of 67,375,000 shares (including up to 15,000,000 shares that may return to the 2008 Plan upon cancellation or termination of underlying awards under Predecessor Plans), subject to adjustment to reflect stock splits and similar events.

Award Types:	• Incentive and nonstatutory stock options;

• Stock awards, including restricted stock awards;

• Restricted stock units (“RSUs”);

• Stock appreciation rights (“SARs”);

• Dividend equivalent rights;

• Performance-based awards; and

• Cash-based awards.

Award Terms:	Stock options and SARs expire ten (10) years from the date of grant.

Exercise Price:	The exercise price of stock options or SARs may not be less than 100% of the fair market value of our common stock on the date of grant.

Summary of the Amended and Restated 2008 Plan

A summary of the material terms of the Amended and Restated 2008 Plan is set forth below and is qualified, in its entirety, by the full text of the Amended and Restated 2008 Plan, which is incorporated by reference to Appendix A of this proxy statement. A copy of the Amended and Restated 2008 Plan can be obtained from us at no charge upon request.

Purpose

The purpose of the Amended and Restated 2008 Plan is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees, consultants and directors of PMC and any parent and subsidiary of PMC, and to promote the success of PMC’s business.

Administration

The Compensation Committee of our Board has the authority to administer the Amended and Restated 2008 Plan. To the extent necessary and desirable, the Compensation Committee will be composed entirely of individuals who meet the qualification referred to in Section 162(m) and Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). However, the Compensation Committee may at any time appoint a secondary committee of one or more Board members or executive officers to the extent such a delegation is appropriate under Section 162(m) and Rule 16b-3 under the Exchange Act.

The term “plan administrator”, as used in this summary, will mean our Compensation Committee and any other committee, to the extent each such entity is acting within the scope of its administrative authority under the Amended and Restated 2008 Plan.

The plan administrator has the discretion to select the eligible persons to whom awards are to be granted under the Amended and Restated 2008 Plan, the terms and conditions of each award, including the number of shares of common stock underlying the award, the vesting schedule in effect for the award (provided that, except with respect to 5% of the shares of common stock reserved under the plan, no RSU based award may vest prior to the 25th day of the first anniversary month of the grant date and no other award may vest prior to the first anniversary of its date of grant), the issuance schedule for the shares to be issued in settlement of the award, the maximum term of the award and the provisions for satisfying the applicable withholding taxes upon the exercise, vesting or settlement of the award; to interpret the terms of the Amended and Restated 2008 Plan and awards granted thereunder; to approve the forms of award agreement for use under the Amended and Restated 2008 Plan; and to make all other determinations necessary or advisable in the administration of the Amended and Restated 2008 Plan.

Eligibility

Officers and employees, non-employee members of the Board as well as independent consultants and contractors, in our employ or service or in the employ or service of our parent or subsidiary companies (whether now existing or subsequently established), will be eligible to participate in the Amended and Restated 2008 Plan. As of February 27, 2015, approximately 1,460 persons (including all executive officers and all non-employee board members) were eligible to participate in the 2008 Plan.

Shares Subject to the Amended and Restated 2008 Plan

The number of shares of PMC’s common stock reserved for issuance under the 2008 Plan is currently 54,500,000 made up of: 30,000,000 upon adoption of the 2008 Plan on April 30, 2008, 9,500,000 approved by stockholders on May 10, 2012 and up to 15,000,000 shares under Predecessor Plans which are authorized to return to the 2008 Plan upon termination or cancellation of the underlying award. As of February 27, 2015, 15,993,438 shares remained available for grant (not including the potential of an additional 3,602,977 remaining of the 15,000,000 possible shares returning to the 2008 Plan from the cancellation or termination of options under Predecessor Plans). The Board has approved the proposed Amended and Restated 2008 Plan to increase the maximum number of shares that may be issued under the Amended and Restated 2008 Plan by 12,875,000 for an aggregate potential of 67,375,000 shares upon stockholder approval, all of which may be granted as incentive stock options. All of the numbers of shares in this paragraph are subject to adjustment in the event of certain corporate events (as described below).

The shares of common stock issuable under the Amended and Restated 2008 Plan may be drawn from shares of our authorized but unissued common stock or from shares of our common stock that we acquire, including shares purchased on the open market.

Shares subject to outstanding awards under the Amended and Restated 2008 Plan that expire or otherwise terminate prior to the issuance of the shares subject to those awards will be available for subsequent issuance under the Amended and Restated 2008 Plan. Any unvested shares issued under the Amended and Restated 2008 Plan that are subsequently forfeited or that are cancelled, at a price not greater than the original issue price paid per share, will be added back to the number of shares reserved for issuance under the Amended and Restated 2008 Plan and will accordingly be available for subsequent issuance. The following share counting procedures apply in determining the number of shares of common stock available from time to time for issuance under the Amended and Restated 2008 Plan:

•	The number of shares reserved for issuance under the Amended and Restated 2008 Plan will be reduced by 1.6 shares for every share issued pursuant to dividend equivalents, RSUs or stock awards awarded under the Amended and Restated 2008 Plan when those shares are issued for cash consideration per share or unit less than 100% of the fair market value of our common stock on the award date. To the extent that a share that is subject to an award that counts as 1.6 shares against the Amended and Restated 2008 Plan’s share reserve is added back into the Amended and Restated 2008 Plan upon expiration or termination of the award or repurchase or forfeiture of the shares, the number of shares of common stock available for issuance under the Amended and Restated 2008 Plan will be credited with 1.6 shares.

•

Should the exercise price of an option be paid in shares of our common stock, then the number of shares reserved for issuance under the Amended and Restated 2008 Plan will be reduced by the gross number of shares for which that option is exercised, and not by the net number of new shares issued under the exercised option.

•

Should shares of common stock otherwise issuable under the Amended and Restated 2008 Plan be withheld by us in satisfaction of the withholding taxes incurred in connection with the issuance, vesting or settlement of an award (other than with respect to a stock option or stock appreciation right) under the plan, then the number of shares of common stock available for issuance under the Amended and Restated 2008 Plan will be reduced by the gross number of shares that were actually issued.

•

Upon the exercise of any SAR granted under the Amended and Restated 2008 Plan, the share reserve will be reduced by the gross number of shares as to which such SAR is exercised, and not by the net number of shares actually issued upon such exercise.

Types of Awards

The Amended and Restated 2008 Plan allows the Compensation Committee to grant statutory stock options, non-statutory stock options, RSUs, restricted stock and other stock rights, SARs, dividend equivalent rights, performance-based awards and cash-based awards. Subject to the limits set forth in the Amended and Restated 2008 Plan, the Compensation Committee has the discretionary authority to determine the amount and terms of awards granted under the Amended and Restated 2008 Plan.

Stock Options. A stock option granted under the Amended and Restated 2008 Plan may be exercised once vested for a share of our common stock upon payment by the holder of the applicable exercise price. The exercise price of stock options granted under the Amended and Restated 2008 Plan may not be less than the fair market value of our common stock on the grant date, and no stock option may have a term in excess of ten years. Fair market value on a relevant date is generally determined by reference to the closing selling price of our common stock on such date on the National Association of Securities Dealers Automated Quotation (NASDAQ) Global Select Market. The granted option will generally become exercisable in one or more installments over a specified period of service measured from the grant date or upon achievement of specified goals. Upon cessation of service, the optionee will have a limited period of time in which to exercise his or her outstanding options to the extent the options were exercisable at the time of cessation of service. The plan administrator has the discretion to extend the period following the optionee’s cessation of service during which his or her outstanding options may be exercised, to provide for continued vesting during the applicable post-service exercise period and/or to accelerate the exercisability or vesting of such options in whole or in part.

Stock Appreciation Rights. A SAR granted under the Amended and Restated 2008 Plan will allow the holder to exercise that right as to a specific number of shares of common stock and receive in exchange an appreciation distribution from us in an amount equal to the excess of (i) the fair market value of the shares of common stock on the date the SAR is exercised over (ii) the aggregate base price in effect for those shares. The distribution may be made in cash, shares of our common stock or a combination of cash and shares. The base price per share may not be less than the fair market value per share of the common stock on the date the SAR is granted, and the right may not have a term in excess of ten years. Tandem SARs may also be granted in conjunction with options, which provide the holders with the right to surrender the related option grant for an appreciation distribution from us in an amount equal to the excess of (i) the fair market value of the vested shares of our common stock subject to the surrendered option over (ii) the aggregate exercise price payable for those shares. Upon cessation of service, the holder will have a limited period of time in which to exercise his or her outstanding SARs to the extent the SARs were exercisable at the time of cessation of service. The plan administrator will have complete discretion to extend the period following the holder’s cessation of service during which his or her outstanding SARs may be exercised, to provide for continued vesting during the applicable post-service exercise period and/or to accelerate the exercisability or vesting of those SARs in whole or in part.

Stock Awards. The plan administrator may grant stock awards for such consideration as the plan administrator deems appropriate, including cash, check or past services rendered to PMC, provided that the issue price will not be less than 100% of the fair market value of our common stock on the award date. Shares underlying an award may be fully vested upon grant as a bonus for past services without any cash outlay required of the recipient. In addition, stock awards may be issued that vest in one or more installments over the recipient’s period of service or upon attainment of specified performance objectives. The plan administrator will determine the vesting schedule, including any performance-vesting requirements, the amount of consideration to be paid, if any, for the stock and the form in which such consideration may be paid. If the performance goals or service requirements established for the stock awards are not attained, the unvested shares will be cancelled. However, the plan administrator may waive the cancellation of any such shares.

Restricted Stock Units. An RSU awarded under the Amended and Restated 2008 Plan will entitle the holder to receive the shares of our common stock, or the value thereof, upon the completion of a designated service period and/or the attainment of specified performance objectives as determined by the plan administrator. The cash or shares of common stock underlying the RSUs may be issued immediately upon vesting or upon the expiration of a designated time period following the vesting of those awards or units or following the termination of the recipient’s service. Outstanding RSUs will automatically terminate, and no cash or shares of our common stock will actually be issued in satisfaction of those awards, if the performance goals or service requirements established for such awards are not attained. The plan administrator, however, will have the discretionary authority to accelerate the vesting of any of the RSUs and to issue cash or shares of our common stock in satisfaction of one or more outstanding awards as to which the designated performance goals or service requirements are not attained.

Dividend Equivalent Rights. Dividend equivalent rights may be issued as stand-alone awards or in tandem with other awards made under the Amended and Restated 2008 Plan. Each dividend equivalent right award will represent the right to receive the economic equivalent of each dividend or distribution, whether in cash, securities or other property (other than shares of our common stock), which is made per issued and outstanding share of common stock during the term the dividend equivalent right remains outstanding. Payment of the amounts attributable to such dividend equivalent rights may be made either concurrently with the actual dividend or distribution made per issued and outstanding share of our common stock or may be deferred to a later date. Payment may be made in cash or shares of our common stock (or a combination of cash and shares).

Performance-Based Awards. The plan administrator may grant an award under the Amended and Restated 2008 Plan that is intended to constitute compensation deductible by PMC under Section 162(m) (such award, a “Performance-Based Award”). A Performance-Based Award will be determined based on the attainment of written performance goals approved by the plan administrator for a performance period established by the plan administrator in its sole discretion while the outcome for that performance period is substantially uncertain and no more than ninety (90) days after the commencement of the performance period to which the performance goal relates. The performance goals will be based on one or more of the following criteria: (i) earnings or operating income before interest, taxes, depreciation, amortization and/or charges for stock-based compensation; (ii) earnings per share; (iii) growth in earnings or earnings per share; (iv) market price of the Common Stock; (v) return on equity or average stockholder equity; (vi) total stockholder return or growth in total stockholder return, either directly or in relation to a comparative group; (vii) return on capital; (viii) return on assets or net assets; (ix) invested capital, rate of return on capital or return on invested capital; (x) revenue, growth in revenue or return on sales; (xi) income or net income; (xii) operating income or net operating income; (xiii) operating profit or net operating profit; (xiv) operating margin; (xv) return on operating revenue or return on operating profit; (xvi) cash flow or cash flow per share (before or after dividends); (xvii) market share; (xviii) collections and recoveries; (xix) debt reduction; (xx) litigation and regulatory resolution goals; (xxi) expense control goals; (xxii) budget comparisons; (xxiii) development and implementation of strategic plans and/or organizational restructuring goals; (xxiv) productivity goals; (xxv) workforce management and succession planning goals; (xxvi) economic value added; (xxvii) measures of customer satisfaction; (xxviii) formation of joint ventures or marketing or customer service collaborations or the completion of other corporate transactions intended to enhance PMC’s revenue or profitability or enhance its customer base; and (xxix) merger and acquisitions. The foregoing criteria may be applied with respect to PMC, any parent or subsidiary or any business unit, or, if applicable, any participant, and may be measured based on any combination of, or a change in, such criteria or on an absolute or relative to a peer group basis or other market measure. The performance criteria may include a threshold level of performance below which no payment shall be made, levels of performance at which specified payments shall be made and a maximum level of performance above which no additional payment shall be made. The plan administrator, in its sole discretion, shall make equitable adjustments to the performance criteria in recognition of unusual or non-recurring events affecting PMC or any parent or subsidiary or the financial statements of PMC or any subsidiary or parent, in response to changes in applicable laws or regulations, including changes in generally accepted accounting principles, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles, as applicable. The plan administrator must determine whether, with respect to the performance period, the applicable performance goals have been met with respect to a given participant and if so met, shall so certify and ascertain the amount of the applicable Performance-Based Award. The Performance-Based Award will be paid to the participant at such time as determined by the plan administrator following the end of the applicable performance period.

Approval of the Amended and Restated 2008 Plan will constitute approval of these goals for purposes of Section 162(m).

Cash-Based Awards. The plan administrator may grant cash-based awards to a participant and may determine whether such cash-based awards will be Performance-Based Awards. The value of cash-based awards may be linked to one or more performance goals or other specific criteria determined by the plan administrator, in each case on a specified date or dates or over any period or periods. Without limiting the generality of the foregoing, the plan administrator may grant cash-based awards to a participant in the form of a cash bonus payable upon the attainment of objective performance criteria, or such other criteria, whether or not objective, which are established by the plan administrator, in each case with respect to a specified date or dates or over any period or periods determined by the plan administrator. Any such bonuses paid to a participant which are intended to be Performance-Based Awards will be based upon objectively determinable formulas.

Grants to Non-Employee Board Members. We also intend to continue to use the Amended and Restated 2008 Plan to make grants under our compensation program for the non-employee members of our Board. This program is described below under “Compensation of Non-Employee Directors”.

Limitations on Awards; Prohibition on Repricing

Awards under the Amended and Restated 2008 Plan are subject to the certain limitations set forth in the Amended and Restated 2008 Plan, including the following:

No participant in the Amended and Restated 2008 Plan may receive awards for more than 3,500,000 shares of our common stock in any single fiscal year, subject to adjustment for subsequent stock splits, stock dividends and similar transactions. However, the limit shall be 5,000,000 shares for the fiscal year in which the participant is initially hired, subject to adjustment for subsequent stock splits, stock dividends and similar transactions. The aggregate amount of compensation to be paid to any one participant in respect of all awards that are intended to constitute Performance-Based Awards denominated in cash in any calendar year is $10,000,000 Stockholder approval of this proposal will also constitute approval of the 3,500,000 and 5,000,000-share limitations and the $10,000,000 limitation for the purposes of Section 162(m). Such limitations are intended to ensure that, assuming that the award and our grant processes comply in other respects with Section 162(m), any deductions to which we would otherwise be entitled with respect to awards granted under the Amended and Restated 2008 Plan will not be subject to the $1,000,000 limitation on the income tax deductibility of compensation paid per executive officer imposed under Section 162(m).

The plan administrator may not implement any of the following repricing programs without obtaining stockholder approval: (i) the cancellation of outstanding options or SARs in return for new options or SARs with a lower exercise or base price per share, (ii) the cancellation of outstanding options or SARs with exercise or base prices per share in excess of the then current fair market value per share of our common stock for consideration payable in our equity securities, including RSUs covering shares of our common stock, or in other securities, property or cash, or (iii) the direct reduction of the exercise or base price in effect for outstanding options or SARs.

Transferability

Awards granted under the Amended and Restated 2008 Plan may not be transferred other than by will or the laws of descent and distribution. However, the Compensation Committee, in its sole discretion, may allow for the transfer or assignment of a participant’s award (other than an incentive stock option) pursuant to one or more family members or to a trust established for the participant and/or the participant’s family members to the extent the assignment is in connection with an estate plan or a domestic relations order.

Adjustments upon Changes in Capitalization

In the event of a corporate event or transaction involving the Company, including without limitation any stock dividend, stock split, reverse stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, spin-off, split-up, combination or exchange of shares or any similar equity restructuring transaction, as that term is used in Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto) that is in each case effected without our receipt of consideration, equitable adjustments will be made to: (i) the maximum number and/or class of securities issuable under the Amended and Restated 2008 Plan and the maximum number and/or class of securities issuable pursuant to the exercise of incentive stock options, (ii) the maximum number and/or class of securities by which the share reserve may increase by reason of the expiration of options or RSUs without exercise or the issuance of shares under the Predecessor Plans, (iii) the maximum number and/or class of securities for which any one person may be granted awards under the Amended and Restated 2008 Plan per fiscal year or performance period with respect to a Performance-Based Award, (iv) the number and/or class of securities and the purchase price per share in effect for outstanding award, (v) the number and/or class of securities subject to cancellation under the Amended and Restated 2008 Plan and the price (if any) payable per cancelled share and (vi) adjust the performance criteria for any Performance-Based Awards (subject to such limitations as appropriate under Section 162(m)). Such adjustments will be made in such manner as the plan administrator deems appropriate in order to preclude any dilution or enlargement of benefits under the Amended and Restated 2008 Plan or the outstanding awards thereunder.

Change of Control

In the event of a change of control (as defined in the Amended and Restated 2008 Plan), the plan administrator may provide for the following: (i) assumption by, or substitution for an equivalent award of, the successor corporation, or (ii) in lieu of such assumption or substitution, (A) the exercisability for a period of 15 days of all or a portion of stock options and SARs, after which the stock options and SARs will terminate,

(B) vesting of all or a portion of RSUs, stock awards and dividend equivalent rights, and (C) subject to such limitations as appropriate under Section 162(m), that any applicable performance criteria with respect to a Performance-Based Award has been achieved. An award is deemed assumed under the Amended and Restated 2008 Plan if the holders of awards following the change in control would have the right to receive the same consideration as the holders of our common stock on the date of the change in control transaction, provided that if the consideration paid to holders of our common stock in the transaction is not solely the common stock of the successor corporation (or the parent thereof), the plan administrator may provide that the consideration to be received by award holders will be solely the common stock of the successor corporation, or the parent thereof, equal to the fair market value of the consideration received by the holders of our common stock in respect of the change in control.

Notwithstanding the foregoing, awards granted to outside directors (as defined in the Amended and Restated 2008 Plan) that are assumed or substituted for as described above will vest in full and become exercisable upon such directors’ subsequent termination of service as a director of PMC or any parent, subsidiary or successor thereof, other than by voluntary resignation.

Amendment or Termination

The Board may at any time and for any reason amend, alter, revise, suspend or terminate the Amended and Restated 2008 Plan; provided that no such amendment or termination will impair the rights of any participant without written consent by the participant. Unless sooner terminated by the Board, the Amended and Restated 2008 Plan shall terminate on May 10, 2018, the tenth anniversary of the 2008 Plan’s original approval by the stockholders. PMC will seek stockholder approval of any amendments to the extent necessary and desirable to comply with the terms of applicable law.

Withholding Taxes

Prior to delivering any shares or cash pursuant to any award, PMC will deduct, or require a participant to remit to PMC, an amount sufficient to satisfy federal, state, local, foreign or other taxes or payments required to be withheld with respect to such award. The administrator may permit a participant to satisfy such tax withholding obligation through various methods, including (without limitation) (a) paying cash, (b) electing to have PMC withhold otherwise deliverable cash or shares having a fair market value equal to the minimum statutory amount required to be withheld, or (c) delivering to PMC already-owned shares having a fair market value equal to the minimum statutory amount required to be withheld.

Federal Tax Information

The following summary of the effect of United States federal income taxation upon the participant with respect to the Amended and Restated 2008 Plan does not purport to be complete and reference should be made to the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”). In addition, this summary does not discuss the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside.

Option Grants

Options granted under the Amended and Restated 2008 Plan may be either incentive stock options, which satisfy the requirements of Section 422 of the Code or nonstatutory options, which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

Incentive Stock Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is recognized for regular tax purposes at the time the option is exercised, although taxable income may arise at that time for alternative minimum tax purposes. The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of certain other dispositions. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying, and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made more than two (2) years after the date the option for the shares involved in such sale or disposition is granted and more than one (1) year after the date the option is exercised for those shares. If the sale or disposition occurs before these two periods are satisfied, then a disqualifying disposition will result.

Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date or (if less) the amount realized upon such sale or disposition over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain recognized upon the disposition will be a capital gain.

If the optionee makes a disqualifying disposition of the purchased shares, then we will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the amount of ordinary income recognized by the optionee as a result of the disposition. We will not be entitled to any income tax deduction if the optionee makes a qualifying disposition of the shares.

Nonstatutory Options. No taxable income is recognized by an optionee upon the grant of a nonstatutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for our taxable year in which such ordinary income is recognized by the optionee.

Stock Appreciation Rights

No taxable income is recognized upon receipt of a SAR. The holder will recognize ordinary income in the year in which the SAR is exercised, in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the base price in effect for the exercised right, and the holder will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder in connection with the exercise of the SAR. The deduction will be allowed for the taxable year in which such ordinary income is recognized.

Stock Awards

The recipient of vested shares will recognize taxable income at the time of issuance of the shares in an amount equal to the fair market value of the shares on the issuance date (less any cash consideration paid for those shares) subject to applicable tax withholding. The recipient of unvested shares of common stock issued under the Amended and Restated 2008 Plan will not recognize any taxable income at the time those shares are issued but will have to report as ordinary income, as and when those shares subsequently vest, an amount equal to the excess of (i) the fair market value of the shares on the vesting date over (ii) the cash consideration (if any) paid for the shares. The recipient may, however, elect under Section 83(b) of the Code to include as ordinary income in the year the unvested shares are issued an amount equal to the excess of (i) the fair market value of those shares on the issue date over (ii) the cash consideration (if any) paid for such shares. If the Section 83(b) election is made, the recipient will not recognize any additional income as and when the shares subsequently vest. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the recipient with respect to the issued shares. The deduction will in general be allowed for our taxable year in which such ordinary income is recognized by the recipient.

Restricted Stock Units

No taxable income is recognized upon receipt of RSUs. The holder will recognize ordinary income in the year in which the shares subject to the units are actually issued to the holder. The amount of that income will be equal to the fair market value of the shares on the date of issuance, and the holder will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder at the time the shares are issued. The deduction will be allowed for the taxable year in which such ordinary income is recognized.

Dividend Equivalent Rights

No taxable income is recognized upon receipt of a dividend equivalent right award. The holder will recognize ordinary income in the year in which a dividend or distribution, whether in cash, securities or other property, is paid to the holder. The amount of that income will be equal to the fair market value of the cash, securities or other property received, and the holder will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of the ordinary income recognized by the holder of the dividend equivalent right award at the time the dividend or distribution is paid to such holder. That deduction will be allowed for the taxable year in which such ordinary income is recognized.

Performance-Based Awards

No taxable income is generally recognized upon the receipt of a Performance-Based Award (e.g., performance unit or performance share awards). The holder will recognize ordinary income in the year when the cash or shares are delivered upon satisfaction of the conditions of the award. The amount of that income will be equal to the amount of the cash or the fair market value of the shares on the date of issuance, and the holder will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder. The deduction will be allowed for the taxable year in which such ordinary income is recognized.

Cash-Based Awards

The holder will generally recognize ordinary income in the year when the cash is delivered upon satisfaction of the conditions of the award. The amount of that income will be equal to the amount of the cash, and the holder will be required to satisfy the tax withholding requirements applicable to such income. We will generally be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder. The deduction will be allowed for the taxable year in which such ordinary income is recognized.

Limitations Under Section 162(m)

With certain exceptions, Section 162(m) limits our deduction for compensation in excess of $1 million paid to our chief executive officer and our three other highest-paid executive officers (other than the principal financial officer), who are collectively the “Covered Employees”. Compensation paid to the Covered Employees is not subject to the deduction limitation if it is considered “qualified performance-based compensation” within the meaning of Section 162(m). Once approved by our stockholders, the Amended and Restated 2008 Plan, will permit us to grant awards intended to qualify as performance-based compensation under Section 162(m).

New Plan Benefits

The number, amount and type of awards to be granted in the future to eligible persons under the Amended and Restated 2008 Plan are discretionary and cannot be determined at this time. No awards have been approved that are conditioned on the approval of the amendment to the Amended and Restated 2008 Plan to increase the number of authorized shares under the Amended and Restated 2008 Plan. As of March 12, 2015, the closing price of a share of our common stock was $9.55.

Existing Plan Benefits

The following table sets forth, as to our Named Executive Officers and the other individuals and groups indicated, the number of shares of our common stock subject to options granted through March 12, 2015 under the 2008 Plan.

Name	Number of Shares
Gregory S. Lang	2,026,337
Steven J. Geiser	502,100
Colin C. Harris	717,000
Travis Karr	459,900
Alinka Flaminia	359,600
All current executive officers as a group, including the named executive officers listed above	4,507,037
All employees other than executive officers	13,229,099
All non-employee directors as a group	1,036,874
Nominees for election as director	796,874

Equity Compensation Plan Information

The following table provides information as of December 27, 2014 with respect to the shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of Securities to be issued upon exercise of outstanding options and vesting of outstanding RSUs	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders(1)	25,503,271	$7.57	20,645,386	(2)
Equity compensation plans not approved by security holders(3)	181,978	$4.97	—	(4)

Balance at December 27, 2014	25,685,249	$7.54	20,645,386

(1)

Consists of the 1994 Incentive Stock Plan (the “1994 Plan”), the 2008 Equity Plan (the “2008 Plan”) and the 2011 Employee Stock Purchase Plan (“2011 Plan”). The stockholders of PMC approved the 2008 Plan on April 30, 2008. The effective date for the 2008 Plan was January 1, 2009. The 2008 Plan replaced the 1994 Plan and the 2001 Stock Option Plan (the “2001” Plan). The stockholders of PMC approved the 2011 Plan on May 6, 2010. The effective date for the 2011 Plan was February 11, 2011. The 2011 Plan replaced the 1991 Employee Stock Purchase (the “1991 Plan”).

(2)	Includes 16,265,178 shares available for issuance in the 2008 Plan and 4,380,208 shares available for issuance in the 2011 Plan.
(3)

Consists of PMC’s 2001 Plan, which was created to replace a number of stock option plans assumed by us in connection with mergers and acquisitions we completed prior to 2001. The number of options that may be granted under the 2001 Plan equals (i) the number of shares reserved under the assumed stock option plans that were not subject to outstanding or exercised options plus (ii) the number of options that were outstanding at the time the plans were assumed but that have subsequently been cancelled plus (iii) 10 million shares that were added to the plan in 2003. This also includes the Passave, Inc. 2003 Israeli Option Plan (the “2003 Plan”) and the Passave, Inc. 2005 U.S. Stock Incentive Plan (the “2005 Plan”), which were assumed through the Passave acquisition, as well as, the Wintegra, Inc. 2006 Equity Incentive Plan (the “2006 Plan”) which was assumed through the Wintegra acquisition.

(4)	No further awards shall be made under the 1991 Plan, the 1994 Plan or the 2001 Plan.

Recommendation

PMC’s Board of Directors recommends a vote FOR the approval of the adoption of the Amended and Restated 2008 Plan.

Vote Required

The affirmative vote of a majority of the votes represented at the Annual Meeting, either in person or by proxy, and having the power to vote, is required for approval of the adoption of the Amended and Restated 2008 Plan. Should such stockholder approval not be obtained, then the Amended and Restated 2008 Plan will not be implemented.

PROPOSAL NO. 5

APPROVAL OF THE AMENDED AND RESTATED 2011 EMPLOYEE STOCK PURCHASE PLAN

General

We are asking our stockholders to approve a proposal to amend and restate the PMC-Sierra, Inc. 2011 Employee Stock Purchase Plan (the “2011 Plan”) to:

•	increase by 7,000,000 the number of shares of our common stock reserved for issuance to a total of 19,000,000 shares; and

•	make other technical or otherwise non-material revisions.

The PMC-Sierra, Inc. 2011 Employee Stock Purchase Plan was originally adopted by the Board on February 4, 2010, approved by stockholders at the Annual Stockholders Meeting on May 6, 2010 and became effective on February 11, 2011.

The 2011 Plan allows us to provide an incentive to attract, retain and reward eligible employees of PMC and any participating parent or subsidiary companies (whether now existing or subsequently established) with the opportunity to purchase shares of our common stock at semi-annual intervals through their accumulated periodic payroll deductions. Under the 2011 Plan, there were originally 12,000,000 shares of our common stock reserved for issuance; however, only 3,470,376 shares remain for issuance under the 2011 Plan as of February 27, 2015. In order to continue to provide this equity incentive and achieve these goals, the Board adopted an amendment and restatement of the 2011 Plan (the “Amended and Restated 2011 Plan”) on February 5, 2015 to increase by 7,000,000 the number of shares of our common stock reserved for issuance to a total of 19,000,000 shares. If the Amended and Restated 2011 Plan is not approved by stockholders, then the 2011 Plan will remain in place as in effect prior to the amendment that is the subject of this proposal, and shares may continue to be purchased pursuant to the terms of the 2011 Plan. However, due to the reduced number of shares remaining under the 2011 Plan, our ability to continue to provide this equity incentive to employees will be limited.

In determining the share reserve under the terms of the Amended and Restated 2011 Plan, the Board considered the purposes of the plan, historical share usage, as well as projected subscription rates.

Summary of the Amended and Restated 2011 Plan

The following is a summary of the principal features of the new Amended and Restated 2011 Plan. The summary, however, does not purport to be a complete description of all the provisions of the Amended and Restated 2011 Plan and is qualified in its entirety by reference to the complete text of the Amended and Restated 2011 Plan attached to this proxy statement as Appendix B.

Administration

The Amended and Restated 2011 Plan will be administered by the Compensation Committee of the Board of Directors. The Compensation Committee will have authority to adopt administrative rules and procedures and to interpret the purpose of the Amended and Restated 2011 Plan. The term “plan administrator”, as used in this summary, will mean the Compensation Committee.

Securities Subject to the Amended and Restated 2011 Plan

The maximum number of shares of our common stock reserved for issuance over the term of the Amended and Restated 2011 Plan will be limited to 19,000,000 shares. This share reserve will be comprised of (i) 12,000,000 shares of common stock available for issuance under the 2011 Plan prior to the proposed amendment and restatement, plus (ii) an additional 7,000,000 shares approved on February 5, 2015 by the Board. The shares issuable under the Amended and Restated 2011 Plan may be made available from authorized but unissued shares of our common stock or from shares of common stock repurchased by us, including shares repurchased on the open market.

In the event of a corporate event or transaction involving the Company, including without limitation any stock dividend, stock split, reverse stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, spin-off, split-up, combination or exchange of shares or any similar equity restructuring transaction, as that term is used in Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto) that is in each case effected without our receipt of consideration, equitable adjustments will be made to (i) the maximum number of shares issuable under the Amended and Restated 2011 Plan, (ii) the maximum number of shares that may be purchased per participant on any purchase date and (iii) the number of shares and the price per share in effect under each outstanding option. Such adjustments will be made by the plan administrator and will be final, binding and conclusive.

Offerings

The Amended and Restated 2011 Plan will be implemented through one or more offerings. Offerings may be consecutive or overlapping. Each offering will be in such form and will contain such terms and conditions as the plan administrator shall deem appropriate.

Each offering will be implemented by consecutive offering periods. Each offering period will be for a period of approximately six (6) months and a new offering period will commence on the first trading day of the six (6)-month period commencing on February 11 and August 11 of each year and end on the last trading day of such six (6)-month period, respectively.

At the time the participant joins an offering period, he or she will be granted an option to acquire shares of our common stock on the last day of each offering period. All payroll deductions collected from the participant for each offering period will be automatically applied to the purchase of common stock at the end of that offering period, subject to certain limitations.

Eligibility and Participation

Any individual who is in our employ or in the employ of any participating parent or subsidiary corporation (including any corporation which subsequently becomes such at any time during the term of the Amended and Restated 2011 Plan) and who has been employed for at least one (1) day will be eligible to participate in the Amended and Restated 2011 Plan. Each individual who is an eligible employee on the start date of any offering period may enter that offering period on such start date.

As of February 27, 2015, approximately 1,460 employees, including all executive officers, were eligible to participate in the Amended and Restated 2011 Plan.

Payroll Deductions and Stock Purchases

Each participant may authorize periodic payroll deductions in any multiple of one percent (up to a maximum of ten percent (10%)) of his or her cash earnings to be applied to the acquisition of common stock semi-annually at the end of each offering period. Accordingly, on each purchase date (generally February 10 and August 10 each year), the payroll deductions of each participant accumulated for the offering period ending on that purchase date will automatically be applied to the purchase of whole shares of our common stock at the purchase price in effect for that purchase date. The plan administrator will have the discretionary authority to change the percentage contribution rates in effect for one or more subsequent offering periods. To the extent payroll deductions are prohibited under local law, participants in one or more offerings may be permitted to pay for the shares by check at the end of the offering period or through other approved methods.

Purchase Price

The purchase price of our common stock acquired on the purchase date for an offering period will be determined by the plan administrator but will not be less than eighty-five percent of the lower of (i) the fair market value per share of our common stock on the start date of that offering period or (ii) the fair market value on the last day of that offering period.

The fair market value per share of our common stock on any particular date under the Amended and Restated 2011 Plan will be deemed to be equal to the closing selling price per share on such date on the NASDAQ Global Select Market. On March 12, 2015, the fair market value of our common stock determined on such basis was $9.55 per share.

Special Limitations

The Amended and Restated 2011 Plan imposes certain limitations upon a participant’s rights to acquire common stock, including the following limitations:

•

Options granted to a participant may not permit such individual to purchase more than $25,000 worth of our common stock (valued at the time each option is granted) for each calendar year those options are outstanding at any time;

•

Options may not be granted to any individual if such individual would, immediately after the grant, own or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of our outstanding stock or the outstanding stock of any of our affiliates; and

•	No participant may purchase more than 7,500 shares on any purchase date.

Termination of Options

The participant may withdraw from the Amended and Restated 2011 Plan at any time, and his or her accumulated payroll deductions will be refunded as soon as practicable after the withdrawal. In such event, the individual may not rejoin the Amended and Restated 2011 Plan until the start of a new offering period.

The participant’s options will immediately terminate upon his or her cessation of employment or loss of eligible employee status. Any payroll deductions which the participant may have made for the offering period in which such cessation of employment or loss of eligibility occurs will be refunded and will not be applied to the purchase of common stock.

Stockholder Rights

No participant will have any stockholder rights with respect to the shares covered by his or her options under the Amended and Restated 2011 Plan until the shares are actually purchased on the participant’s behalf and the participant has become a holder of record of the purchased shares. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

Assignability

No options under the Amended and Restated 2011 Plan will be assignable or transferable by the participant, and the options will be exercisable only by the participant.

Change in Control

Should we be acquired by a merger or a sale of all or substantially all of our assets, then the successor entity (or its parent or subsidiary corporation) will assume the outstanding options unless the plan administrator determines that all outstanding options will be exercised immediately prior to such acquisition.

Share Pro-Ration

Should the total number of shares of common stock to be purchased pursuant to outstanding options on any purchase date exceed the number of shares then available for issuance under the Amended and Restated 2011

Plan or the maximum number of shares purchasable in total by all participants in the Amended and Restated 2011 Plan on any one purchase date, then the plan administrator will make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each participant, to the extent in excess of the aggregate purchase price payable for the common stock pro-rated to such individual, will be refunded.

Amendment, Modification and Termination

Our Board of Directors may amend or terminate the Amended and Restated 2011 Plan at any time. However, no amendment may adversely affect outstanding options, except to the extent necessary to comply with applicable laws and regulations. In addition, the Board of Directors may not, without stockholder approval, (i) increase the number of shares issuable under the Amended and Restated 2011 Plan (except permissible adjustments in the event of changes to our capitalization) or (ii) change the entities that may be designated by the Board as participating corporations.

The plan administrator may, in order to comply with the laws in other countries in which PMC and its subsidiaries operate or have participants, (i) modify the terms and conditions of the Amended and Restated 2011 Plan as applicable to individuals outside the United States to comply with applicable foreign laws; (ii) establish sub-plans and modify administrative procedures and other terms and procedures, to the extent such actions may be necessary or advisable; and (iii) take any action deemed advisable to comply with any necessary local governmental regulatory exemptions or approvals; provided, however, that no action may be taken that would violate any securities law, tax law or any other applicable law or cause the Amended and Restated 2011 Plan not to comply with Section 423 of the Code.

Unless earlier terminated by our Board of Directors, the Amended and Restated 2011 Plan will terminate upon the earliest to occur of (i) February 10, 2021, (ii) the date on which all shares available for issuance thereunder are sold pursuant to exercised options or (iii) the date on which all options are exercised in connection with a change in control.

New Plan Benefits

The shares to be issued in the future to eligible persons under the Amended and Restated 2011 Plan is not known at this time, as it will depend upon each individual’s elections to participate or not participate in the Amended and Restated 2011 Plan, and if they participate, to what extent.

Existing Plan Benefits

The following table sets forth, as to our Named Executive Officers and the other individuals and groups indicated, the number of shares of our common stock purchased through February 27, 2015 under the 2011 Plan.

Name	Number of Shares
Gregory S. Lang	—
Steven J. Geiser	10,054
Colin C. Harris	16,406
Travis Karr	16,368
Alinka Flaminia	5,464
All current executive officers as a group, including the named executive officers listed above	97,220
All employees other than executive officers	8,432,404

U.S. Federal Income Tax Consequences

The Amended and Restated 2011 Plan is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Code. Under a plan which so qualifies, no taxable income will be recognized by a participant subject to U.S. taxation, and no deductions will be allowable to us, upon either the grant or the exercise of the options. Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the Amended and Restated 2011 Plan or in the event the participant should die while still owning the purchased shares.

If the participant sells or otherwise disposes of the purchased shares within two years after the start date of the offering period in which such shares were acquired, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and we will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal in amount to such excess.

If the participant sells or disposes of the purchased shares more than two years after the start date of the offering period in which the shares were acquired, then the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (i) the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares or (ii) fifteen percent of the fair market value of the shares on the start date of that offering period; and any additional gain upon the disposition will be taxed as a long-term capital gain. We will not be entitled to an income tax deduction with respect to such disposition.

If the participant still owns the purchased shares at the time of death, the lesser of (i) the amount by which the fair market value of the shares on the date of death exceeds the purchase price or (ii) fifteen percent of the fair market value of the shares on the start date of the offering period in which those shares were acquired will constitute ordinary income in the year of death.

Equity Compensation Plan Information

The following table provides information as of December 27, 2014 with respect to the shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of Securities to be issued upon exercise of outstanding options and vesting of outstanding RSUs	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders(1)	25,503,271	$7.57	20,645,386	(2)
Equity compensation plans not approved by security holders(3)	181,978	$4.97	—	(4)
Balance at December 27, 2014	25,685,249	$7.54	20,645,386

(1)

Consists of the 1994 Incentive Stock Plan (the “1994 Plan”), the 2008 Equity Plan (the “2008 Plan”) and the 2011 Employee Stock Purchase Plan (“2011 Plan”). The stockholders of PMC approved the 2008 plan on April 30, 2008. The effective date for the 2008 Plan was January 1, 2009. The 2008 Plan replaced the 1994 Plan and the 2001 Stock Option Plan (the “2001 Plan”). The stockholders of PMC approved the 2011 Plan on May 6, 2010. The effective date for the 2011 Plan was February 11, 2011. The 2011 Plan replaced the 1991 Employee Stock Purchase Plan (the “1991 Plan”).

(2)	Includes 16,265,178 shares available for issuance in the 2008 Plan and 4,380,208 shares available for issuance in the 2011 Plan.
(3)

Consists of our 2001 Stock Option Plan (the “2001 Plan”), which was created to replace a number of stock option plans assumed by us in connection with mergers and acquisitions we completed prior to 2001. The number of options that may be granted under the 2001 Plan equals (i) the number of shares reserved under the assumed stock option plans that were not subject to outstanding or exercised options plus (ii) the number of options that were outstanding at the time the plans were assumed but that have subsequently been cancelled plus (iii) 10 million shares that were added to the plan in 2003. This also includes the Passave, Inc. 2003 Israeli Option Plan (the “2003 Plan”) and the Passave, Inc. 2005 U.S. Stock Incentive Plan (the “2005 Plan”), which were assumed through the Passave acquisition, as well as, the Wintegra, Inc. 2006 Equity Incentive Plan (the “2006 Plan”) which was assumed through the Wintegra acquisition.

(4)	No further awards shall be made under the 1991 Plan, the 1994 Plan or the 2001 Plan.

Recommendation

PMC’s Board of Directors recommends that the stockholders vote FOR the approval of the adoption of the Amended and Restated 2011 Plan.

Vote Required

The affirmative vote of a majority of the votes represented at the Annual Meeting, either in person or by proxy, and having the power to vote, is required for approval of the adoption of the Amended and Restated 2011 Plan. Should such stockholder approval not be obtained, then the Amended and Restated 2011 Plan will not be implemented.

BOARD STRUCTURE

Name of Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Non-Employee Directors:
Richard E. Belluzzo	Member		Member
Michael R. Farese		Member	Chair
Jonathan J. Judge(1)		Chair
Kirt P. Karros		Member
Michael A. Klayko		Member
William H. Kurtz	Chair
Richard N. Nottenburg	Member
Employee Director:
Gregory S. Lang
Number of Meetings in Fiscal 2014	9	6	2

(1)	Chairman of the Board

Board Leadership Structure

PMC currently has eight directors. Since 2008, PMC has separated the positions of Chief Executive Officer and Chairman of the Board. Mr. Judge has served as PMC’s non-executive Chairman since August 12, 2011. Under the current structure, having a non-executive Chairman provides for an effective channel for the Board to express its views on management and allows our Chief Executive Officer to focus more on the operation of PMC.

Board’s Role in Risk Oversight

The Board’s risk oversight function is primarily administered through board committees. Generally, the board committee with subject matter expertise in a particular area is responsible for overseeing the management of risk in that area. For example, the Audit Committee oversees the management of financial, accounting and internal control risks, the Compensation Committee oversees the management of risks in PMC’s compensation programs, and the Nominating and Corporate Governance Committee oversees compliance with PMC’s governance policies. In addition, the Audit Committee conducts an annual risk assessment and also oversees the management of risks related to PMC’s business objectives, including intellectual property, IT infrastructure, and business redundancy functions.

To assist the Audit Committee in its risk management oversight function, PMC’s Internal Audit reports directly to the Audit Committee. The Audit Committee reviews with Internal Audit and management the categories of risk that PMC faces, including the likelihood of occurrence and the potential impact of such risks and mitigating measures. The Audit Committee receives regular reports on the status of PMC’s cash reserves, and the Audit Committee periodically reviews PMC’s Investment Policy and PMC’s investments of cash to ensure adherence to the Investment Policy.

The Compensation Committee works with its compensation consultant and with management on the design and evaluation of compensation programs. The Compensation Committee takes a conservative approach to this design to minimize risk to PMC, including consideration as to whether PMC’s compensation policies and practices create risks that are reasonably likely to have a material adverse effect on PMC.

Management reports directly to the Nominating and Corporate Governance Committee regarding compliance with Company policies, including PMC’s Code of Business Conduct and Ethics.

In carrying out their risk oversight duties, the board committees review management’s implementation of risk policies and procedures, and reviews reports from management, independent auditors, Internal Audit, legal counsel, regulators and outside experts, as appropriate, regarding risks PMC may face.

The Board and its committees are committed to ensuring effective risk management oversight and work with management to ensure that effective risk management strategies are incorporated into PMC’s culture and day-to-day business operations.

Board Independence

The NASDAQ listing standards require that a majority of the members of a listed company’s board of directors must qualify as “independent” as affirmatively determined by its board of directors. Our Board annually reviews information relating to the members of our Board to ensure that a majority of our Board is independent under the NASDAQ rules and SEC rules. After such review, our Board has determined that all of the director nominees, other than Mr. Lang, satisfy the definition of independent director as established in the NASDAQ Stock Market listing standards. The Board has determined that each of the members of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee satisfies the definition of independent director as established by the NASDAQ listing standards and that each member of the Audit Committee and the Compensation Committee satisfies the additional independence requirements under applicable NASDAQ listing standards and SEC rules.

Meetings

During the 2014 fiscal year, the Board held eight meetings. Each of our directors attended at least 75% of all Board and applicable committee meetings. The Chairman and each director serving as the chairperson of a Board committee are required to attend the annual meeting of stockholders by phone or in person unless prevented by circumstances beyond his control. All directors attended the 2014 annual meeting of stockholders.

Lead Independent Director

While PMC has a non-executive and independent Chairman, the Board has determined that the following duties of a Lead Independent Director are fully assumed by the Chairman:

•	authority to call meetings of the independent directors;

•	lead meetings of the independent directors;

•	act as a liaison between the independent directors and our Chief Executive Officer;

•	review agendas for board meetings in consultation with our Chief Executive Officer;

•	receive communications from stockholders in accordance with the procedures specified in this proxy statement for communications with the Board;

•	be available for consultation with stockholders to the extent determined by the independent directors; and

•	retain legal or other advisors as deemed necessary and appropriate.

The Board has discretion to name a Lead Independent Director as it may deem appropriate in the future.

Audit Committee

During fiscal 2014, the Audit Committee consisted of Mr. Belluzzo, Dr. Nottenburg and Mr. Kurtz who, for all of fiscal 2014, served as the Chair of the Audit Committee and its designated “audit committee financial expert” in accordance with SEC rules. The Audit Committee held nine meetings during 2014. The Board has determined that all of the Audit Committee members are financially literate in accordance with SEC rules.

The Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, internal control and financial reporting practices of PMC. The Audit Committee oversees internal audit and is responsible for the appointment, compensation, retention and oversight of the independent auditors. The Audit Committee approves the independent auditors’ fees and pre-approves any audit and permitted non-audit services to be provided by the independent auditors. The Audit Committee also monitors the independence of the auditors.

The Audit Committee meets with PMC’s independent auditors, internal auditors and senior management to review the general scope of PMC’s accounting, financial reporting, annual audit and Internal Audit programs, matters relating to internal control systems and results of the annual audit. The Audit Committee regularly meets with the independent auditors without management present, and meets at least once a year with only management present. Internal Audit also meets regularly and privately with the Audit Committee Chair and the Audit Committee reviews all Internal Audit reports. The Audit Committee also discusses any legal, compliance or other matters that may impact PMC’s financial statements or financial reporting and any material reports or inquiries from regulatory or government agencies.

The Audit Committee has authority to review and approve any proposed transactions between PMC and its officers and directors, or their affiliates. The Audit Committee also constitutes PMC’s Qualified Legal Compliance Committee and reviews any reports from PMC’s legal counsel of material violations of laws.

For additional information regarding the responsibilities and activities of the Audit Committee, please see the “Audit Committee Report” on page 82, as well as the Audit Committee charter, a copy of which is available at: http:// pmcs.com/charter/audit.

Compensation Committee

During fiscal 2014, the Compensation Committee consisted of Dr. Farese, Mr. Klayko, Mr. Judge, and Mr. Karros. Mr. Judge served as Chair of the Compensation Committee for all of fiscal 2014. The Compensation Committee held six meetings in 2014. The Compensation Committee reviews and approves PMC’s compensation policies, plans and programs, including the compensation of and employment agreements with its executive officers, all change of control agreements and annually evaluates compensation of members of the Board. The Compensation Committee may delegate its responsibilities to subcommittees when appropriate. The Compensation Committee serves as the plan administrator of PMC’s equity plans and oversees administration of its benefit programs. A copy of the Compensation Committee charter is available at: http://pmcs.com/charter/compensation.

In fiscal 2014, the Compensation Committee continued to engage Compensia, Inc., a national compensation consulting firm (“Compensia”), to advise the Compensation Committee with regard to executive and director compensation. Compensia did not provide any other services to PMC in fiscal 2014. Compensia maintains an internal policy that is specifically designed to prevent any conflicts of interest. In addition, the Compensation Committee has assessed the independence of Compensia taking into account, among other factors, the factors set forth in Exchange Act Rule 10C-1 and the NASDAQ listing standards and concluded that no conflict of interest exists that would prevent Compensia from exercising independence when providing services to the Compensation Committee.

Nominating and Corporate Governance Committee

During fiscal 2014, the Nominating and Corporate Governance Committee (the “NCGC”) consisted of Mr. Belluzzo and Dr. Farese who served as chair of the NCGC for all of fiscal 2014. The NCGC held two meetings in 2014. The NCGC annually reviews governance trends and best practices, and determines criteria for board and committee membership. The NCGC makes recommendations to the entire Board as to the size and composition of the Board and its committees, reviews and approves, if appropriate, conflicts of interest of directors and officers, and monitors PMC’s corporate governance. The NCGC supervises an annual assessment by the Board of its performance. The NCGC informally evaluates the performance of individual directors as part of the annual nomination process. A copy of the NCGC charter is available at: http://pmcs.com/charter/nominatingcorpgovernance.

Consideration of Director Nominees

The NCGC selects nominees for annual election by the stockholders by first evaluating the Board which would result from re-electing directors willing to continue serving on the Board. If the NCGC wants to consider additional candidates, the directors and senior management suggest potential nominees. From time to time, PMC engages third party search firms to identify, screen and assist in recruiting potential nominees based on criteria provided by PMC. The NCGC, other Board members and senior management then meet with each candidate so that the NCGC has broad input in evaluating each candidate. The NCGC also confirms the candidate’s independence under SEC and NASDAQ rules. This consideration of director nominees may also occur between annual meetings if the NCGC determines that PMC would benefit from additional directors.

The NCGC believes that, in addition to factors such as the candidate’s integrity, judgment and reputation, PMC’s Board benefits from directors who share many of the following qualities or skills:

•	independence from management;

•	extensive business and industry experience, particularly in the technology sector;

•	experience as an executive officer of a publicly traded corporation or similar experience in the civil service, academia or other sectors;

•	experience as a director of a publicly traded corporation;

•

intrinsic qualities such as independent mindedness, tenacity, intellectual ability, interpersonal skills, the inclination to engage and the ability to think strategically and to work with complexity in an unfamiliar environment;

•	knowledge about the industries in which PMC’s end user customers participate, or the markets which those customers serve;

•	diversity of experience (including race/ethnicity, gender, age, skills and experience);

•	absence of conflicts of interest; and

•	available time for service as a PMC director in light of the candidate’s other business and professional commitments.

The NCGC has no specific, minimum qualifications that it believes must be met for a position on PMC’s Board other than the financial expertise of potential Audit Committee members and whether at least one Audit Committee member qualifies as an “audit committee financial expert”. The NCGC does not have a formal policy with respect to diversity, but PMC’s Corporate Governance Guidelines expressly provide that the NCGC consider Board candidates and/or nominees who represent a mix of backgrounds and a diversity of race/ethnicity, gender, age, skills and experience that enhance the quality of the Board’s deliberations and decisions. PMC’s Corporate Governance Guidelines also encourage the assistance of first-time public board candidates in preparing for the selection process and to conduct new director orientation.

The NCGC will consider director candidates recommended by stockholders. To recommend a candidate, stockholders should submit to PMC’s Chief Executive Officer an analysis of the candidate’s independence and the factors listed above and a description of any relationship between the stockholder and candidate. Submissions will be provided to the NCGC for consideration. The Committee applies the same standards in evaluating candidates submitted by stockholders as it does in evaluating candidates submitted by other sources.

On January 10, 2013, PMC entered into a letter agreement (the “Agreement”) with Relational Investors LLC (“Relational”), a stockholder beneficially owning more than 5% of PMC’s common stock, pursuant to which PMC appointed Kirt Karros to PMC’s Board and to the Compensation Committee of the Board effective August 17, 2013. Pursuant to the Agreement, if PMC intends not to re-nominate Mr. Karros to the Board, and Relational continues to hold at least 9 million shares of PMC common stock, PMC is required to provide Mr. Karros with sufficient advance notice as specified in the Agreement. PMC has re-nominated Mr. Karros for election at the 2015 Annual Meeting of Stockholders.

Please see “Policies and Procedures with Respect to Related Party Transactions” beginning on page 80.

Corporate Governance

PMC has adopted Corporate Governance Guidelines (the “Governance Guidelines”) that outline, among other matters, the role and functions of the Board, Board composition, compensation and administration. These Guidelines may be updated from time to time and have been revised since the last annual meeting of stockholders. The Governance Guidelines are available, along with other important corporate governance materials, on our website at http://pmcs.com/governanceguidelines.

The Governance Guidelines provide, among other things, that:

•

the Board will exercise its business judgment to direct management in the best interests of stockholders of PMC. The Board may also consider the interests of PMC’s employees, customers, suppliers and creditors;

•	a majority of the directors must qualify as independent directors under all applicable regulations, including SEC and NASDAQ rules;

•

should our Chief Executive Officer also serve as Chairman of the Board, or if the Board otherwise considers it appropriate, the Board shall appoint a Lead Independent Director from among the independent directors;

•	at least four times annually, the independent directors will meet in private session without our Chief Executive Officer or other members of management present;

•	the Board performs an annual effectiveness self-evaluation of the Board and its committees;

•	directors and executive officers are required to attain and maintain a minimum equity ownership interest in PMC;

•

directors who are engaged in full-time employment as an executive of a publicly traded company should not serve on the boards of more than four publicly traded companies, including PMC’s Board, except that a chief executive officer of a public company, including PMC, should serve on no more than two publicly traded company boards beyond that of his or her employer;

•

a director shall notify the NCGC of any principal job change and tender his or her resignation from the Board for consideration by the NCGC. The NCGC will make a recommendation to the Board as to whether that director shall be nominated for re-election at the next annual meeting or, in exceptional circumstances, whether the director’s resignation should be accepted;

•	the Board does not believe it should limit the number of terms for which an individual may serve as a director;

•	as a general policy, a director will not be nominated for re-election at the annual meeting following the director’s 75th birthday; and

•

if a director does not receive the vote required for re-election at any annual meeting at which he or she is nominated for re-election, such director will thereafter tender his or her resignation for consideration by the Board.

Because the operation of the Board is a dynamic process, the Board regularly reviews changing legal and regulatory requirements, evolving best practices and other developments. The Board may modify the Governance Guidelines from time to time, as appropriate.

Communications with the Board

Any stockholder who desires to contact our Chairman or other members of our Board may do so by writing to: Board of Directors, c/o Corporate Secretary, PMC-Sierra, Inc., 1380 Bordeaux Drive, Sunnyvale, California 94089 or corporate.secretary@pmcs.com. Communications received in writing are reviewed internally by management and then distributed to the Chairman or other members of the Board as appropriate.

Code of Business Conduct and Ethics

PMC has adopted a Code of Business Conduct and Ethics that applies to our directors and all of our employees, including our President and Chief Executive Officer, our Chief Financial Officer, and our principal accounting officer. The Code of Business Conduct and Ethics is available on our website at http://pmcs.com/code-of-ethics.

EXECUTIVE OFFICERS

The following information about our executive officers is as of March 12, 2015.

Name of Officer	Age	Position
Gregory S. Lang	51	President and Chief Executive Officer
Ra’ed O. Elmurib	55	Vice President, Corporate Development and General Manager of the Microprocessors Products Division
David M. Fein	46	Vice President, Worldwide Sales
Alinka Flaminia	53	Vice President, General Counsel and Corporate Secretary
Steven J. Geiser	46	Vice President, Finance and Chief Financial Officer
Colin C. Harris	57	Vice President, Chief Operating Officer, General Manager of the Communications Business Unit
Travis Karr	42	Vice President, General Manager of the Enterprise Storage Division

Mr. Lang has been a director of PMC and its President and Chief Executive Officer since May 2008. Prior to his appointment, Mr. Lang was President and Chief Executive Officer, and served as a director, of IDT. Mr. Lang joined IDT as its President in October 2001 and became Chief Executive Officer in January 2003. At IDT he led the organization and the transformation of the company’s culture, financial structure, core competencies and product direction resulting in increased profits and revenue. From September 1996 to October 2001, Mr. Lang was Vice President and General Manager, Platform Networking Group, at Intel where he built Intel’s client-side wired and wireless networking businesses. Mr. Lang previously held various other management positions during his 15-year tenure at Intel. Mr. Lang is a member of the board of directors of Intersil Corporation, an analog semiconductor company.

Mr. Elmurib has served as Vice President, Corporate Development and General Manager of the Microprocessor Products Division since January 2010 and as Vice President, General Manager of the Microprocessor Products Division since December 2006. Mr. Elmurib previously served as the Vice President, Corporate Development managing corporate business development and strategic investments, partnerships and acquisitions and, as Director of Sales for Asia Pacific and the Western U.S., oversaw the sales activities and managed the direct and channel sales force. Mr. Elmurib joined PMC in 2000 as a Regional Sales Manager for the South West region. Prior to joining PMC, Mr. Elmurib was the President of Unitec Sales, a manufacturer representative organization, and held various sales management positions at STMicroelectronics N.V.

Mr. Fein has served as Vice President of Worldwide Sales since December 2014. He was previously PMC’s Vice President of Sales for the Americas from November 2008 through November 2014. Prior to this, he was Managing Director of European Operations from early 2004 through July 2007. Additionally, he held the role of Director of Sales for the Western U.S. and Canada during 2006 through 2008. From 2000 to 2004, Mr. Fein held various Sales Management positions at PMC. From 1995 through 1999, Mr. Fein was a Regional Sales Manager at Dallas Semiconductor, an analog, digital and mixed signal CMOS semiconductor design company.

Ms. Flaminia has served as Vice President and General Counsel since January 2007 and was appointed Corporate Secretary in February 2007. Ms. Flaminia was Senior Counsel at Xilinx, Inc. from March 2001 through 2006 where she provided legal services to the finance and corporate services, sales, marketing and human resources organizations worldwide which included providing legal counsel in the areas of: corporate and securities law; corporate governance; commercial transactions and tax; mergers and acquisitions; intellectual property licensing; sales and distribution contracts; antitrust and unfair trade practices; employment law; compensation and benefits; and litigation. Previously, Ms. Flaminia was employed by McAfee, Inc. (formerly known as Network Associates, Inc.) from December 1999 to March 2001 and was a Director of Legal Affairs in her last position held. From October 1990 to November 1999, Ms. Flaminia was in private practice.

Mr. Geiser has served as Vice President, Finance and Chief Financial Officer since November 19, 2012. Mr. Geiser was Chief Financial Officer at Trilliant Networks, Inc. from October 2011 to March 2012. From

September 2006 to October 2009, he was Chief Financial Officer at RMI Corporation where he played a pivotal role in the successful sale of the company to Netlogic Microsystems, Inc., a company later acquired by Broadcom. Mr. Geiser was the initial Chief Financial Officer at Spansion, Inc. from its formation in July 2003 through February 2006. He was responsible for the direction of all financial activities, including the successful completion of one of the largest technology IPOs in 2005. From May 1994 to July 2003, Mr. Geiser held various financial positions at Advanced Micro Devices, Inc. including Vice President of Finance for the memory division and domestic financial controller for the company’s final manufacturing operations in Southeast Asia. Before pursuing an advanced degree in finance, he was a controls systems engineer for Sundstrand Aerospace Corporation.

Mr. Harris, a founder of PMC, has served as Vice President, Chief Operating Officer since April 2007. Commencing in January 2013, Mr. Harris also assumed the role of General Manager of the Communications Business Unit. Previously, Mr. Harris served as Vice President of Worldwide Operations at PMC from July 2004 to April 2007 and Vice President of IC Technology from May 1997 to July 2004. In 1992, he became PMC’s Director of Operations and subsequently Director of Quality Assurance.

Mr. Karr has served as Vice President and General Manager of the Enterprise Storage Division since August 2010. Mr. Karr joined the Communication Products Division in August 2008 and served as its Vice President and General Manager from January 2009 until August 2010. Prior to his role in the Communication Products Division, Mr. Karr served as the Vice President of Marketing of the Enterprise Storage Division from 2006 until August 2008. Mr. Karr joined PMC in 1996. Earlier positions held include Director of Product Marketing from 2003 to 2006 for storage products and, prior to 2003, Marketing Manager for communications products.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning:

•	beneficial ownership of PMC’s common stock by all persons known to PMC to be the beneficial owners of more than 5% of PMC’s common stock;

•	beneficial ownership of PMC’s common stock by all directors, nominees and named executive officers; and

•	beneficial ownership of PMC’s common stock by all directors and executive officers as a group.

Under the rules of the SEC, “beneficial ownership” includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days, through the exercise of any stock option or other right. Unless otherwise indicated, each person or entity has sole investment and voting power, or shares such powers with his or her spouse, with respect to the shares set forth in the following table. Unless otherwise noted, the information below is as of March 1, 2015. This information is not indicative of beneficial ownership for any other purpose. As of March 1, 2015, there are no arrangements known to PMC, including any pledge by any person of securities of PMC, the operation of which may at a subsequent date result in a change of control of PMC. Unless otherwise indicated, the address of each of the individuals named below is c/o PMC-Sierra, Inc., 1380 Bordeaux Drive, Sunnyvale, California 94089.

Name	Number of Shares	Approximate Percentage Ownership
Greater than 5% Shareholders
Cadian Capital Management LLC(1)	29,930,868	14.90%
Relational Investors LLC(2)	22,807,519	11.35%
Fidelity Management & Research Company(3)	19,896,555	9.90%
Morgan Stanley & Co. LLC(4)	18,063,348	8.99%
T. Rowe Price Associates, Inc.(5)	12,427,900	5.89%
Fisher Investments(6)	11,840,412	6.19%
The Vanguard Group, Inc.(7)	10,669,402	5.31%
Directors
Richard E. Belluzzo(8)	253,550	*
Michael R. Farese(9)	205,550	*
Jonathan J. Judge(10)	319,003	*
Kirt P. Karros(11)	39,455	*
Michael A. Klayko	19,259	*
William H. Kurtz(12)	215,550	*
Gregory S. Lang(13)	2,766,011	1.4%
Richard N. Nottenburg(14)	133,845	*
Named Executive Officers
Steven J. Geiser(15)	172,044	*
Colin C. Harris(16)	1,047,576	*
Travis Karr(17)	303,844	*
Alinka Flaminia(18)	393,137	*
Robert M. Liszt	12,492	*
Executive Officers
Ra’ed O. Elmurib(19)	405,393	*
David M. Fein(20)	65,075	*

Name	Number of Shares	Approximate Percentage Ownership
All directors and executive officers as a group (15) persons(21)	6,351,784	3.14%

*	Less than 1%.

(1)

Based solely on information reported by Cadian Capital Management, LP on Schedule 13G/A filed with the SEC on February 17, 2015, each of Cadian Capital Management, LP and Eric Bannasch has shared voting and dispositive power with respect to all of the reported shares, Cadian Master Fund, LP has shared voting and dispositive power with respect to 13,588,614 shares, and Cadian Fund LP has shared voting and dispositive power with respect to 16,342,254 shares. The address of Cadian Capital Management, LP and Eric Bannasch is 535 Madison Avenue, 36th Floor, New York, NY 10022, the address of Cadian Master Fund, LP is c/o Morgan Stanley Fund Services (Cayman) Ltd., Cricket Square, Hutchins Drive, 2nd Floor, Boundary Hall, P.O. Box 2681, Grand Cayman KY1-1111, Cayman Islands, and the address of Cadian Fund LP is c/o Cadian Capital Management, LP, 535 Madison Avenue, 36th, New York, New York 10022.

(2)

Based solely on information reported by Relational Investors LLC on Schedule 13D/A filed with the SEC on February 28, 2014, each of Relational Investors LLC, Ralph V. Whitworth and David H. Batchelder has shared voting power and shared dispositive power with respect to all reported shares. Such shares include 20,161,541 shares beneficially owned by certain limited partnerships of which Relational Investors LLC is the sole general partner. Each limited partner has sole voting power and sole dispositive power with respect to the shares beneficially owned by it. Relational Investors Mid-Cap Fund I, L.P. (“MC I”) is the only one of those limited partnerships that beneficially owns greater than 5% of PMC’s common stock. MC I has sole voting power and sole dispositive power with respect to 11,311,919 shares. The address of Relational Investors LLC and MC I and the other limited partnerships is 12400 High Bluff Drive, Suite 600, San Diego, CA 92130.

(3)

Based solely on information reported by FMR LLC (“FMR”) on Schedule 13G/A filed with the SEC on February 13, 2015, FMR has sole voting power over 788 shares. FMR is a parent holding company and has sole dispositive power over all reported shares beneficially owned through multiple entities to which it is a direct or indirect parent. The address of FMR and Mr. Johnson is 245 Summer Street, Boston, MA 02210.

(4)

Based solely on information reported by Morgan Stanley on Schedule 13G/A filed with the SEC on February 5, 2015, which reflects the securities beneficially owned, or that may be deemed to be beneficially owned, by Morgan Stanley and Morgan Stanley Capital Services LLC. Morgan Stanley has sole voting power with respect to 18,036,150 shares, shared voting power with respect to 26,774 shares, and shared dispositive power with respect to 18,063,348 shares. Morgan Stanley Capital Services LLC has sole voting power and shared dispositive power with respect to 17,928,371 shares. The securities being reported on by Morgan Stanley as a parent holding company are owned, or may be deemed to be beneficially owned, by Morgan Stanley Capital Services LLC, a wholly-owned subsidiary of Morgan Stanley. The address of Morgan Stanley and Morgan Stanley Capital Services LLC is 1585 Broadway, New York, NY 10036.

(5)

Based solely on information reported by T. Rowe Price Associates, Inc. (“Price Associates”) on a Schedule 13G/A filed with the SEC on February 13, 2015, Price Associates has sole voting power with respect to 1,531,200 shares and sole dispositive power with respect to 12,427,900 shares. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. The address of Price Associates is 100 E. Pratt Street, Baltimore, Maryland 21202.

(6)

Based solely on information reported by Fisher Investments on Schedule 13G/A filed on January 30, 2015, Fisher Investments has sole voting power with respect to 5,462,697 shares and sole dispositive power with respect to 11,840,412 shares. The address of Fisher Investments is 5525 NW Fisher Creek Drive, Camas, WA 98607-9911.

(7)

Based solely on information reported by The Vanguard Group Inc. on Schedule 13G/A filed on February 11, 2015, The Vanguard Group Inc. has sole voting power with respect to 253,107 shares, sole dispositive power with respect to 10,432,795 shares, and shared dispositive power with respect 236,607 shares. The address of The Vanguard Group Inc. is 100 Vanguard Boulevard, Malvern, PA 19355.

(8)	Includes 208,000 shares subject to option exercise within 60 days of March 1, 2015.
(9)	Includes 160,000 shares subject to option exercise within 60 days of March 1, 2015.
(10)	Includes 252,463 shares subject to option exercise within 60 days of March 1, 2015.
(11)	Includes 31,666 shares subject to option exercise within 60 days of March 1, 2015.
(12)	Includes 170,000 shares subject to option exercise within 60 days of March 1, 2015.
(13)	Includes 2,538,091 shares subject to option exercise within 60 days of March 1, 2015.

(14)	Includes 103,845 shares subject to option exercise within 60 days of March 1, 2015.
(15)	Includes 147,541 shares subject to option exercise within 60 days of March 1, 2015.
(16)	Includes 914,791 shares subject to option exercise within 60 days of March 1, 2015.
(17)	Includes 257,997 shares subject to option exercise within 60 days of March 1, 2015.
(18)	Includes 337,416 shares subject to option exercise within 60 days of March 1, 2015.
(19)	Includes 379,916 shares subject to option exercise within 60 days of March 1, 2015.
(20)	Includes 65,075 shares subject to option exercise within 60 days of March 1, 2015.
(21)	Includes 5,566,801 shares subject to option exercise within 60 days of March 1, 2015.

DIRECTOR COMPENSATION

Compensation of Non-Employee Directors

Retainer, Meeting Fees and Equity Compensation

Our non-employee directors receive annual cash and equity compensation for Board and committee service and for serving a leadership role chairing the Board or a committee or acting as Lead Independent Director. The annual retainer fees (which are paid in cash) are based on an estimated number of meetings per year and are paid in a lump sum following the certification of the results of the elections at the annual meeting of stockholders, which begins the next term of the Board. The Compensation Committee has the discretion to authorize the payment of additional meeting fees, but no such additional meeting fees were paid in 2014. Directors receive equity awards upon initial appointment or election to the Board and thereafter on an annual basis. Beginning in fiscal 2014, the initial and annual equity awards to our non-employee directors shifted from a mixture of options and restricted stock units (“RSUs”) to only RSUs. Directors may elect to receive equity in lieu of cash for all or part of their annual retainer fees. In fiscal 2014, Messers Judge and Klayko each elected to receive equity in lieu of cash for their respective retainer fees. In addition, the directors are eligible for a change of control benefit in the event of a change of control of PMC; immediately upon the effective date of a change of control of PMC, all stock options and RSUs held by our non-employee directors that are outstanding and unvested will become fully vested. Please see “Potential Payments Upon Termination or a Change of Control” beginning on page 74 for the events that constitute a “change of control” of PMC.

Mr. Lang, who is President and Chief Executive Officer, receives no compensation for his service as a director, and is not included in the Director Compensation Table. The compensation received by Mr. Lang as an employee is presented in the “Summary Compensation Table” on page 66.

To directly align the interests of our directors with the interests of our stockholders, our directors are expected to retain an equity ownership interest in PMC with a value that is equal to three times the annual board retainer fee (exclusive of committee or other services fees). For purposes of measuring compliance with this guideline, the Compensation Committee defines “ownership interest” to include shares of PMC’s common stock directly or indirectly held and fifty percent (50%) of unvested time-based restricted stock units. Directors are expected to attain the requisite ownership interest by the fifth anniversary of the director’s initial appointment or election to the Board. All directors to whom the equity ownership guideline currently applies meet the guideline. Should any Director not meet the guideline once it applies to him, such Director will be required to retain 100% of the after tax gain on exercised stock options and vested RSUs until the guideline is met. The Committee retains the discretion to grant a hardship exception to this guideline.

The Compensation Committee annually reviews the director compensation program. The components of director compensation in effect for the 2014-2015 Board term are as follows:

Compensation Item	2014(6)		2015(7)
Annual Board Retainer Fee(1)	$50,000		$50,000
Excess Board Meeting Payment(2)	$4,000		$4,000
Excess Committee Meeting Payment(3)	$1,000		$1,000
Initial Retainer Stock Option Award	40,000	shares(4)	—
Annual Retainer Stock Option Award	24,000	shares(5)	—
Initial Retainer RSU Award	$100,000	(4)	$220,000	(4)
Annual Retainer RSU Award(1)	$60,000	(5)	$135,000	(5)
Annual Retainer Fee for Audit Committee Chair(1)	$25,000		$25,000
Annual Retainer Fee for Compensation Committee Chair(1)	$15,000		$15,000
Annual Retainer Fee for Nominating and Corporate Governance Committee Chair (1)	$10,000		$10,000
Annual Retainer Fee for Lead Independent Director(1)	$20,000		$20,000
Annual Retainer Fee for Non-Executive Chair	$30,000		$30,000
Annual Retainer Fee for each Audit committee member except Audit Committee Chair(1)	$11,500		$11,500
Annual Retainer Fee for each Compensation committee member except	$7,500		$7,500
Compensation Committee Chair(1)
Annual Retainer Fee for each Nominating and Corporate Governance committee member(1)	$5,000		$5,000

(1)

Directors may elect annually not to receive the cash payment, in whole or in part, for annual retainer fees (including the fee for service to the Board and any to its committees) and instead to receive a fully vested RSU award entitling the director to receive a number of shares equal to the cash payment divided by the per share market value on the date of grant.

(2)

Board meeting fees may be paid at the Compensation Committee’s discretion up to $4,000 per day if the Board convenes and the individual attends more than six Board meetings during the director’s term. Typically, the six meetings consist of four quarterly, plus one to approve the annual operating plan and one for strategic planning.

(3)

Committee meeting fees of $1,000 per meeting may be paid at the Compensation Committee’s discretion for committee meetings in the following situations: (i) where the committee chair invites a non-committee Board member to attend a committee meeting and the chair determines that a meeting fee will be paid; and (ii) for meetings in excess of the scheduled number of annual meetings for each committee.

(4)

Commencing in fiscal 2014, upon joining the Board, incoming directors receive an initial retainer RSU award equal to $220,000 in value on the grant date. The initial retainer RSU award vests 50% on each of the 25th day of the first and second anniversaries of the month of the grant date.

(5)

Commencing in fiscal 2014, directors annually receive a retainer RSU award equal to $135,000 in value on the grant date that is fully vested on the 25th day of the first anniversary month of the grant date.

(6)	Fees in effect until May 6, 2014.
(7)	Fees effective as of May 7, 2014.

Fiscal 2014 Director Compensation Table

The following table sets forth the annual compensation received by or on behalf of the members of the Board (other than our Chief Executive Officer) for the fiscal year ended December 27, 2014.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)		Option Awards ($)(2)(8)	All Other Compensation ($)	Total ($)(9)
Richard E. Belluzzo	$66,500		$135,002	(5)	$—	—	$201,502
Michael R. Farese	$67,500		$135,002	(5)	$—	—	$202,502
Jonathan J. Judge	$95,000	(3)	$135,006	(6)	$—	—	$230,006
Kirt P. Karros	$57,500		$135,002	(5)	$—	—	$192,502
Michael A. Klayko	$57,500	(4)	$135,009	(7)	$—	—	$192,509
William H. Kurtz	$75,000		$135,002	(5)	$—	—	$210,002
Richard N. Nottenburg	$61,500		$135,002	(5)	$—	—	$196,502

(1)

Amounts shown do not reflect compensation actually received by the director. Instead, the amounts shown are the grant date fair value of the stock awards as determined in accordance with FASB ASC Topic 718. The assumptions used in the calculation of values of stock awards are set forth under the section entitled “Stock based-compensation” of PMC’s Annual Report on Form 10-K for fiscal year 2014 filed with the SEC on February 24, 2015.

(2)

Amounts shown do not reflect compensation actually received by the director. Instead, the amounts shown are the grant date fair value of the option awards as determined in accordance with FASB ASC Topic 718. The assumptions used in the calculation of values of option awards are set forth under the section entitled “Stock based-compensation” of PMC’s Annual Report on Form 10-K for fiscal year 2014 filed with the SEC on February 24, 2015.

(3)

The amount includes the value of equity awards elected in lieu of cash retainer fees (the grant date fair value for RSUs granted with the following fair value as of the grant date: 13,104 RSUs were granted on May 27, 2014 with a fair value of $7.25 per RSU. The excess value of each of the equity grants over the cash value is included in the amounts in the Stock Awards column and further described in FN(6)).

(4)

The amount includes the value of equity awards elected in lieu of cash retainer fees (the grant date fair value for RSUs granted with the following fair value as of the grant date: 7,932 RSUs were granted on May 27, 2014 with a fair value of $7.25 per RSU. The excess value of each of the equity grants over the cash value is included in the amounts in the Stock Awards column and further described in FN(7)).

(5)

The amount indicated reflects the grant date fair value for RSUs granted with the following fair value as of the grant date: 18,621 RSUs were granted on May 27, 2014 with a fair value of $7.25 per RSU.

(6)

The amount indicated reflects the grant date fair value for RSUs granted with the following fair value as of the grant date: 18,621 RSUs were granted on May 27, 2014 with a fair value of $7.25 per RSU. This amount also includes the additional incremental grant date fair value of $4 for the additional RSUs Mr. Judge elected to receive in lieu of cash, which is set forth in FN(3).

(7)

The amount indicated reflects the grant date fair value for RSUs granted with the following fair value as of the grant date: 18,621 RSUs were granted on May 27, 2014 with a fair value of $7.25 per RSU. This amount also includes the additional incremental grant date fair value of $7 for the additional RSUs Mr. Klayko elected to receive in lieu of cash which is set forth in FN(4).

(8)

As at December 27, 2014, Messrs. Belluzzo and Kurtz had an aggregate of 258,000 shares underlying outstanding options, Dr. Farese had an aggregate of 208,000 shares underlying outstanding options, Mr. Judge had an aggregate of 282,463 shares underlying outstanding options, Mr. Klayko had an aggregate of 138,566 shares underlying outstanding options, Mr. Karros had an aggregate of 40,000 shares underlying outstanding options and Dr. Nottenburg had an aggregate of 103,845 shares underlying outstanding options.

(9)	PMC did not pay any non-equity incentive plan compensation or any non-qualified deferred compensation to its directors in 2014.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis provides information regarding the fiscal 2014 compensation of our principal executive officer, our principal financial officer, and the four executive officers (other than our principal executive officer and principal financial officer) at fiscal year-end who were PMC’s most highly compensated executive officers (collectively, the “named executive officers”). The named executive officers for fiscal 2014 were:

•	Gregory S. Lang, our President and Chief Executive Officer (our “Chief Executive Officer”);

•	Steven J. Geiser, our Vice President, Finance and Chief Financial Officer;

•	Colin C. Harris, our Vice President, Chief Operating Officer and General Manager, Communications Business Unit;

•	Travis Karr, our Vice President, General Manager, Enterprise Storage Division;

•	Robert M. Lizst, our former Vice President of Worldwide Sales (through December 8, 2014); and

•	Alinka Flaminia, our Vice President, General Counsel and Corporate Secretary.

In this Compensation Discussion and Analysis, PMC is referred to as “our”, “us”, “we”, or “the Company”.

This Compensation Discussion and Analysis describes the material elements of our executive compensation program during fiscal 2014. It also provides an overview of our executive compensation philosophy, including our principal compensation policies and practices. Finally, it analyzes how and why the Compensation Committee of the Board (the “Committee”) arrived at the specific 2014 compensation decisions for our executive officers, including our named executive officers, and discusses the key factors that the Committee considered in determining their compensation.

Company and Compensation Overview

Fiscal 2014 Business Results

2014 was a pivotal year for PMC as we grew the company on an annualized basis for the first time in three years, while also positioning the organization for what we anticipate will be accelerating growth into 2015. Fiscal 2014 annual revenues of $526 million were up 3.5% from fiscal 2013, driven by a strong second half of the year. We generated $83 million in non-United States generally accepted accounting principles (“non-GAAP”) operating income representing an operating margin of 16% versus 13% in fiscal 2013. And, our non-GAAP diluted earnings per share (“EPS”) for fiscal 2014 were $0.40 versus $0.33 in fiscal 2013.

Our four major investment areas each entered a new phase of growth while our legacy revenue stabilized at a low 4-5% of total revenue. In particular, our OTN product revenue almost doubled year-over-year in fiscal 2014; and, our new 12G SAS, FlashTecTM NVMe Controller and Remote Radio Head product revenues all more than tripled, year-over-year. Our recent licensing of HP Smart Array software represents an exciting new revenue stream that should accelerate into fiscal 2016 and fiscal 2017. We anticipate that these opportunities for top line growth, in combination with a continued relentless focus on managing costs and operating efficiently, will allow PMC to realize the substantial latent operating leverage present in our business.

The digitization of everything, the internet of everything, and the proliferation of mobile devices is dramatically escalating data traffic. With our leadership position in the critical areas of storage and carrier technology, our customers are increasingly turning to us to help them solve the difficult challenges around transforming the networks that connect, move and store big data.

Financially, our balance sheet remains strong with $266 million in cash and marketable securities at the end of fiscal 2014. Moreover, we remain intently focused on all key operating metrics. Lastly, we continued to repurchase our shares to keep the share count stable at the 200-million share level. As of fiscal year-end, we had remaining authority from our Board to repurchase up to $27 million of additional shares and the Board authorized an additional $75 million in share repurchases on February 5, 2015.

A GAAP to non-GAAP reconciliation of the above financial measures is provided at the end of this proxy statement on page 83.

Fiscal 2014 Significant Executive Compensation Actions

As reflected in our compensation philosophy, we set the compensation of our executive officers, including our named executive officers, based on their performance, defined as their ability to achieve annual operational objectives that further our long-term business objectives and create sustainable long-term stockholder value in a cost-effective manner.

For fiscal 2014, the Committee took the following significant actions with respect to the compensation of our Chief Executive Officer, our Chief Financial Officer and our other four named executive officers:

•

Base salary—Effective July 7, 2014, base salaries for our named executive officers, other than our Chief Executive Officer, increased an average of 3.4% over their fiscal 2013 levels. Based on our 2014 total compensation analysis, our named executive officers’ base salaries ranged from the 50th percentile to the 80th percentile of comparable positions in our Peer Group (as further described below) when set in May 2014. Our Chief Executive Officer, whose base salary was positioned at the 55th percentile of chief executive officers of the companies in our Peer Group as of May 2014, did not receive a salary adjustment in 2014.

•

Incentive bonus—Target annual bonus opportunities for our named executive officers were set in May, 2014 and ranged from the 25th percentile to the 50th percentile of the Peer Group when set. Actual short term incentive bonuses (“Annual Performance Bonus”) paid to our named executive officers for fiscal 2014, other than Mr. Liszt, ranged from 80% to 90% of individual bonus targets. Annual Performance Bonuses are further described on page 57 under “Fiscal 2014 Annual Performance Bonus Payments”.

•

Performance RSUs—In fiscal 2014 the Committee introduced a second performance RSU program (“Performance RSUs”) for all named executive officers so that 50% of all executive officer’s annual target equity awards are Performance RSUs. Our first Performance RSU program, adopted in 2013, measures Company performance based on relative total shareholder return (“TSR”) while the new program measures performance against PMC’s annual operating plan. These programs are further described on page 58 under “Equity Awards”.

•

Equity award—The aggregate target values of stock option, time-based RSUs, and Performance RSUs to our named executive officers ranged from approximately $445,100 to approximately $2,364,000 when set in May 2014. In fiscal 2014 our named executive officers typically received 50% of their total annual award values as Performance RSUs, 25% as stock options and 25% as time-based RSUs. The awards in 2014 are further described beginning on page 58 under “Equity Awards”.

•

Employment / Change of Control Agreements –Effective December 15, 2014, the Committee approved new three-year change of control agreements with each of our named executive officers and, coincident therewith, effective December 16, 2014, the Committee approved an amended and restated employment agreement with our Chief Executive Officer to ensure consistency on change of control severance benefits among executives where appropriate. These employment agreements are further described beginning at page 62 under Change of Control / Severance Arrangements and beginning at page 74 under “Potential Payments Upon Termination or Change of Control”.

The Committee determined that the fiscal 2014 equity compensation awards for our named executive officers were consistent with its total direct compensation objective of maintaining market competitiveness and retention value. The Committee also took into consideration the fact that, consistent with our pay-for-performance compensation philosophy, the equity awards further increased our named executive officers’ stake in PMC, thereby reinforcing their incentive to manage our business as owners. In the aggregate PMC considers the annual target compensation of the individual named executive officers to be approximately 61% performance-based.

Fiscal 2014 Significant Corporate Governance Actions

The Board endeavors to maintain good governance standards in our executive compensation program. The following policies and practices were in effect in fiscal 2014:

•

Equity Ownership Policy. Align the interests of our named executive officers with the interests of our stockholders by maintaining equity ownership guidelines that require that each named executive officer retain a minimum equity ownership interest in PMC;

•

Insider Trading Policy. Maintain our insider trading policy that prohibits our executive officers from holding any of their shares of our common stock in margin accounts; our insider trading policy prohibits our executive officers and directors from pledging our stock or making hedging transactions in our stock or related securities (including derivatives of our stock);

•

Performance Emphasis. Continue to emphasize pay for performance based on the financial performance of PMC including Performance RSU awards that represent 50% of the total value of our executive officer’s annual award; options that represent 25% of the total value of the annual award, where increased market value of our common stock is critical to unlocking the award’s value; and with the Annual Performance Bonus program with payment based primarily on PMC’s financial performance;

•

Compensation Recovery Policy. Maintain a compensation recovery (“clawback”) policy for our Annual Performance Bonus program that requires our Chief Executive Officer and Chief Financial Officer to repay any bonus earned for a fiscal period that is subsequently restated if our Board determines that the restatement resulted from the individual’s gross-recklessness or intentional misconduct;

•

Limited Perquisites. Our executive officers participate in broad-based company-sponsored health and welfare benefits programs which are the same programs offered to our other regular employees in relevant jurisdictions. We do not provide significant perquisites or other personal benefits to our executive officers, including our named executive officers;

•

Separate Board Chair and CEO Roles. Continue to operate with the roles of Board Chairman and Chief Executive Officer held by separate individuals, which we have done since 2008, and since August 2011, we have had an independent, non-executive Board Chairman;

•

Limited Retirement Plans. We do not currently offer, nor do we have plans to provide, pension arrangements, retirement plans, or nonqualified deferred compensation plans or arrangements to our executive officers, including our named executive officers, other than retirement plans available generally to all of our employees;

•

Independence in Setting CEO Compensation. The Committee determines our Chief Executive Officer’s compensation in consultation with its compensation consultant and our Chief Executive Officer is not present during deliberations on his compensation;

•

Independent Advisor to Compensation Committee. The Committee retains its own advisors on executive and director compensation and related matters. The Committee’s current compensation consultant, Compensia, does not provide any services to PMC. The Committee has assessed the independence of Compensia taking into account, among other things, the factors set forth in Exchange

Act Rule 10C-1 and the NASDAQ listing standards,and concluded that no conflict of interest exists that would prevent Compensia from exercising independence when providing services to the Committee; and

•

Compensation-Related Risk Review. Internal Audit, which reports directly to the Audit Committee of the Board, conducted a review of our incentive compensation programs in effect for fiscal 2014 and determined that these programs were not reasonably likely to present a material adverse risk to PMC. Our incentive compensation programs in effect for fiscal 2015 do not differ materially from our fiscal 2014 programs.

Results of Annual Say-on-Pay Vote

The Board and PMC’s executive team value the opinions of our stockholders. At the 2014 annual meeting of our stockholders, more than 99% of the votes cast on the stockholder advisory the Say-on-Pay Vote proposal on the compensation of our named executive officers were voted in favor of our executive compensation program for our named executive officers. The Board and Compensation Committee reviewed the results of the Say-on-Pay Vote and in light of the vote outcome, decided to retain the same general approach to our executive compensation program. Accordingly, we did not make any significant changes to our executive compensation policies or practices as a direct result of the outcome of the favorable Say-on-Pay Vote.

Compensation Philosophy and Objectives

We use our executive compensation program to reward performance and strike a balance between executive retention and stockholder return by:

•	directly and substantially linking rewards to measurable corporate performance;

•

permitting sufficient flexibility to enable us to continue to attract, incentivize and retain executive officers in a highly cyclical business environment and to support us in achieving our strategic business objectives;

•	minimizing dilution by providing a mix of equity incentives within Committee-approved guidelines that emphasize the financial performance of PMC;

•	providing competitive compensation with opportunity for above-market pay tied to above-target performance; and

•	ensuring that our executive compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on PMC.

Compensation-Setting Process

Role of the Compensation Committee

Our executive compensation program is overseen and administered by the Committee, which is comprised entirely of “independent” directors as determined in accordance with various NASDAQ, SEC and Code rules. The Committee’s objective is to ensure that the total compensation paid to our executive officers, including our named executive officers, is fair, reasonable, and competitive. The Committee reviews and approves the total compensation, as well as each compensation element, for our executive officers, including our named executive officers. The compensation and benefits provided to our named executive officers are structured similarly to those provided to our other executive officers and employees.

The Committee may, if it chooses, delegate any of its responsibilities to subcommittees, in accordance with the its charter.

The Committee operates under a written charter adopted by the Board. A copy of the charter is available at: http://pmcs.com/charter/compensation.

Role of Management

In the first half of the year, our Chief Executive Officer prepares and submits to the Committee annual performance ratings and compensation recommendations for our named executive officers reporting to him, for the Committee’s review and approval. Our Chief Executive Officer’s recommendations are based on our executive officers’ performance in the prior year, expectations for individual contributions in the upcoming year and a comparative analysis of our executive compensation practices to the competitive market, as described below. The Committee considers, but is not bound to and does not always accept, management’s executive compensation recommendations.

Members of management attend all or a portion of the Committee’s regularly-scheduled meetings, but the Committee also meets and confers without management present. The Committee discusses our Chief Executive Officer’s compensation with him, but makes decisions with respect to his compensation without him present and considers feedback from the entire Board. The Committee has the ultimate authority to make decisions with respect to the compensation of our executive officers, including our named executive officers.

Role of Compensation Consultant

The Committee has the authority to engage its own advisors to assist in carrying out its responsibilities. In fiscal 2014, the Committee continued to engage Compensia to apprise the Committee on executive compensation trends, advise the Committee on management’s proposals, and assist the Committee in determining the compensation of our Chief Executive Officer and other executive officers. Compensia reports to the Committee rather than to management, although Compensia may meet with or confer with members of management from time to time for purposes of gathering information in connection with projects the Committee assigns to Compensia and to evaluate proposals that management may make to the Committee.

Compensia maintains a policy that is specifically designed to prevent any conflicts of interest. In addition, the Committee has assessed the independence of Compensia taking into account, among other things, the factors set forth in Exchange Act Rule 10C-1 and the NASDAQ listing standards, and concluded that no conflict of interest exists that would prevent Compensia from exercising independence when providing services to the Committee.

In fiscal 2014, under the Committee’s supervision, Compensia analyzed each executive officer’s compensation taking into consideration peer company data for comparative purposes. Compensia provided the Committee and management with competitive market data to compare each element of total target direct compensation, including base salaries, target incentive compensation, target total cash compensation and equity awards against similar roles within a group of peer companies in the United States semiconductor and storage industry that have similar financial profiles to us or against which we compete for business and talent (the “Peer Group”) as well as published survey data (Radford) for the high technology industry for similarly sized organizations.

The Peer Group the Committee used for determining fiscal 2014 executive compensation was based on a third quarter fiscal 2013 Compensia study which included companies that, at the time, were reasonably comparable to PMC in terms of industry and financial characteristics, considering companies with revenues between 0.4x and 2.5x PMC’s revenue and market capitalizations between 0.5x and 5.0x PMC’s market capitalization, as well as companies outside the reference ranges that we compete with for executive talent.

In summary, the companies identified below comprised our Peer Group and were used as a reference when making fiscal 2014 executive compensation decisions.

Broadcom Corporation	Microsemi Corporation
Cirrus Logic, Inc.	Omnivision Technologies
Cypress Semiconductor Corporation	QLogic Corporation
Emulex Corporation	RF Micro Devices, Inc
Integrated Device Technology, Inc.	Semtech Corporation
Intersil Corporation	Silicon Laboratories Inc.
LSI, Corporation	Skyworks Solutions, Inc.

Although Broadcom Corporation falls outside of the financial criteria used in developing the Peer Group, it is included as we compete with Broadcom for executive talent. Note that LSI Corporation was acquired by Avago Technologies in May 2014 and RF Micro Devices, Inc. merged with TriQuint to become Qorvo as of January 2015.

Elements of Compensation

In setting the compensation levels for our executive officers, including our named executive officers, the Committee takes into consideration the proposed compensation package as a whole and each compensation element individually. The Committee also considers our executive officer’s past and expected future contributions to our business and the market data prepared by Compensia on the cash compensation and equity awards for comparable executive officer positions in the Peer Group. Incentive compensation is compared to the Peer Group on a target and actual basis for the most recent fiscal year. We also reference equity awards as a percentage of market capitalization and as a percentage of the total number of shares of common stock outstanding.

We strongly believe in engaging and retaining the best talent for critical functions. To enable us to hire and retain talented executives, the Committee may determine that it is in our best interests to deviate from our standard compensation practices when such deviation is required by competitive or other market forces.

Base Salary

We offer a competitive base salary to each executive officer to recognize the skills and experience that an individual brings to PMC, the contributions he or she makes and the responsibilities he or she undertakes. In considering base salary adjustments, the Committee references the median (50th percentile) of the base salaries of executive officers in comparable positions at the companies in the Peer Group. Other factors considered by the Committee include internal comparisons, individual skills and experience, performance contributions and competitiveness of the marketplace. Base salaries are reviewed on an annual basis.

After considering the competitive market analysis prepared by Compensia, the recommendations of our Chief Executive Officer and the other factors described above, the Committee increased the base salaries of our named executive officers, other than our Chief Executive Officer, for fiscal 2014 by an average of 3.4%. Our Chief Executive Officer did not receive a base salary adjustment in fiscal 2014.

The base salaries paid to our named executive officers during fiscal 2014 are set forth in the “Salary” column of the Summary Compensation Table on page 66.

Short-Term Incentive Program – Annual Performance Bonus

In fiscal 2014, our executive officers, including our named executive officers, participated in the Annual Performance Bonus program designed to reward corporate and business unit or functional group performance for attainment of pre-established goals. The Annual Performance Bonus for our executive officers other than our Chief Executive Officer for fiscal 2014 was based on the following four components:

•

Target Individual Bonus Opportunity: our executive officer’s target annual bonus opportunity, which was established as a percentage of earned base salary as set by the Committee, taking into consideration the median (50th percentile) of the competitive market;

•

Percentage of Company Achievement: PMC’s performance against an annual pre-established profitability target as contained in its annual operating plan of record, as approved by the Board before the start of the year;

•

Percentage of Unit or Group Achievement: the business unit or functional group achievement against annual objectives established with each of our executive officers at the beginning of the fiscal year; and

•	Percentage of Individual Achievement: individual performance evaluated by our Chief Executive Officer at year-end.

The calculation for the 2014 Annual Performance Bonus payout formula for our named executive officers, other than our Chief Executive Officer, operated as follows:

Target Individual Bonus Opportunity	X	Percentage of Company Achievement	X	Percentage of Unit or Group Achievement	X	Percentage of Individual Achievement	=	Bonus Payout

The calculation for the 2014 Annual Performance Bonus payout formula for our Chief Executive Officer operated as follows:

Target Individual Bonus Opportunity	X	Percentage of Company Achievement	=	Bonus Payout

Target Individual Bonus Opportunity

As established by the Committee, the 2014 target individual bonus opportunity for each of our named executive officers was as follows:

Named Executive Officer	Bonus Target (as a percentage of base salary)
Gregory S. Lang President and Chief Executive Officer	110%
Steven J. Geiser Vice President, Finance and Chief Financial Officer	70%
Colin C. Harris Vice President, Chief Operating Officer and General Manager, Communications Business Unit	70%
Travis Karr Vice President, General Manager, Enterprise Storage Division	70%
Robert M. Liszt Former Vice President, Worldwide Sales (through December 8, 2014)	70%
Alinka Flaminia Vice President, General Counsel and Corporate Secretary	60%

The 2014 bonus targets of our named executive officers other than our Chief Executive Officer ranged from the 25th percentile to the 50th percentile of bonus targets for comparable positions in our Peer Group as of May, 2014. Our Chief Executive Officer’s target bonus remained 110% for 2014, positioning his target percentage at the 40th percentile of chief executive officers of companies in our Peer Group as of May, 2014.

Company Achievement

The primary component of the Annual Performance Bonus is Company achievement based on PMC’s actual performance as measured against the pre-established operating income target on a non-GAAP basis, as contained in PMC’s 2014 annual plan of record, an internal, non-public financial plan approved by the Board prior to the fiscal year and reviewed quarterly (the “Annual Plan of Record”). For fiscal 2014, 100% performance against the non-GAAP operating income target would result in an 80% Company Achievement factor for payment purposes. Separate corporate “stretch” goals for revenue and design wins above Annual Plan of Record performance were identified for an opportunity to increase the Company Achievement Factor by ten percentage points for each stretch goal attained.

We use non-GAAP operating measures, such as non-GAAP operating income, internally to evaluate our operating performance. The target level for this performance measure, like all of the target levels in the Annual Plan of Record, is considered by management when set to be aggressive but not unattainable, and is based on management’s evaluation of customer feedback and demand projections, historical revenue and trends, expense projections and the industry and economic environment, among other things. Because the Annual Plan of Record represents a proposed annual business plan and we only disclose our business outlook based on a limited number of financial measures one fiscal quarter in advance, we believe that disclosure of the Annual Plan of Record would be competitively harmful and confusing to investors. Nonetheless, to assist stockholders in understanding how we measure our financial performance, a description of how we calculated non-GAAP operating income and non-GAAP net income in fiscal 2014 is set forth on page 83.

The Committee does not believe that bonuses should be paid unless 50% or more of the Company performance target is met. Thus, the Annual Performance Bonus generally requires a minimum achievement threshold of 50% of the Annual Plan of Record target level for the non-GAAP operating income performance measure to fund the bonus pool regardless of the achievement against other performance measures. However, the Committee retains discretion to fund the bonus pool, under the Annual Performance Bonus, in the event that achievement is below the 50% threshold. While the Committee believes that payment for achievement over 50% of the Annual Plan of Record target level is valuable for retention and competitiveness, individual payments are capped at 200% of the individual target bonus opportunity. We calculate achievement above and below target in a linear fashion; there are no accelerators built into the current calculation.

Unit or Group Achievement

Our executive officers develop annual performance objectives for their business unit or functional group which are reviewed at least semi-annually. These performance objectives are dynamic, short-term goals that align with our Annual Plan of Record and PMC’s strategic objectives. These may relate to business unit financial achievement, project execution, design wins, operational excellence or major new initiatives. For example, the objectives for a business unit may include but are not limited to, goals regarding revenue and operating income for its division, new product execution, major design wins and new product definition; the objectives for the group run by our Vice President, Worldwide Sales may include, but are not limited to new customer accounts, revenue goals, a target for new design wins, engagement with an existing customer on a new product strategy and an operational efficiency target. The target levels established for each business unit and functional group performance objective are realistic but attainable only with significant effort. The maximum achievement level for the unit or group is 125% and 200% is the cap for the combined Company and unit or group achievement level.

Individual Achievement

Our Chief Executive Officer reviews the performance of our executive officers, including those who are also named executive officers, against his or her achievement of the stated applicable goals for the executive’s unit or group, as well as in regard to whether the individual performed substantially above or below expectations. Executive officers who fall below expectations may receive no bonus or a smaller bonus and executive officers who have exceeded expectations may receive a larger bonus. The maximum individual Annual Performance Bonus payout is two times the individual’s target bonus opportunity considering all of the factors.

Fiscal 2014 Annual Performance Bonus Payments

In fiscal 2014, the Annual Performance Bonus was measured at mid-year with a progress payment made based on estimated expectations of the full year’s achievement against Company and unit or group performance targets. Final Annual Performance Bonus payments for fiscal 2014 reflected actual Company performance in fiscal 2014 and the final assessment of the individual and business unit or functional group achievement, after taking into consideration the mid-year performance payment. PMC achieved 97% of our non-GAAP operating income target set forth in the Annual Plan of Record meaning that the base Corporate Achievement factor was 77% for payment purposes before consideration of achievement against the stretch goals. Company Achievement for fiscal 2014 was increased by ten percentage points for achievement of one corporate stretch goal related to OTN revenue so 87% was the final Company Achievement factor applied to the final calculation and payment of the fiscal 2014 Annual Performance Bonus to our named executive officers, other than Mr. Liszt. Execution on unit or group objectives remained strong: the range of unit or group achievement by our named executive officers in fiscal 2014 was 94% to 104%. Each of our named executive officers earned a 100% individual achievement rating, other than our Chief Executive Officer, whose bonus calculation does not include this component. The fiscal 2014 Annual Performance Bonuses as earned by our named executive officers, other than our Chief Executive Officer and Mr. Liszt, ranged from 80% to 90% of their individual target bonus opportunities.

Our Chief Executive Officer’s Annual Performance Bonus for fiscal 2014 was calculated on the basis of his target individual bonus opportunity ($726,000) and the percentage of Company Achievement (87%) applied to all other named executive officers and other eligible employees for a bonus equal to 87% of his target.

Mr. Liszt resigned from PMC effective December 9, 2014 and, thus, he received only the mid-year progress payment of our fiscal 2014 Annual Performance Bonus and was ineligible to receive the final payment.

The Annual Performance Bonuses paid to our named executive officers in fiscal 2014 are set forth in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table on page 66.

Annual Performance Bonus for 2015

Except as noted below, the basic foundation of the Annual Performance Bonus in 2015 for our named executive officers, other than our Chief Executive Officer, will remain the same as the 2014 Annual Performance Bonus with the Company performance target tied to the pre-established non-GAAP operating income target basis in PMC’s 2015 annual plan of record and unit or group performance targets aligned to Company objectives for 2015 in a similar manner as described above. However, PMC will return to rating 100% performance of the Corporate Achievement factor as 100% for payout purposes and, therefore, will not establish corporate stretch goals to incentivize and boost the upside potential on the Company Achievement Factor as it did for 2014.

The structure of the 2015 Annual Performance Bonus for our Chief Executive Officer will continue to be a factor of two non-discretionary components: the Company performance target tied to the pre-established non-GAAP operating income target in our 2015 annual plan of record and his target individual bonus opportunity.

Compensation Recovery (“Clawback”)

We maintain a compensation recovery (“clawback”) policy whereby our Chief Executive Officer and Chief Financial Officer may be required to repay a bonus earned for a financial period that is subsequently restated if the Board determines that the restatement resulted from the individual’s gross-recklessness or intentional misconduct.

Equity Awards

Equity Grant Philosophy and Analysis

The Committee believes that equity incentives encourage the achievement of superior results over time and align the interests of our executive officers and stockholders. To support our retention objectives, all equity awards are subject to vesting provisions to encourage executive officers to remain employed with and invested in PMC. Based on recommendations from management, the Committee selects the executive officers to whom equity awards may be granted, the number of shares of our common stock to be subject to the award and the terms and conditions of each award. Our named executive officers typically receive 50% of the total value of their annual target equity incentive award in performance RSU awards and the balance from time-based stock options and RSU awards.

The Committee uses the share value transfer (SVT) method as its primary metric of setting and measuring our aggregate equity use. The size of the annual equity awards granted to our executive officers are based on a number of factors including: median Peer Group data for SVT and ongoing grant values for executive officers in comparable positions, internal comparisons to the executive officer’s peers, individual skills and experience, the executive officer’s performance and specific contributions during the prior year and the expectations for future contributions. SVT expresses the value of equity granted as a percentage of market capitalization. The Committee also relies on several other data points such as Peer Group usage and ISS 3-year average burn rate caps in formulating its equity award decisions.

The annual equity awards granted in fiscal 2014 by the Committee to our named executive officers, were targeted to be in the 40th percentile of the equity awards in comparable positions in the Peer Group when granted.

Types of Equity Award

The Committee introduced its first Performance RSU award in 2012, tied to a revenue target within PMC’s annual operating plan of record. This Performance RSU was applicable only to our Chief Executive Officer when introduced. Equity compensation for our executive officers has since evolved and become more performance focused, as follows:

•

TSR-Based Performance RSUs: To further its pay for performance objectives, the Committee has implemented a Performance RSU award designed to reward for sustained performance, on a relative basis to other semiconductor companies, and link rewards to total shareholder return (“TSR”). This TSR-based Performance RSU was granted to all named executive officers, including our Chief Executive Officer, in 2013 and 2014. The terms of these awards are further described below.

•

Operating Plan-Based Performance RSU’s: In 2014, the Committee introduced a second Performance RSU award for all named executive officers, including our Chief Executive Officer, tied to annual operating income and/or revenue targets in PMC’s three-year operating plan. The terms of these awards are further described below.

•

Options: During fiscal 2014, the Committee granted stock option awards to our named executive officers, including our Chief Executive Officer with time based vesting over 4 years, 25% on the first anniversary of the grant date and thereafter at 1/48 per month.

•

Time-Based RSUs: During fiscal 2014, the Committee granted RSU awards to our named executive officers, including our Chief Executive Officer, that vest over 4 years, 25% on each of the 25th day of the first anniversary month of the grant date.

As the Committee has evolved the annual equity program for our Chief Executive Officer and other named executive officers to include more performance based equity, the Committee has also shifted the weightings of the types of awards made, typically with the following weightings based on overall award value, as follows:

	CEO		Other Named Executive Officers
	2014	2013	2014	2013
Options	25%	50%	25%	25%
Time-based RSUs	25%	25%	25%	50%
Performance RSUs	50%	25%	50%	25%

Thus, 75% of the target value of the fiscal 2014 equity awards to our named executive officers, including our Chief Executive Officer, were subject to the risk of having no value unless our stock price increases or performance targets of our Performance RSUs are attained.

Performance RSU Grants Made in 2014

On August 25, 2014, the Committee granted to our named executive officers, other than our Chief Executive Officer, Performance RSUs with the target aggregate of 221,200 shares of our common stock underlying such RSU grants, up to an aggregate maximum of 394,600 shares for above-target performance. The Committee granted to our Chief Executive Officer an annual Performance RSU awards targeted at 165,656 shares of our common stock, up to a maximum of 289,898 shares for above-target performance.

TSR-Based Performance RSUs

The TSR-based Performance RSUs will be earned (if at all) based on PMC’s TSR performance relative to the total shareholder return of the companies within the Semiconductors Industry Group of the Information Technology Sector as identified by the Global Industry Classification Standard 8-digit code developed by Standard & Poor’s and MSCI (the “GICS semiconductor companies”). Specifically for 2014, the actual number of shares of common stock that may be earned will be determined by comparing PMC’s TSR rank against the rankings of the GICS semiconductor companies over the two-year performance period from July 1, 2014 through June 30, 2016. The target number of shares of common stock is earned if PMC’s TSR equals the 50th percentile. The number of shares of common stock earned increases or decreases by 2% for every percentile that PMC’s TSR is above or below the 50th percentile, with a maximum payout of 150% of target for performance at or above the 75th percentile, a threshold payout of 50% of target for performance at the 25th percentile. No shares will be earned for performance below the 25th percentile. Fifty percent (50%) of any shares will vest upon certification (on or about August 25, 2016) and the remaining 50% will vest on August 25, 2017.

Operating Plan-Based Performance RSUs

The operating plan-based Performance RSUs will be earned (if at all) based on PMC’s actual performance as compared to the non-GAAP operating income or revenue derived from PMC’s three-year internal, non-public operating plan as pre-approved by the Board. Performance is measured over three distinct performance periods, which are the three fiscal years covered by the operating plan. Specifically for 2014 awards, the actual number of shares of common stock that may be earned is based on PMC’s operating income or revenue target set for each of fiscal 2014, 2015, and 2016. Consistent with the measurement of our Annual Performance Bonus, the threshold level of achievement must be at least 50% of the non-GAAP operating income or revenue target for any shares of common stock to be earned for each respective fiscal year. The number of shares of common stock earned for a given year increases by 1% for performance between 50% to 100% and increases by 2.5% for performance greater than 100% up to a maximum payout of 200% for performance at or above 140% of the applicable annual operating income target.

Earned shares of common stock for each of the performance periods will vest 100% in three tranches in 2015, 2016 and 2017 upon certification of PMC’s performance results. Performance of fiscal 2014 against the operating income or revenue target was measured on February 25, 2015, releasing 34% of the total grant at target to all named executive officers including our Chief Executive Officer at 97% of the target number of shares of common stock based on operating income performance achievement and, for one named executive officer, 34% of 94% of the target number of shares of common stock was released for an additional Performance RSU award based on his revenue target. Performance of each fiscal 2015 and fiscal 2016 against targets will be certified on or about February 25, 2016 and February 25, 2017, respectively, and 33% of the total grant at target times the percentage of performance for each measurement period will release.

The equity awards granted to our named executive officers in fiscal 2014 are set forth in the “Stock Awards” and “Options Awards” columns of the Summary Compensation Table on page 66 and the Grants of Plan-Based Awards Table on page 69.

Equity Award Grant Policy

The Committee has a policy for the grant of stock options and other equity awards, which applies to our executive officers, including our named executive officers. Specifically, this policy provides that:

•

Stock options are only granted on the first Tuesday of each month, while RSUs (both time-based and Performance RSUs) are granted quarterly on the 25th day of the second month of the quarter (that is, February 25th, May 25th, August 25th and November 25th).

•

If the market is closed on the designated grant date, the grant date will be the next trading day the market is open. However, if a member of the Committee has not provided his approval before the designated grant date, then the grant date will become the date the last Committee member provides his approval.

•

Time-based RSUs and any certified earned Performance RSUs vest on the 25th day of the month in which the applicable vesting date occurs to streamline administration of such awards, including for purposes of reporting under Section 16 of the Exchange Act.

•

Awards are approved and certified only at a properly constituted meeting of the Committee or by electronic unanimous written consent of the Committee members. All required documentation, including the recommended recipients and award amounts, is sent by management, approved in advance by our Chief Executive Officer and received by the Committee prior to the pre-selected grant date.

•

Management’s recommendations for equity awards take into consideration a number of factors as appropriate for the type of award including, without limitation, level of position, function, market competitiveness, retention value, geography and individual performance. Recommendations reference award size guidelines that are reevaluated periodically by management and a compensation consultant and reviewed with the Committee. Award recommendations that exceed the guidelines are highlighted during the approval process. The Committee may deviate from management’s recommendations prior to approving any award.

•	All stock options have a per share exercise price equal to the closing market price of our common stock as reported on the NASDAQ Global Select Market on the date of grant.

In fiscal 2014, all equity awards were approved by electronic unanimous written consent of the Committee members in advance of the designated grant date so that all awards were made on the designated grant date (or the next trading day thereafter if the market was closed on the designated grant date).

Because the Committee grants stock options on a monthly basis and RSU awards on a quarterly basis, each on designated dates, the equity awards granted to our executive officers may be made prior to the release of material nonpublic information that may result in an increase in the market price of our common stock, such as a significant positive earnings announcement. Management and the Committee believe that consistency in grant dates for equity awards is paramount. Given our ongoing hiring efforts in a competitive job market and the historical volatility of our stock price, management and the Committee believe that it is important to grant equity awards as close as possible to the employment start-date of newly hired employees. In fiscal 2014, equity awards provided in connection with our annual performance review period of eligible employees, including executive officers hired on or before December 31st of the previous year, were granted in August.

Retirement and Other Health and Welfare Benefits

We maintain a tax-qualified 401(k) plan in which our U.S.-based executive officers, including our named executive officers, and most U.S. employees participate. Our Canadian-based named executive officers, and other Canadian employees, participate in PMC’s Group Registered Retirement Savings Plan (the “RRSP”). PMC offers a pre-tax deferral into these savings programs up to a maximum matching contribution of $5,500 for the 401(k) plan and a maximum matching contribution of $5,000 for the RRSP.

In fiscal 2014, our executive officers, including our named executive officers, were eligible to receive the same health and welfare benefits that are generally available to our other employees and a contribution to their benefit premium on the same terms that are provided to other employees under the same plan and level of coverage. These benefits programs include health and dental insurance, short-term and long-term disability, life insurance and supplemental life insurance, accidental death and dismemberment, leave programs, employee assistance program, health and dependent care flexible spending accounts for U.S. employees, and certain other benefits.

Our employees, including our named executive officers and other executive officers, may also participate in our stockholder approved Employee Stock Purchase Plan which enables them to purchase shares of our common stock at a price equal to 85% of the fair market value of the common stock on the enrollment date or the exercise date, whichever is lower. Additional compensation may be obtained by participating in our invention award program or our education assistance program, both of which are available to employees generally.

We do not provide defined benefit pension plans, supplemental executive retirement plans or defined contribution retirement plans to our executive officers, including our named executive officers. Shares of our common stock are not included as an investment alternative in the 401(k) plan, except as it may be indirectly included as part of a third party investment fund’s holdings. We do not offer a nonqualified deferred compensation plan for any executive officers, including our named executive officers.

Perquisites and Other Personal Benefits

We do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not offer our executive officers perquisites or other personal benefits that represent a material amount of their compensation.

Many PMC employees and executive officers travel between the United States and Canada on Company business. The Committee has approved a program that compensates individuals for any incremental tax liability arising from extensive cross-border travel and pays for professional multi-jurisdictional tax preparation services. The objective is that individuals with extensive cross-border travel will not suffer a greater tax liability than what would otherwise be payable in their country of permanent residence. This program ensures that individuals who must travel significantly between the United States and Canada on Company business are not financially penalized for doing the jobs PMC has hired them to do. Executive officers participating in this program are approved in advance by the Committee; others are subject to approval by our Chief Executive Officer.

Additional information with respect to the perquisites and other personal benefits provided to our named executive officers during fiscal 2014 is available in the footnotes accompanying the Summary Compensation Table on page 66.

Change of Control/Severance Arrangements

Chief Executive Officer:

On May 7, 2014, the Compensation Committee approved another three-year agreement with our Chief Executive Officer effective April 28, 2014 on terms substantially the same as his prior agreements. The current employment agreement with our Chief Executive Officer provides that he will receive certain payments and benefits if his employment is involuntarily terminated without “cause” or as a result of a “constructive termination” of employment (as such terms are defined in the employment agreement), at any time or, alternatively, within 60 days preceding, or two years following, a “change of control” of PMC (as defined in the employment agreement).

In the event of a termination of employment for such reasons not in connection with a change of control of PMC, his agreement generally provides for a cash payment equal to the sum of one year of his then current base salary plus the last two payments of the annual performance bonuses, reimbursement of, or a lump sum payment for, the cost of 12 months of continued health insurance coverage, and accelerated vesting by 18 months of all outstanding and unvested equity awards and the extension to 12 months for the period to exercise all stock options.

Coincident with amendments to the vice-president level change of control agreements, on December 16, 2014, the Compensation Committee approved an amended and restated employment agreement with our Chief Executive Officer to amend the severance benefits in the event of a qualifying termination of employment in connection with a change of control of PMC. The amended and restated employment agreement generally provides for a lump sum cash payment equal to two times his then current base salary plus one year’s “annual bonus” (as such term is defined in the agreement) at current target, reimbursement of or a lump sum payment for the cost of the continuation of health insurance coverage for 12 months, acceleration of vesting of all outstanding and unvested equity awards and the extension to 12 months for the period to exercise all stock options.

We believe that it is appropriate to provide these severance payments and benefits to our Chief Executive Officer to motivate and retain a person with his experience in a highly cyclical business environment and to support us in achieving our strategic business objectives.

Other Named Executive Officers:

Effective December 15, 2014, we have entered into new three-year change of control agreements with our other named executive officers (other than our Chief Executive Officer) and other vice presidents which provide for certain payments and benefits if their employment with us is involuntarily terminated without “cause” or as a result of a “constructive termination” of employment (as such terms are defined in the change of control agreement) in either case within 60 days preceding, or two years following, a “change of control” of PMC (as such term is defined in the change of control agreement). In the event of such a termination of employment in connection with a change of control, these agreements generally provide for a lump sum payment equal to one year of base salary and the “annual bonus” (as such term is defined in the agreement) at target, reimbursement of or a lump sum payment for the cost of the continuation of health insurance coverage for 12 months, acceleration of vesting of all outstanding and unvested equity awards and the extension to 12 months for the period to exercise outstanding stock options.

We believe that it is appropriate to provide these severance payments and benefits to our named executive officers to promote the stability and continuity of our executive management.

Under each of the foregoing arrangements, payments and benefits are subject to limitations to avoid unfavorable tax consequences under Sections 280G and 4999 of the Code. Under the change of control agreements and the Chief Executive Officer’s employment agreement, each of our executives will be eligible to receive either the full amount of payments and benefits provided for under the applicable agreement or a reduced amount that would result in no portion of the payments and benefits being subject to the excise tax under Sections 280G and 4999 of the Code, whichever results in the greatest amount of payments and benefits to the named executive officer (after taking into account all applicable taxes). We do not provide payments to reimburse our executive officers for additional taxes incurred (gross-ups) in connection with a change of control of PMC.

Information regarding these arrangements and the estimated payments and benefits under such arrangements for our named executive officers is provided under “Potential Payments Upon Termination or a Change of Control” beginning on page 74.

Equity Ownership Guidelines

To directly align the interests of our named executive officers with the interests of our stockholders, we maintain equity ownership guidelines that require that each currently employed named executive officer retain a minimum ownership position in PMC. For purposes of measuring compliance with this requirement, effective January 23, 2013, “ownership position” includes shares of our common stock directly or indirectly held and fifty percent (50%) of any unvested time-based restricted stock units held. The ownership position that each named executive officer must own and hold depends upon his or her position:

•

Our Chief Executive Officer is required to own and hold a minimum number of shares of our common stock or outstanding RSUs and earned Performance RSUs covering shares of common stock with a total value equal to his annual base salary; and

•

Other named executive officers are required to own and hold a minimum number of shares of our common stock or outstanding RSUs and earned Performance RSUs covering shares of common stock with a total value of at least $100,000.

If the named executive officer has not met the applicable ownership guideline by the fifth anniversary of the individual becoming a named executive officer, then the individual is required to retain 100% of the after-tax gain on exercised stock options, vested RSUs and earned Performance RSUs until the guidelines are met. The Committee retains the discretion to grant a hardship exception to these guidelines.

As of December 27, 2014, all of our named executive officers had met their applicable ownership guidelines.

Insider Trading Policy

Our insider trading policy prohibits our directors and executive officers, including our named executive officers, from holding Company securities in margin accounts. Our insider trading policy prohibits our executive officers and directors from engaging in any transaction in our stock or related securities (including derivatives of our stock) except for those types of transactions that are specifically permitted. The permitted transactions do not include pledging our stock or making hedging transactions in our stock or related securities (including derivatives of our stock). In addition, our executive officers and other persons on our executive staff or in key financial roles are subject to trading “black-out” periods and trading pre-clearance except with respect to trades made pursuant to an Exchange Act Rule 10b5-1 trading plan adopted, pursuant to our trading plan policy, in an “open window” when the individual is not in possession of material, non-public information and subject to a wait period before taking effect. Our insider trading policy is communicated quarterly to all employees worldwide with a reminder that trading on material, non-public information, including tipping, is prohibited at all times.

Tax and Accounting Implications

Deductibility of Executive Compensation

As part of its responsibilities, the Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Code, which provides generally that we may not deduct remuneration of more than $1 million that is paid in any taxable year to our Chief Executive Officer and each of our other named executive officers (other than our Chief Financial Officer). Remuneration in excess of $1 million may be deducted if, among other things, it qualifies as “performance-based compensation” within the meaning of the Code. The Committee monitors the application of Section 162(m) and the associated Treasury regulations on an ongoing basis and is aware of the benefit of assuring that executive compensation qualifies for deductibility. The Committee desires to qualify our executive compensation for deductibility under applicable tax laws to the extent practicable. However, the Committee, in its judgment, may authorize compensation payments that do not comply with an exemption from the deductibility limit of Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent and/or to ensure competitive levels of total compensation for our executive officers.

For purposes of Section 162(m), the compensation income realized upon the exercise of stock options granted under a stockholder-approved employee stock plan generally will be deductible so long as the awards are granted by a compensation committee whose members are non-employee directors and certain other conditions are satisfied, including that the exercise price of the stock option is not less than the fair market value of a share of our common stock on the date of grant. In addition, our Performance Shares, as described above, awarded to our executives under our 2008 Equity Plan (as amended and restated on February 9, 2012, and approved by PMC’s stockholders in 2012) also may qualify as performance-based compensation exempt from the limitation imposed by Section 162(m), both in their design and administration. On the other hand, the compensation income realized upon the vesting of time-based vesting RSUs which do not meet performance-based requirements under the Code will not be deductible to the extent that, when combined with the other remuneration received by a covered executive officer during a taxable year, the total amount exceeds $1 million.

Accounting for Stock-Based Compensation

We account for stock-based compensation, including our stock options and RSUs, in accordance with the requirements of the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718. This accounting guidance requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options and RSUs, based on the grant date “fair value” of the awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our executive officers may never realize any value from their awards. This guidance also requires companies to recognize the compensation cost of their share-based payment awards in their income statements over the period that an executive officer is required to render service in exchange for the stock option or other award.

Compensation-Related Risk Assessment

Internal Audit, which reports directly to the Audit Committee of the Board, conducted a review of our incentive compensation programs for fiscal 2014 and determined that these programs are not reasonably likely to present a material adverse risk to PMC. Our incentive compensation programs in effect for fiscal 2015 do not differ materially from our fiscal 2014 programs.

COMPENSATION COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that PMC specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

The Compensation Committee of the Board has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE

Michael R. Farese Kirt P. Karros Michael A. Klayko

The following table sets forth fiscal 2012, 2013 and 2014 compensation information for our named executive officers, as identified in the Compensation Discussion and Analysis.

SUMMARY COMPENSATION TABLE

For Fiscal Year Ended December 27, 2014

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)		Total ($)
Gregory S. Lang	2014	660,000			1,869,428	477,550	631,620	(3)	29,256	(4)	3,667,854
President, Chief Executive Officer	2013	660,000			1,336,500	976,000	409,464	(5)	17,969	(6)	3,399,933
	2012	660,000			817,600	706,320	318,336	(7)	15,985	(8)	2,518,241
Steven J. Geiser	2014	364,975			523,624	141,980	231,167	(9)	22,141	(10)	1,283,887
Vice President, Finance and Chief Financial	2013	346,539			504,834	134,444	124,500	(11)	7,726	(12)	1,118,043
Officer	2012	32,212			640,382	750,750	10,114	(13)	5,500	(14)	1,438,957
Colin C. Harris	2014	370,094	(15)		505,568	137,400	206,229	(16)	18,146	(17)	1,237,438
Vice President, Chief Operating Officer and	2013	361,415	(18)		545,400	145,180	130,643	(19)	13,402	(20)	1,196,040
	2012	373,878	(21)		394,200	145,800	126,628	(22)	14,541	(23)	1,055,047
General Manager, Communications Business Unit

Travis Karr	2014	331,222	(15)		644,216	115,187	189,612	(24)	7,043	(25)	1,287,280
Vice President, General Manager,	2013	322,763	(18)		455,070	121,024	115,959	(26)	7,149	(27)	1,021,965
Enterprise Storage Division	2012	309,739	(21)	42,972	1,718,340	97,200	99,440	(28)	7,073	(29)	2,274,761
Alinka Flaminia	2014	323,871			354,349	96,409	175,823	(30)	6,742	(31)	957,194
Vice President, General Counsel, Corporate	2013	308,793			303,000	80,520	79,242	(32)	6,744	(33)	778,299
Secretary	2012	291,729			189,800	70,200	65,429	(34)	6,745	(35)	623,903
Robert M. Liszt	2014	312,989			349,835	94,806	83,991	(36)	54,549	(37)	896,170
Former Vice President, Worldwide Sales	2013	319,967			323,034	85,888	85,539	(38)	16,433	(39)	830,861
	2012	314,949			233,600	86,400	75,240	(40)	16,344	(41)	726,533

(1)

Amounts shown do not reflect compensation actually received by the named executive officer. Instead, the amounts shown are the grant date fair value of the stock awards as determined in accordance with FASB ASC Topic 718. The assumptions used in the calculation of values of stock awards are set forth under the section entitled “Stock based-compensation” of PMC’s Annual Report on Form 10-K for fiscal year 2014 filed with the SEC on February 24, 2015. RSUs and Performance RSUs were awarded on each of August 25, 2014, August 26, 2013, February 27, 2012, August 27, 2012 and November 26, 2012 to our named executive officers then serving.

(2)

Amounts shown do not reflect compensation actually received by the named executive officer. Instead, the amounts shown are the grant date fair value of the option awards as determined in accordance with FASB ASC Topic 718. The assumptions used in the calculation of values of option awards are set forth under the section entitled “Stock based-compensation” of PMC’s Annual Report on Form 10-K for fiscal year 2014 filed with the SEC on February 24, 2015.

(3)

Includes $359,370, his final Annual Performance Bonus payment for fiscal 2014 made in February 2015, calculated on the basis of the total Annual Performance Bonus earned for fiscal 2014 less the mid-year progress payment paid in August 2014.

(4)

This amount consists of: (a) $22,941 in multi-jurisdictional tax preparation services, (b) $5,073 of employer matching of the individual’s contributions under the tax-qualified 401(k) plan, and (c) $1,242 in life insurance premiums.

(5)

Includes $191,664, his final Annual Performance Bonus payment for fiscal 2013 made in February 2014, calculated on the basis of the total Annual Performance Bonus earned for fiscal 2013 less the mid-year progress payment paid in August 2013.

(6)

This amount consists of: (a) $13,004 in multi-jurisdictional tax preparation services, (b) $3,972 of employer matching of the individual’s contributions under the tax-qualified 401(k) plan, and (c) $993 in life insurance premiums.

(7)

Includes $158,616, his final Annual Performance Bonus payment for fiscal 2012 made in February 2013, calculated on the basis of the total Annual Performance Bonus earned for fiscal 2013 less the mid-year progress payment paid in August 2012.

(8)

This amount consists of: (a) $9,725 in multi-jurisdictional tax preparation services, (b) $5,450 of employer matching of the individual’s contributions under the tax-qualified 401(k) plan, and (c) $810 in life insurance premiums.

(9)

Includes $136,667, his final Annual Performance Bonus payment for fiscal 2014 made in February 2015, calculated on the basis of the total Annual Performance Bonus earned for fiscal 2014 less the mid-year progress payment paid in August 2014.

(10)

This amount consists of: (a) $15,831 in multi-jurisdictional tax preparation services, (b) $5,500 of employer matching of the individual’s contributions under the tax-qualified 401(k) plan, and (c) $810 in life insurance premiums.

(11)

Includes $56,261, his final Annual Performance Bonus payment for fiscal 2013 made in February 2014, calculated on the basis of the total Annual Performance Bonus earned for fiscal 2013 less the mid-year progress payment paid in August 2013.

(12)

This amount consists of: (a) $1,447 in multi-jurisdictional tax preparation services, (b) $5,500 of employer matching of the individual’s contributions under the tax-qualified 401(k) plan, and (c) $779 in life insurance premiums.

(13)	Represents his final Annual Performance Bonus payment for fiscal 2012 made in February 2013.
(14)	This amount is the employer matching of the individual’s contributions under the tax-qualified 401(k) plan.
(15)

The named executive officer is paid in Canadian Dollars so reported amounts will vary depending upon the exchange rate then in effect. For 2014, the average hedged exchange rate for this calculation was 0.94.

(16)

Includes $115,743, his final Annual Performance Bonus payment for fiscal 2014 made in February 2015, calculated on the basis of the total Annual Performance Bonus earned for fiscal 2014 less the mid-year progress payment paid in August 2014.

(17)

This amount consists of: (a) $11,400 in multi-jurisdictional tax preparation services, (b) $648 in life insurance premiums, (c) $1,412 toward health benefits, and (d) $4,686 of employer matching of the individual’s contributions under the tax-qualified Canadian Registered Retirement Savings Plan (“RRSP”).

(18)

The named executive officer is paid in Canadian Dollars so reported amounts will vary depending upon the exchange rate then in effect. For 2013, the average hedged exchange rate for this calculation was 1.03.

(19)

Includes $53,729, his final Annual Performance Bonus payment for fiscal 2013 made in February 2014, calculated on the basis of the total Annual Performance Bonus earned for fiscal 2013 less the mid-year progress payment paid in August 2013.

(20)

This amount consists of: (a) $6,369 in multi-jurisdictional tax preparation services, (b) $692 in life insurance premiums, (c) $1,484 toward health benefits, and (d) $4,857 of employer matching of the individual’s contributions under the tax-qualified Canadian Registered Retirement Savings Plan (“RRSP”).

(21)

The named executive officer is paid in Canadian Dollars so reported amounts will vary depending upon the exchange rate then in effect. For 2012, the average hedged exchange rate for this calculation was 1.01.

(22)

Includes $61,448, his final Annual Performance Bonus payment for fiscal 2012 made in February 2013, calculated on the basis of the total Annual Performance Bonus earned for fiscal 2012 less the mid-year progress payment paid in August 2012.

(23)

This amount consists of: (a) $7,486 in multi-jurisdictional tax preparation services, (b) $726 in life insurance premiums, (c) $1,378 toward health benefits, and (d) $4,951 of employer matching of the individual’s contributions under the tax-qualified Canadian RRSP.

(24)

Includes $108,027, his final Annual Performance Bonus payment for fiscal 2014 made in February 2015, calculated on the basis of the total Annual Performance Bonus earned for fiscal 2014 less the mid-year progress payment paid in August 2014.

(25)	This amount consists of: (a) $672 in life insurance premiums, (b) $1,685 toward health benefits and (c) $4,686 of employer matching of the individual’s contributions under RRSP.
(26)

Includes $59,643, his final Annual Performance Bonus payment for fiscal 2013 made in February 2014, calculated on the basis of the total Annual Performance Bonus earned for fiscal 2013 less the mid-year progress payment paid in August 2013.

(27)	This amount consists of: (a) $620 in life insurance premiums, (b) $1,672 toward health benefits and (c) $4,857 of employer matching of the individual’s contributions under RRSP.
(28)

Includes $51,757, his final Annual Performance Bonus payment for fiscal 2012 made in February 2013, calculated on the basis of the total Annual Performance Bonus earned for fiscal 2012 less the mid-year progress payment paid in August 2012.

(29)	This amount consists of: (a) $601 in life insurance premiums, (b) $1,521 toward health benefits and (c) $4,951 of employer matching of the individual’s contributions under RRSP.
(30)

Includes $104,273, her final Annual Performance Bonus payment for fiscal 2014 made in February 2015, calculated on the basis of the total Annual Performance Bonus earned for fiscal 2014 less the mid-year progress payment paid in August 2014.

(31)	This amount consists of: (a) $1,242 in life insurance premiums and (b) $5,500 of employer matching of the individual’s contributions under the tax-qualified 401(k) plan.
(32)

Includes $35,461, her final Annual Performance Bonus payment for fiscal 2013 made in February 2014, calculated on the basis of the total Annual Performance Bonus earned for fiscal 2013 less the mid-year progress payment paid in August 2013.

(33)	This amount consists of: (a) $1,244 in life insurance premiums and (b) $5,500 of employer matching of the individual’s contributions under the tax-qualified 401(k) plan.
(34)

Includes $32,784, her final Annual Performance Bonus payment for fiscal 2012 made in February 2013, calculated on the basis of the total Annual Performance Bonus earned for fiscal 2012 less the mid-year progress payment paid in August 2012.

(35)	This amount consists of: (a) $1,245 in life insurance premiums and (b) $5,500 of employer matching of the individual’s contributions under the tax-qualified 401(k) plan.
(36)	Represents his mid-year progress payment of the Annual Performance Bonus for fiscal 2014.
(37)

This amount consists of: (a) $2,233 in life insurance premiums, (b) $5,500 of employer matching of the individual’s contributions under the tax-qualified 401(k) plan, (c) $8,399 in automobile allowances, and (d) $38,417 in vacation payout upon termination.

(38)

Includes $39,464, his final Annual Performance Bonus payment for fiscal 2013 made in February 2014, calculated on the basis of the total Annual Performance Bonus earned for fiscal 2013 less the mid-year progress payment paid in August 2013.

(39)

This amount consists of: (a) $2,233 in life insurance premiums, (b) $5,500 of employer matching of the individual’s contributions under the tax-qualified 401(k) plan, and (c) $8,700 in automobile allowances.

(40)

Includes $34,700, his final Annual Performance Bonus payment for fiscal 2012 made in February 2013, calculated on the basis of the total Annual Performance Bonus earned for fiscal 2012 less the mid-year progress payment paid in August 2012.

(41)

This amount consists of: (a) $2,144 in life insurance premiums, (b) $5,500 of employer matching of the individual’s contributions under the tax-qualified 401(k) plan, and (c) $8,700 in automobile allowances.

PMC provides our named executive officers with no perquisites or personal benefits during or after the officer’s employment, except as disclosed in this Proxy Statement.

The following tables sets forth for the fiscal year ended December 27, 2014 certain information regarding the stock options and other plan-based awards granted to our named executive officers during fiscal 2014.

GRANTS OF PLAN-BASED AWARDS TABLE

For Fiscal Year Ended December 27, 2014

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards*			Estimated Possible Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise of Base Price of Option or Stock Awards ($/share)	Grant Date Fair Value of Stock and Option Awards ($)(1)(2)(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Gregory S. Lang	8/5/2014		726,000	1,452,000				—	208,537	$6.87	$477,550
President, Chief Executive Officer	8/25/2014							82,828	—	$—	$607,129
	8/25/2014				41,414	82,828	124,242	82,828	—	$—	$655,169
	8/25/2014				41,414	82,828	165,656	82,828	—	—	607,129
Steven J. Geiser	8/5/2014		259,560	519,120				—	62,000	$6.87	$141,980
Vice President, Finance and Chief Financial Officer	8/25/2014							23,200	—	$—	$170,056
	8/25/2014				11,600	23,200	34,800	23,200	—	—	183,512
	8/25/2014				11,600	23,200	46,400	23,200	—	$—	$170,056
Colin C. Harris	8/5/2014		261,830	523,660				—	60,000	$6.87	$137,400
Vice President, Chief Operating Officer and General Manager, Communications Business Unit	8/25/2014							22,400	—	$—	$164,192
	8/25/2014				11,200	22,400	33,600	22,400	—	$—	$177,184
	8/25/2014				11,200	22,400	44,800	22,400	—	—	164,192
Travis Karr	8/5/2014		237,957	475,913				—	50,300	$6.87	$115,187
Vice President, General Manager, Enterprise Storage Division	8/25/2014							18,800	—	$—	$137,804
	8/25/2014				9,400	18,800	28,200	18,800	—	$—	$148,708
	8/25/2014				9,400	18,800	37,600	18,800	—	$—	$137,804
	8/25/2014				15,000	30,000	60,000	30,000	—	$—	$219,900
Alinka Flaminia	8/5/2014		198,432	396,864				—	42,100	$6.87	$96,409
Vice President, General Counsel, Corporate Secretary	8/25/2014							15,700	—	$—	$115,081
	8/25/2014				7,850	15,700	23,550	15,700	—	$—	$124,187
	8/25/2014				7,850	15,700	31,400	15,700	—	$—	$115,081
Robert M. Liszt	8/5/2014		230,696	461,392				—	41,400	$6.87	$94,806
Former Vice President, Worldwide Sales	8/25/2014							15,500	—	$—	$113,615
	8/25/2014				7,750	15,500	23,250	15,500	—	$—	$122,605
	8/25/2014				7,750	15,500	31,000	15,500	—	$—	$113,615

(*)	The actual payout amounts under the Annual Performance Bonus program for fiscal year 2014 are included in the “Non-Equity Incentive Plan Compensation” column under “Summary Compensation Table”.
(1)

The value of option awards is based on the fair value as of the grant date of such award determined pursuant to FASB ASC Topic 718. The exercise price for all options granted to our named executive officers is 100% of the fair market value of the shares on the grant date. The option exercise price has not been deducted from the amounts indicated above. Regardless of whatever value is placed on a stock option on the grant date, the actual value of the option will depend on the market value of PMC’s Common Stock at such date in the future when the option is exercised. The proceeds to be paid to the individual following this exercise do not include the option exercise price.

(2)

The value of the stock awards is based on the fair value of the grant date of such awards determined pursuant to FASB ASC Topic 718. The price of the awards to our named executive officers in the form of time-based RSUs and operating plan-based Performance RSUs is 100% of the fair market value of the shares on the award date. Regardless of whatever value is placed on an RSU award, the actual value of the award will depend on the market value of PMC’s Common Stock at such date in the future when the award vests.

(3)

In accordance with FASB ASC Topic 718, the value of Performance RSUs is based on the degree of achievement of the Total Shareholder Return (“TSR”) relative to the GICS Semiconductor Companies (8-Digit) is measured over a two year period based on the probable outcome of performance conditions as of the date of grant.

OUTSTANDING EQUITY AWARDS AT FISCAL 2014 YEAR-END TABLE

The following table set forth certain information concerning the outstanding equity awards held by our named executive officers at the end of the fiscal year ended December 27, 2014:

	Option Awards(1)					Stock Awards(7)
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(7)	Market Value of Shares or Units of Stock That Have Not Vested ($)(8)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(9)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units of Other Rights That Have Not Vested($)(8)
Gregory S. Lang	1,600,000	—		$8.06	5/6/2018	23,600	$215,232	17,500	$159,600
President, Chief Executive Officer	333,000	—		$4.98	3/3/2019	35,000	$319,200	75,000	$684,000
	333,000	—		$9.06	4/6/2020	46,875	$427,500	82,828	$755,391
	389,400	35,400	(2)	$7.22	4/5/2021	82,828	$755,391	82,828	$755,391
	190,750	136,250	(3)	$5.71	8/7/2022
	133,333	266,667	(4)	$6.53	8/6/2023
	—	208,537	(5)	$6.87	8/5/2024
Steven J. Geiser	192,500	192,500	(6)	$5.23	12/4/2022	64,166	$585,194	20,800	$189,696
Vice President, Finance and Chief	18,366	36,734	(4)	$6.53	8/6/2023	26,062	$237,685	23,200	$211,584
Financial Officer	—	62,000	(5)	$6.87	8/5/2024	23,200	$211,584	23,200	$211,584
Colin C. Harris	62,500	—		$7.87	4/18/2015	10,000	$91,200	22,500	$205,200
Vice President, Chief Operating	62,500	—		$10.14	7/18/2015	33,750	$307,800	22,400	$204,288
Officer and General Manager,	62,500	—		$7.83	10/18/2015	28,125	$256,500	22,400	$204,288
Communications Business Unit	62,500	—		$9.29	1/18/2016	22,400	$204,288
	50,000	—		$10.97	3/7/2016
	50,000	—		$9.07	6/7/2016
	50,000	—		$6.37	9/7/2016
	50,000	—		$7.54	12/7/2016
	90,000	—		$6.35	3/6/2017
	80,000	—		$4.79	3/4/2018
	175,000	—		$4.98	3/3/2019
	175,000	—		$9.06	4/6/2020
	165,000	15,000	(2)	$7.22	4/5/2021
	39,375	28,125	(3)	$5.71	8/7/2022
	19,833	39,667	(4)	$6.53	8/6/2023
	—	60,000	(5)	$6.87	8/5/2024

	Option Awards(1)					Stock Awards(7)
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(7)	Market Value of Shares or Units of Stock That Have Not Vested ($)(8)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(9)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units of Other Rights That Have Not Vested($)(8)
Travis Karr	12,500	—		$10.97	3/7/2016	6,666	$60,794			$171,456
Vice President, General Manager,	12,500	—		$9.07	6/7/2016	78,648	$717,270	18,800		$171,456
Enterprise Storage Division	2,084	—		$7.54	12/7/2016	22,500	$205,200	18,800		$171,456
	105,000	—		$9.06	4/6/2020	23,437	$213,745	30,000	(10)	$273,600
	110,000	10,000	(2)	$7.22	4/5/2021	18,800	$171,456
	1,875	18,750	(3)	$5.71	8/7/2022
	2,067	33,067	(4)	$6.53	8/6/2023
	—	50,300	(5)	$6.87	8/5/2024
Alinka Flaminia	110,000	—		$6.52	2/6/2017	4,500	$41,040	12,500		$114,000
Vice President, General Counsel, Corporate	50,000	—		$4.79	3/4/2018	16,250	$148,200	15,700		$143,184
Secretary	90,000	—		$4.98	3/3/2019	15,625	$142,500	15,700		$143,184
	81,000	—		$9.06	4/6/2020	15,700	$143,184
	74,250	6,750	(2)	$7.22	4/5/2021
	18,958	13,542	(3)	$5.71	8/7/2022
	11,000	22,000	(4)	$6.53	8/6/2023
	—	42,100	(5)	$6.87	8/5/2024
Robert M. Liszt	225,000	—		$10.56	3/9/2016
Former Vice President, Worldwide Sales	120,000	—		$9.06	4/6/2020

(1)	None of PMC’s named executive officers have any unearned stock option grants.
(2)

Stock options vest at the rate of twenty-five percent (25%) of the total number of shares subject to the option at the end of April 5, 2012 and 1/48th of the total number of shares vest monthly thereafter.

(3)

Stock options vest at the rate of twenty-five percent (25%) of the total number of shares subject to the option at the end of August 7, 2013 and 1/48th of the total number of shares vest monthly thereafter.

(4)

Stock options vest at the rate of twenty-five percent (25%) of the total number of shares subject to the option at the end of August 6, 2014 and 1/48th of the total number of shares vest monthly thereafter.

(5)

Stock options vest at the rate of twenty-five percent (25%) of the total number of shares subject to the option at the end of August 5, 2015 and 1/48th of the total number of shares vest monthly thereafter.

(6)

Stock options vest at the rate of twenty-five percent (25%) of the total number of shares subject to the option at the end of December 4, 2013 and 1/48th of the total number of shares vest monthly thereafter.

(7)

Stock awards in the form of Restricted Stock Units (RSUs): RSUs granted prior to May 25, 2012 vest as follows: fifty percent (50%) of the shares shall vest on the second anniversary of the grant date; twenty-five percent (25%) of the shares shall vest upon each of the third and fourth anniversaries of the grant date. RSUs granted after May 25, 2012 vest as follows: twenty-five percent (25%) of the shares shall vest each year over the next four (4) years on the 25th day of the anniversary month of the grant date. RSUs granted in

2013 vest as follows: Thirty-seven and a half percent (37.5%) of the RSUs shall vest in year one; twenty-five percent (25%) shall vest in year two, twelve and a half percent (12.5%) shall vest in year three; and twenty five percent (25%) shall vest in year four.

(8)	Based on the closing price of PMC’s common stock on the NASDAQ Global Select Market as of December 26, 2014 ($9.12).
(9)

Represents Performance RSUs. For 2014 TSR-Based Performance RSUs- the target number of shares is earned if TSR equals the 50th percentile. The amount earned increases or decreases by 2% for every percentile above or below the 50th percentile, with a maximum payout of 150% of target for performance at or above the 75th percentile and a minimum payout of 0 shares for performance below the 25th percentile of achievement of performance goals. The actual number of 2014 Performance RSUs earned will be determined at the end of the performance period. The performance period for the 2014 Performance RSU award is for two years (July 1, 2014 – June 30, 2016). Any earned 2014 Performance RSUs vest 50% upon certification on or about August 25, 2016 and 50% on August 25, 2017. For 2014 operating plan-based Performance RSUs, the actual number of shares earned is based on the percentage of achievement of the operating income target of each of 3 distinct performance periods which are the 3 years covered by the operating plan (fiscal 2014, 2015, and 2016). The percent achieved must be at least 50% of target for the Committee to certify any shares as earned for that year. The amount earned for a given year increases by 1% for performance between 50% to 100% and increases by 2.5% for performance greater than 100% up to a maximum payout of 200% for performance at or above 140% of the applicable annual operating income target in the internal, confidential 3-year operating plan. Any earned Performance RSUs for 2014 vest 34% on February 25, 2015, and 33% for each of fiscal 2015 and 2016 vest upon certification on or about February 25, 2016 and February 25, 2017, respectively. For 2013 Performance Share awards- the target number of shares is earned if TSR equals the 50th percentile. The amount earned increases or decreases by 2% for every percentile above or below the 50th percentile, with a maximum payout of 150% of target for performance at or above the 75th percentile and a minimum payout of 0 shares for performance below the 25th percentile of achievement of performance goals. The actual number of 2013 Performance RSUs earned will be determined at the end of the performance period. The performance period for the 2013 Performance RSU award is for two years (July 1, 2013 – June 30, 2015). Any earned 2013 Performance RSUs vest 50% on August 25, 2015 and 50% on August 25, 2016. The actual number of Performance RSUs earned by Mr. Lang in fiscal year 2012 under the 2012 Performance RSU award was 40,460 of which 75% vested. The outstanding 10,115 Performance RSUs will vest on May 25, 2015.

(10)

Represents a 2014 revenue-based Performance RSU which has three distinct performance periods. The actual number of shares earned is based on the percentage of achievement of his revenue target of each of 3 distinct performance periods which are the 3 years covered by the operating plan (fiscal 2014, 2015 and 2016). The percent achieved must be at least 50% of target for the Committee to certify any shares as earned for that year. The amount earned for a given year increases by 1% for performance between 50% to 100% and increases by 2.5% for performance greater than 100% up to a maximum payout of 200% for performance at or above 140% of the applicable annual revenue target in the internal, confidential 3-year operating plan. Any earned Performance RSUs for fiscal 2014 vest 34% on February 25, 2015, and 33% for each of fiscal 2015 and 2016 vest upon certification on or about February 25, 2016 and February 25, 2017, respectively.

OPTION EXERCISES AND STOCK VESTED TABLE

For Fiscal Year Ended December 27, 2014

The following table sets forth for the fiscal year ended December 27, 2014, certain information regarding options exercised by and stock awards vesting with respect to our named executive officers.

	Option Awards		Stock Awards
Name of Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting($)(2)
Gregory S. Lang President, Chief Executive Officer			97,840	$712,990
Steven J. Geiser Vice President, Finance and Chief Financial Officer			47,721	$372,895
Colin C. Harris Vice President, Chief Operating Officer and General Manager, Communications Business Unit			53,472	$390,372
Travis Karr Vice President, General Manager, Enterprise Storage Division	109,988	$285,973	90,246	$659,979
Alinka Flaminia Vice President, General Counsel, Corporate Secretary			26,500	$193,525
Robert M. Liszt Former Vice President, Worldwide Sales	271,316	$447,701	32,512	$237,313

(1)

The amount reported equals the difference between the option exercise price and the fair market value of PMC’s common stock on the date of exercise, multiplied by the number of shares for which the option was exercised.

(2)	The amount reported equals the fair market value of PMC’s common stock on the vesting date, multiplied by the number of shares that vested on that date.

POTENTIAL PAYMENTS UPON TERMINATION OR A CHANGE OF CONTROL

Change of Control Arrangements

Each named executive officer’s accrued and unpaid base salary and accrued and unused vacation pay are payable upon termination at any time for any reason whatsoever. In addition, each named executive officer other than Mr. Liszt receives certain compensation and benefits upon a termination without “cause” or a “constructive termination”, in either case occurring 60 days prior to or two years following a “change of control”, each as defined in the applicable agreement (an employment agreement in the case of Mr. Lang, and a change of control agreement in the case of the other named executive officers, with certain provisions also contained in applicable equity award agreements). These payments and benefits, which are subject to applicable withholding, are as follows:

For Mr. Lang:

1.	A lump sum cash payment equal to two times his then current base salary;

2.	A lump sum cash payment equal to one times the Annual Bonus (as defined in the agreement) targeted for Mr. Lang under STIP or other annual bonus program;

3.	Reimbursement of, or the lump sum payment for, the cost of 12 months of continued health insurance;

4.

Acceleration of vesting of all options and RSUs that are outstanding and unvested as of the date of Mr. Lang’s “separation from service” (as such term is defined under Section 409A of the Code), including, to the extent the Committee has not determined the number of Earned RSUs as of such date, vesting in (a) the target number of 2014 and 2015 operating plan-based Performance RSUs and 2013 TSR-based Performance RSUs and (b) a number of 2014 TSR-based Performance RSUs as determined by the Committee based on performance through the change in control; and

5.	Twelve months from the date of his separation from service to exercise all vested options or the remaining term of such options, whichever is shorter.

For each of the other Named Executive Officers with the exception of Messrs. Geiser and Liszt:

1.	A lump sum cash payment equal to one times his or her then current base salary;

2.	A lump sum cash payment equal to one times the Annual Bonus (as defined in the agreement) targeted for the executive officer under STIP or other annual bonus program;

3.	Reimbursement of, or a lump sum payment for, the cost of 12 months of continued health insurance;

4.

Acceleration of vesting of all option and RSUs that are outstanding and unvested as of the date of separation from service, including, to the extent the Committee has not determined the number of Earned RSUs as of such date, vesting in (a) the target number of 2014 and 2015 operating plan-based Performance RSUs and 2013 TSR-based Performance RSUs and (b) a number of 2014 TSR-based Performance RSUs as determined by the Committee based on performance through the change in control; and

5.	Twelve months from the date of separation from service to exercise all vested options or the remaining term of the option, whichever is shorter.

For Mr. Geiser:

In the event of a separation from service on or before November 19, 2015:

1.	Cash payment equal to one times his then current base salary, payable in a series of 12 equal monthly installments;

2.

Cash payment equal to one times the Annual Bonus (as defined in the agreement) targeted for the Mr. Geiser under STIP or other annual bonus program, payable in a series of 12 equal monthly installments;

3.	Reimbursement of, or a lump sum payment for, the cost of 12 months of continued health insurance;

4.

Acceleration of vesting of all option and RSUs that are outstanding and unvested as of the date of separation from service, including, to the extent the Committee has not determined the number of Earned RSUs as of such date, vesting in (a) the target number of 2014 and 2015 operating plan-based Performance RSUs and 2013 TSR-based Performance RSUs and (b) a number of 2014 TSR-based Performance RSUs as determined by the Committee based on performance through the change in control; and

5.	Twelve months from the date of separation from service to exercise all vested options or the remaining term of the option, whichever is shorter.

In the event of a separation from service after November 19, 2015:

1.	A lump sum cash payment equal to one times his then current base salary;

2.	A lump sum cash payment equal to one times the Annual Bonus (as defined in the agreement) targeted for Mr. Geiser under STIP or other annual bonus program;

3.	Reimbursement of, or a lump sum payment for, the cost of 12 months of continued health insurance;

4.

Acceleration of vesting of all option and RSUs that are outstanding and unvested as of the date of separation from service, including, to the extent the Committee has not determined the number of Earned RSUs as of such date, vesting in (a) the target number of 2014 and 2015 operating plan-based Performance RSUs and 2013 TSR-based Performance RSUs and (b) a number of 2014 TSR-based Performance RSUs as determined by the Committee based on performance through the change in control; and

5.	Twelve months from the date of separation from service to exercise all vested options or the remaining term of the option, whichever is shorter.

In the event that any of the foregoing payments and benefits would be deemed to be parachute payments with respect to any of our named executive officers, each of the Chief Executive Officer’s employment agreement and the named executive officers’ change of control agreements provide that payments and benefits will be reduced if such a reduction maximizes the executive’s net after tax benefit (after taking into account any excise taxes payable under Section 4999 of the Code.)

Mr. Lang and the other named executive officers’ receipt of compensation and benefits under the employment agreement or change of control agreements (as applicable) is conditioned, in all cases, upon receipt of a release of claims and adherence to certain restrictive covenants.

For each of the Chief Executive Officer and named executive officers other than Mr. Liszt, actions constituting “cause”, include, for instance, gross dereliction of duties that persist after at least two notices thirty days apart, willful and gross misconduct that injures PMC, willful and material violation of laws applicable to PMC, embezzlement or theft, and a commission of a felony.

A “change of control”, may occur upon any of the following events:

(a)	any person or group other than PMC or its subsidiary becoming a beneficial owner of PMC securities representing 50% or more of the combined voting power of PMC’s then outstanding securities;

(b)

a sale or merger of PMC which results in the holders of PMC securities representing all voting power for the election of directors before the transaction holding less than a majority of the total voting power for the election of directors of the acquiring or surviving entity;

(c)	the issuance of securities which would give a person or group beneficial ownership of PMC securities representing 50% or more of the all of the voting power for the election of directors; or

(d)	a change in the Board over a 24-month period such that the incumbent directors and nominees of the incumbent directors are no longer a majority of the total number of directors.

A “constructive termination” generally means the executive officer’s resignation following the occurrence of any of the following events without executive’s approval: a material reduction in executive’s base salary or target bonus (other than a reduction that is implemented across-the-board to all employees at executive’s level, with respect to our named executive officers except Mr. Lang), a material reduction in authority or responsibilities, or the requirement that the executive officer relocate more than 50 miles.

The following table provides information concerning the estimated payments and benefits that would be provided in the circumstances described above for each of our named executive officers serving as of the end of fiscal 2014. Payments and benefits are estimated assuming that the triggering event took place on the last business day of fiscal 2014 (December 26, 2014), and the price per share of our common stock is the closing price on the NASDAQ Global Select market as of that date ($9.12). There can be no assurance that a triggering event would produce the same or similar results as those estimated below if such event occurs on any other date or at any other price, or if any other assumption used to estimate potential payments and benefits is incorrect.

Name	Type of Benefit	Constructive Termination or Involuntary Termination Other Than For Cause Within 60 Days Before or 24 Months After a Change of Control ($)
Gregory S. Lang	Base Salary Payment	1,320,000
President, Chief Executive Officer	Annual Performance Bonus Payment	631,620
	Health and Dental Insurance Payment	12,863
	Vesting Acceleration(1)	5,763,454

	Total Termination Benefits:	7,727,937

Steven J. Geiser	Base Salary Payment	370,800
Vice President, Finance and Chief Financial	Annual Performance Bonus Payment	231,167
Officer	Health Insurance Payment	20,809
	Vesting Acceleration(1)	2,630,793

	Total Termination Benefits:	3,253,570

Colin C. Harris	Base Salary Payment	343,377
Vice President, Chief Operating Officer and	Annual Performance Bonus Payment	189,322
General Manager, Communications Business Unit	Health Insurance Payment	1,347
	Vesting Acceleration(1)	1,835,708

	Total Termination Benefits:	2,369,754

Travis Karr	Base Salary Payment	312,068
Vice President, General Manager, Enterprise	Annual Performance Bonus Payment	174,067
Storage Division	Health Insurance Payment	1,487
	Vesting Acceleration(1)	2,438,189

	Total Termination Benefits:	2,925,811

Alinka Flaminia	Base Salary Payment	330,720
Vice President, General Counsel, Corporate	Annual Performance Bonus Payment	175,823
Secretary	Health Insurance Payment	15,275
	Vesting Acceleration(1)	1,086,000

	Total Termination Benefits:	1,607,818

(1)	Reflects accelerated vesting in full of all equity awards that are unvested as of the date of separation from service and assumes vesting in the target number of Performance RSUs.

Severance Upon a Termination of Employment—Not in Connection with Change of Control

Chief Executive Officer

If Mr. Lang’s employment is terminated without cause or he resigns as a result of a constructive termination of employment not connected with a change of control of PMC, he is eligible to receive the following payments and benefits:

1.	A cash payment equal to the aggregate of:

a.	one times his then current base salary;

b.	the total of the most recent mid-year and year-end bonuses paid to him under STIP or another annual bonus program; and

c.	reimbursement of, or a lump sum payment for, the cost of 12 months of continued health insurance.

2.

Acceleration in vesting by 18 months of options and RSUs that are outstanding and unvested as of the date of his separation from service, including vesting (a) in the target number of 2015 operating plan-based Performance RSUs and 2014 TSR-based Performance RSUs and (b) a number of 2015 TSR-based Performance RSUs as determined by the Committee based on performance as of such date.

3.	Twelve months from the date of his separation from service to exercise all vested options or the remaining term of such options, whichever is shorter.

The cash payment is payable in a lump sum within a 90 day period following the date of Mr. Lang’s separation from service.

The following table provides information concerning the estimated payments and benefits that would be provided to Mr. Lang assuming such a qualifying termination of employment (other than in connection with a change of control of PMC) took place on the last business day of fiscal 2014 (December 26, 2014), using the closing price per share of our common stock on the NASDAQ Global Select Market as of that date ($9.12). There can be no assurance that a triggering event would produce the same or similar results as those estimated below if such event occurs on any other date or at any other price, or if any other assumptions used to estimate potential payments and benefits are not correct.

Name	Type of Benefit	Constructive Termination or Involuntary Termination Other than For Cause ($)
Gregory S. Lang President, Chief Executive Officer	Base Salary Payment	660,000
	Annual Performance Bonus Payment	631,620
	Health and Dental Insurance Payment	12,863
	Acceleration Vesting(1)	3,780,208

	Total Termination Benefits:	5,084,691

(1)	Reflects accelerated vesting by eighteen months of all equity awards that are unvested as of the date of the separation from service and assumes vesting in the target number of Performance RSUs.

Named Executive Officer Robert M. Liszt Severance Arrangement

As reported on Form 8-K on October 27, 2014, Mr. Liszt resigned from PMC effective December 8, 2014. In connection therewith, PMC and Mr. Liszt entered into a letter agreement dated October 22, 2014 under which, (i) in exchange for Mr. Liszt’s agreement not to compete with Company or solicit its employees for a one-year period, PMC will pay Mr. Liszt the equivalent of one year of his annual salary and one year of his Short

Term Incentive Program bonus at target (70% of base salary) in five installments beginning in January 2015 and ending December 2015, for a total approximate payment of $560,262; (ii) PMC will pay up to one year of premiums for Mr. Liszt and his dependents to obtain continuing medical coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985as amended, with a value of approximately $28,857; and (iii) on the separation date, Mr. Liszt will execute a general release of claims for the benefit of PMC and related parties. Mr. Liszt timely executed the general release of claims and his severance payments are contingent on his on-going compliance with certain restrictive covenants.

Director Change of Control

In addition, our non-employee directors are eligible for a change of control benefit whereby, immediately prior to the effective date of a “change of control” of PMC (as described above), all options and RSUs held by our directors that are outstanding and unvested as of such date will become fully vested.

If a change of control of PMC were to have occurred on the last business day of fiscal 2014 (December 26, 2014), and assuming the price per share of our common stock is the closing price on the NASDAQ Global Select Market as of that date ($9.12), the estimated value from the full acceleration of outstanding equity awards as of that date would be $169,823 for each of our non-employee directors, other than Mr. Karros. For Mr. Karros, the estimated value from the full acceleration of outstanding equity awards as of that date would be $284,200. There can be no assurance that a triggering event would produce the same or similar results as those estimated if such event occurs on any other date or at any other price, or if any other assumptions used to estimate potential payments and benefits are not correct. The form of arrangement pertaining to the non-employee directors’ change of control benefit was filed on February 24, 2010 with the SEC as Exhibit 10.6 to PMC’s Annual Report on Form 10-K for the fiscal year ended December 27, 2009.

POLICIES AND PROCEDURES WITH RESPECT TO RELATED PARTY TRANSACTIONS

PMC’s Audit Committee Charter requires that members of the Audit Committee, all of whom are independent directors, review and approve or ratify all related party transactions for which such approval is required under applicable law, including SEC and NASDAQ rules. Current SEC rules define a related party transaction to include any transaction, arrangement or relationship in which PMC is a participant and in which any related party (including our directors, executive officers, certain of our stockholders and their immediate family members) has or will have a direct or indirect material interest.

On February 1, 2007, the Board approved PMC’s Related Party Transaction Policies and Procedures (the “Policy”), that outlines procedures for approving any material transaction in which PMC and a related party are participants, including any transaction with a related party in which the aggregate amount involved is expected to exceed $120,000.

The Policy provides that the Audit Committee shall review the material facts of the transaction and either approve or ratify, or disapprove, the transaction, subject to certain exceptions described below. In determining whether to approve or ratify a related party transaction, the Audit Committee takes into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. Certain transactions are deemed to be pre-approved by the Audit Committee under the terms of the Policy, including:

•	any arrangement relating to executive officer or director compensation (so long as it will be described in PMC’s proxy statement);

•

any transaction with another company at which a related party’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that company’s shares, if the aggregate amount involved does not exceed the greater of $1,000,000, or 2% of that company’s total annual revenues;

•

any charitable contribution by PMC to a charitable organization or university at which a related party’s only relationship is as an employee (other than an executive officer) or a director, if the aggregate amount involved does not exceed the lesser of $1,000,000, or 2% of the charitable organization’s total annual receipts;

•

any transaction where the related person’s interest arises solely from the ownership of the PMC’s common stock and all holders of common stock received the same benefit on a pro rata basis (e.g. dividends);

•	any transaction involving a related party where the rates or charges involved are determined by competitive bids;

•

any transaction with a related party involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority; and

•	any transaction with a related party involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services.

In addition, the Board has delegated to the Chair of the Audit Committee the authority to pre-approve or ratify, as applicable, any transaction with a related party in which the aggregate amount involved is expected to be less than $1,000,000.

All related party transactions shall be disclosed in PMC’s applicable filings with the SEC as required under SEC rules.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 2014, the following directors were members of PMC’s Compensation Committee: Michael R. Farese, Jonathan J. Judge (Chair), Kirt P. Karros, and Michael A. Klayko. None of the Compensation Committee’s members has at any time been an officer or employee of PMC.

None of PMC’s executive officers serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving on PMC’s Board or Compensation Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires PMC’s executive officers and directors, and persons who own more than 10% of PMC’s common stock, to file reports regarding ownership of, and transactions in, PMC’s securities with the SEC and to provide PMC with copies of those filings. Based solely on its review of the copies of such forms received by PMC, or written representations from certain reporting persons, PMC believes that during fiscal year 2014, each of the reporting persons complied with all applicable Section 16(a) filing requirements.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, internal control and financial reporting practices of PMC. Management is responsible for the preparation, presentation and integrity of PMC’s consolidated financial statements, for its accounting and financial reporting principles and for the establishment and effectiveness of internal controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for performing an independent audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”), expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles in the United States of America and expressing an opinion on the effectiveness of internal control over financial reporting. The independent auditors have free access to the Audit Committee to discuss any matters they deem appropriate.

In fulfilling its oversight responsibilities, the Audit Committee discussed with PMC’s internal and independent auditors the overall scope and plans for their respective audits, including internal control testing under Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). The Audit Committee periodically meets with the internal and independent auditors, with and without management present, and in private sessions with members of senior management (such as the Chief Financial Officer) to discuss the results of their examinations, their evaluations of PMC’s internal controls, and the overall quality of PMC’s financial reporting. The Audit Committee also periodically meets in executive sessions with the Chief Executive Officer and other PMC employees, agents or representatives invited by the Audit Committee.

The Audit Committee has reviewed and discussed with management the audited consolidated financial statements and discussed with the independent auditor matters required to be discussed with the Audit Committee by the standards of the PCAOB, including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and accounting estimates, and the clarity of the disclosures in the consolidated financial statements. The Audit Committee also reviewed with management and the independent registered public accounting firm the preparation of the financial statements and related disclosures contained in PMC’s earnings announcements and quarterly reports.

In addition, the Audit Committee has received the written disclosures and the letter from the independent auditor required by applicable requirements of the PCAOB regarding communications with the Audit Committee concerning independence and has discussed with the independent auditor the auditor’s independence from PMC and its management. In concluding that the auditor is independent, the Audit Committee determined, among other things, that the non-audit services provided by Ernst & Young LLP (as described above) were compatible with its independence. As previously described, consistent with the requirements of the Sarbanes-Oxley Act, the Audit Committee has adopted policies to ensure the independence of the independent auditor, such as prior Audit Committee approval of permitted non-audit services. The Audit Committee also observes the requirements for audit partner rotation.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board subsequently approved the recommendation) that the audited consolidated financial statements be included in PMC’s Annual Report on Form 10-K for the year ended December 27, 2014. The Audit Committee also has re-appointed PMC’s independent auditor, Ernst & Young LLP, subject to stockholder ratification, for the 2015 fiscal year.

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that PMC specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

THE AUDIT COMMITTEE

William H. Kurtz, Chair Richard E. Belluzzo Richard N. Nottenburg

GAAP TO NON-GAAP RECONCILIATION FOR

FINANCIAL MEASURES NOTED IN

EXECUTIVE COMPENSATION SECTION

Following is the GAAP to non-GAAP reconciliation for financial measures noted in the Fiscal 2014 Business Results of the Compensation Discussion and Analysis Section beginning at page 49 of this proxy statement (in millions, except per share amounts):

	For the year ended
	December 27, 2014	December 28, 2013
GAAP operating income (loss)	$11.1	$(13.2)
Stock-based compensation	23.2	26.3
Acquisition-related costs	3.4	4.7
Termination and separation costs	1.9	6.1
Asset impairment	0.5	2.7
Lease exit cost	0.1	0.1
Amortization of purchased intangible assets	43.2	48.2
Reversal of accruals and other nonrecurring expenses	(0.3)	(6.5)

Non-GAAP operating income	83.1	68.4

GAAP net income (loss)	$0.1	$(32.3)
Stock-based compensation	23.2	26.3
Acquisition-related costs	3.4	4.7
Termination and separation costs	1.9	6.2
Asset impairment	0.5	2.7
Lease exit cost	0.1	0.1
Amortization of purchased intangible assets	43.2	48.2
Reversal of accruals and other nonrecurring expenses	(0.3)	(6.5)
Foreign exchange loss (gain) on foreign tax liabilities	(3.6)	(4.7)
Amortization of discount on long-term obligation	0.4	—
Gain on disposal of investment	(0.1)	(1.8)
Provision for (recovery of) income taxes	10.7	25.4

Non-GAAP net income	$79.5	$68.3

GAAP net income (loss) per share—diluted	$0.0	$(0.16)

Non-GAAP net income per share—diluted	$0.40	$0.33

PMC uses non-GAAP operating income and non-GAAP net income internally to evaluate its in-period operating performance before gains, losses and other charges that are considered by management to be outside PMC’s core operating results.

OTHER MATTERS

The Board of Directors knows of no other matter that will be presented for consideration at the 2015 Annual Meeting of Stockholders. If any other matter is properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matter in accordance with their best judgment.

By Order of the Board of Directors,

Jonathan J. Judge Chairman of the Board of Directors March 20, 2015

APPENDIX A

PMC-SIERRA, INC.

2008 EQUITY PLAN

(as Amended and Restated on February 5, 2015)

The following constitute the provisions of the PMC-Sierra, Inc. 2008 Equity Plan, as amended and restated on February 5, 2015, subject to and effective as of the approval by the Company’s stockholders at the Company’s 2015 Annual Meeting of Stockholders (the “Effective Date”):

1. Purposes of the Plan. The purposes of this Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Employees, Consultants and Directors, and

•	to promote the success of the Company’s business.

2. Definitions. As used herein, the following definitions shall apply:

(a) “Administrator” means the particular entity, whether the Compensation Committee or other Committee which is authorized to administer the Plan in accordance with Section 5 with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under the Plan with respect to the persons under its jurisdiction.

(b) “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(c) “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Award.

(d) “Awards” means Options, Stock Appreciation Rights, Stock Awards, Restricted Stock Units, Dividend Equivalent Rights, Performance-Based Awards and Cash-Based Awards.

(e) “Board” means the Board of Directors of the Company.

(f) “Cash-Based Award” means an Award granted pursuant to Section 15 of the Plan.

(g) “Change of Control” means the occurrence of any of the following events:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities;

(ii) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

(iii) A change in the composition of the Board occurring within a two (2)-year period, as a result of which less than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

(iv) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

(h) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(i) “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board or the Compensation Committee in accordance with Section 5 of the Plan.

(j) “Common Stock” means the Common Stock of the Company.

(k) “Compensation Committee” means the Compensation Committee of the Board. To the extent necessary and desirable, the Compensation Committee shall be composed entirely of individuals who meet the qualifications referred to in Section 162(m) of the Code and Rule 16b-3 under the Exchange Act.

(l) “Company” means PMC-Sierra, Inc., a Delaware corporation.

(m) “Consultant” means a consultant or independent contractor engaged by the Company or a Parent or Subsidiary to render services.

(n) “Continuous Status as an Employee, Consultant or Director” means that the employment, consulting or director relationship with the Company or any Parent or Subsidiary is not interrupted or terminated. For purposes of the Plan, a Participant shall be deemed to cease to be in Continuous Status as an Employee, Consultant or Director immediately upon the occurrence of the either of the following events: (i) the Participant no longer performs services in any of the foregoing capacities for the Company or any Parent or Subsidiary or (ii) the entity for which the Participant is performing such services ceases to remain a Parent or Subsidiary of the Company, even though the Participant may subsequently continue to perform services for that entity. Continuous Status as an Employee, Consultant or Director shall not be considered interrupted in the case of: (i) any leave of absence approved by the Company, including sick leave, military leave, or any other personal leave; provided, however, that if such leave exceeds three (3) months, then for purposes of determining the period within which an Incentive Stock Option may be exercised as such under the federal tax laws, the Employee’s employment shall be deemed to cease on the first day immediately following the expiration of such three (3)-month period and the option will be treated for tax purposes as a Nonstatutory Stock Option unless the Employee is provided with the right to employment following such leave by written contract or statute; or (ii) transfers between locations of the Company or between the Company, its Parent, its Subsidiaries or its successor. Except to the extent required by law or expressly authorized by the Administrator or by the Company’s written policy on leaves of absence, no service credit shall be given for vesting purposes for any period the Participant is on a leave of absence. Notwithstanding the foregoing, the Administrator may determine that other interruptions or terminations in the employment, consulting or director relationship with the Company or any Parent or Subsidiary not specified in this Section shall not constitute an interruption in the Continuous Status as an Employee, Consultant or Director.

(o) “Director” means a member of the Board or a member of the board of directors of any Parent or Subsidiary of Company.

(p) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(q) “Dividend Equivalent Rights” means the dividend equivalent rights that may be granted under Section 13 of the Plan.

(r) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(s) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(t) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock as such price is reported by the National Association of Securities Dealers (if primarily traded on the Nasdaq Global Select Market) or as officially quoted in the composite tape of transactions on any other stock exchange with the greatest volume of trading in Common Stock on the date of determination (or, if no closing sales price was reported on that date, on the last preceding trading date such closing sales price was reported) at the end of regular hours trading, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is quoted on the National Association of Securities Dealers, Inc. Automated Quotation System, (but not on the National Market System thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last preceding date such prices were reported), at the end of regular hours trading as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

(u) “Family Member” means, with respect to a particular Participant, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law.

(v) “Full Value Award” means any Award other than an Option or a Stock Appreciation Right.

(w) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(x) “Misconduct” means (i) engaging in financial fraud; (ii) embezzling property of the Company and/or any Parent or Subsidiary; (iii) non-payment of an obligation owed to the Company; (iv) breach of fiduciary duty or deliberate disregard of Company rules resulting in loss, damage or injury to the Company (and/or Parent or Subsidiary); (v) engaging in any activity for, or affiliating with, any competitor of the Company and/or any Parent or Subsidiary; (vi) theft of trade secrets or unauthorized disclosure of any confidential information or trade secret of the Company and/or any Parent or Subsidiary; or (vii) engaging in conduct that is a violation of securities laws, antitrust and unfair competition laws, the Foreign Corrupt Practices Act, other laws, or which conduct puts the Company and/or any Parent or Subsidiary at substantial risk of violating such laws. The Administrator, in its sole discretion, shall determine if a Participant’s termination of Continuous Status as an Employee, Consultant or Director is for “Misconduct”.

(y) “1994 Plan” means the PMC-Sierra, Inc. 1994 Incentive Stock Plan.

(z) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(aa) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(bb) “Option” means a stock option granted pursuant to Section 9 of the Plan.

(cc) “Optionee” means an Employee, Consultant or Director who holds an outstanding Option.

(dd) “Outside Director” shall mean a Director who is not an Employee of the Company.

(ee) “Parent” means a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(ff) “Participant” means any person who is granted an Award under the Plan.

(gg) “Performance-Based Awards” means those performance-based awards granted pursuant to Section 14 of the Plan.

(hh) “Plan” means this 2008 Equity Plan as amended and restated on February 5, 2015.

(ii) “Predecessor Plans” means the 1994 Plan and the 2001 Plan.

(jj) “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 11 of the Plan. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(kk) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(ll) “Section 162(m)” means Section 162(m) of the Code and the regulations promulgated thereunder.

(mm) “Share” means a share of the Common Stock, as adjusted in accordance with Section 17 of the Plan.

(nn) “Stock Appreciation Right” means a stock appreciation right granted pursuant to Section 12 of the Plan.

(oo) “Stock Award” means a stock award granted pursuant to Section 10 of the Plan.

(pp) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

(qq) “2001 Plan” means the PMC-Sierra, Inc. 2001 Stock Option Plan.

3. Awards. The following types of Awards may be granted under the Plan: (i) Options; (ii) Stock Appreciation Rights; (iii) Stock Awards; (iv) Restricted Stock Units; (v) Performance-Based Awards; (vi) Dividend Equivalent Rights and (vii) Cash-Based Awards.

4. Stock Subject to the Plan. The stock issuable under the Plan shall be Shares that are authorized but unissued or reacquired Shares including Shares repurchased by the Company in the open market. Subject to the provisions of Section 17 of the Plan, a maximum of 67,375,000 shares of our common stock may be issued under the Plan. Such share reserve shall be comprised of: (i) 30,000,000 upon adoption of the Plan on April 30, 2008, (ii) 9,500,000 approved by stockholders on May 10, 2012, (iii) up to 15,000,000 shares under Predecessor Plans which are authorized to return to the 2008 Plan upon termination or cancellation of the underlying award, and (iv) 12,875,000 shares approved on February 5, 2015 by the Board. As of February 27, 2015, 15,993,438 shares remained available for grant (not including the potential of an additional 3,602,977 remaining of the 15,000,000 possible Shares returning to the 2008 Plan from the cancellation or termination of options under Predecessor Plans). In no event will more than 67,375,000 Shares be available for issuance pursuant to the exercise of Incentive Stock Options. Any Shares issued upon the exercise of Options or Stock Appreciation Rights shall reduce the share reserve by one share for every Share so issued. Any Shares issued pursuant to Stock Awards or Restricted Stock Units for cash consideration per Share or unit less than 100% of Fair Market Value per Share on the Award date shall reduce the share reserve by 1.6 shares for every one Share subject thereto. The Plan shall serve as the successor to the Predecessor Plans, and no further awards shall be made under the Predecessor Plans on or after the Effective Date. However, awards outstanding under the Predecessor Plans on the Effective Date shall continue in full force and effect in accordance with their terms, and no provision of this Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of those awards with respect to their acquisition of Shares thereunder. All of the numbers of shares in this paragraph are subject to adjustment in the event of certain corporate events (as described in this Plan).

Shares subject to outstanding Awards under the Plan shall be available for subsequent issuance under the Plan to the extent those Awards expire or terminate for any reason prior to the issuance of the Shares subject to those Awards. Unvested Shares issued under the Plan and subsequently forfeited or repurchased by the Company, at a price per share not greater than the original issue price paid per share, shall be added back to the number of Shares reserved for issuance under the Plan and shall accordingly be available for subsequent reissuance. To the extent that a Share that was subject to an Award that counted as 1.6 Shares against the Plan reserve is added back into the Plan upon termination or expiration of the Award or repurchase or forfeiture of the Shares, the Plan shall be credited with 1.6 Shares. Should the exercise price of an Option be paid with Shares, then the authorized reserve of Shares under the Plan shall be reduced by the gross number of Shares for which the Option is exercised. Upon the exercise of any Stock Appreciation Right, the share reserve shall be reduced by the gross number of Shares for which the Stock Appreciation Right is exercised. If Shares otherwise issuable under the Plan are withheld by the Company in satisfaction of the withholding taxes incurred in connection with the issuance, vesting or exercise of an Award or the issuance of Shares thereunder, then the number of Shares available for issuance under the Plan shall be reduced on the basis of the gross number of shares issuable, vesting or exercised under such Award.

5. Administration of the Plan.

(a) Administrator. The Plan shall be administered by the Compensation Committee. However, the Board or the Compensation Committee may delegate its authority under the Plan to a sub-committee or to one or more senior executive officers of the Company to the extent such delegation is appropriate under Section 162(m) of the Code and Rule 16b-3 under the Exchange Act.

(b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board or the Compensation Committee to such Committee, the Administrator shall have the authority, in its discretion:

(i) to select the Consultants, Directors and Employees to whom Awards may be granted hereunder;

(ii) to determine whether and to what extent Awards are granted hereunder;

(iii) to determine the number of Shares to be covered by Awards granted hereunder;

(iv) to approve forms of agreement for use under the Plan;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the purchase price (if any), the time or times when Awards may be exercised or vest (provided that no Award shall vest prior to the first anniversary of its grant; provided, however, that, notwithstanding the foregoing, Awards that result in the issuance of an aggregate of up to 5% of the shares of Common Stock available pursuant to Section 4 may be granted to any one or more Participants without respect to such minimum vesting provision), any vesting acceleration or waiver of forfeiture restriction, the status of an Option as an Incentive Stock Option or Nonstatutory Stock Option, the term of the Award, the form in which the Award is to be settled, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(vii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws or to comply with other applicable foreign laws;

(viii) to modify or amend each Award (subject to Section 21(c) of the Plan);

(ix) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator; and

(x) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final and binding on all persons having an interest in the Plan and in any Awards granted hereunder.

6. Eligibility. Awards may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees. If otherwise eligible, a Participant who has been granted an Award may be granted additional Awards.

7. Individual Limitations. The following limitations shall apply to Awards to Participants:

(i) No Participant shall be granted, in any fiscal year of the Company, Awards for more than 3,500,000 Shares in the aggregate; provided, however, that the aggregate number of Shares for which Awards may be granted in the fiscal year in which the Participant is initially hired shall be 5,000,000 Shares. The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 16(a).

(ii) The aggregate amount of compensation to be paid to any one Participant in respect of all Awards that are intended to constitute Performance-Based Awards denominated in cash in any calendar year is $10,000,000.

8. Term of Plan. The Plan will expire on May 10, 2018, the tenth anniversary of the Plan’s original approval by stockholders, unless terminated earlier under Section 21 of the Plan.

9. Options.

(a) Term. The term of each Option shall be stated in the Award Agreement; provided, however, that the term shall not exceed ten (10) years from the date of grant. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(b) Option Exercise Price and Consideration.

(i) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

(1) The per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(2) In the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

(ii) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised. In so doing, the Administrator may specify that an Option may not be exercised until the completion of a service period or attainment of specified performance goals. The Plan Administrator may accelerate the exercisability of an Option at any time for any reason.

(iii) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. Such consideration may consist entirely of:

(1) cash;

(2) check;

(3) other Shares which (A) meet the requirements and conditions established by the Administrator in order to avoid any unfavorable financial accounting consequences (as determined by the Administrator) and (B) have a Fair Market Value on the date of exercise equal to the aggregate exercise price of the Shares as to which said Option will be exercised;

(4) delivery of a properly executed exercise notice together with such other documentation as the Administrator shall require to a brokerage firm (reasonably satisfactory to the Company for purposes of administering the exercise) to effect an exercise of the Option and deliver to the Company the sale proceeds required to pay the exercise price;

(5) any combination of the foregoing methods of payment; or

(6) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

(c) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement.

An Option may not be exercised for a fraction of a Share.

An Option shall be deemed exercised when the Company receives: (i) written notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, and (ii) except to the extent the exercise price is to be paid from sales proceeds under Section 9(b)(iii)(4) above, full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. The holder of an Option shall have no stockholder rights with respect to the Shares subject to the Option until such person shall have exercised the Option, paid the exercise price and become a holder of record of the purchased Shares.

(d) Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of Shares subject to an Optionee’s incentive stock options granted by the Company, any Parent or Subsidiary, which become exercisable for the first time during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 9(d), Incentive Stock Options shall be taken into account in the order in which they were granted (except to the extent otherwise provided under applicable law or regulation), and the Fair Market Value of the Shares shall be determined as of the time of grant.

(e) Termination of Employment, Consulting or Director Relationship. The following provisions shall govern the exercise of any Options outstanding at the time of termination of the Optionee’s Continuous Status as an Employee, Consultant or Director or death:

(i) Upon termination of an Optionee’s Continuous Status as an Employee, Consultant or Director, other than upon the Optionee’s death or Disability or by reason of Misconduct, the Optionee may exercise his or her Option within the period specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for 90 days following the Optionee’s termination of Continuous Status as an Employee, Consultant or Director. In the case of an Incentive Stock Option, such period of time shall not exceed three (3) months from the date of termination. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(ii) In the event that an Optionee’s Continuous Status as an Employee, Consultant or Director terminates as a result of the Optionee’s Disability, the Optionee may exercise his or her Option at any time within twelve (12) months from the date of such termination but only to the extent that the Optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(iii) In the event of the death of an Optionee, the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement), by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance or a designated beneficiary (if any), but only to the extent that the Optionee was entitled to exercise the Option at the date of death. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall immediately revert to the Plan. If, after death, the Optionee’s estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(iv) The Administrator shall have complete discretion, exercisable either at the time an Option is granted or at any time while the Option remains outstanding, to:

a) extend the period of time for which the Option is to remain exercisable following termination of the Optionee’s Continuous Status as an Employee, Consultant or Director from the limited exercise period otherwise in effect for that Option to such greater period of time as the Administrator shall deem appropriate, but in no event beyond the expiration of the Option term, and/or

b) include an automatic extension provision whereby the specified post-service exercise period in effect for any Option shall automatically be extended by an additional period of time equal in duration to any interval within the specified post-service exercise period during which the exercise of that Option or the immediate sale of the Shares acquired under such Option could not be effected in compliance with applicable federal and state securities laws, but in no event shall such an extension result in the continuation of such Option beyond the expiration date of the term of that Option.

(f) Misconduct. Should the Optionee’s Continuous Status as an Employee, Consultant or Director be terminated for Misconduct or should the Optionee otherwise engage in Misconduct while holding one or more outstanding Options, then all of those Options shall terminate immediately and cease to be outstanding.

10. Stock Awards.

(a) Grant. Shares may be directly issued as Stock Awards at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Stock Awards under the Plan, it shall advise the Participant in writing, by means of an Award Agreement, of the terms, conditions and vesting schedule (if any) related to the grant, including the number of Shares subject to the Award and the price (if any) to be paid.

(b) Issue Price and Form of Consideration. The issue price per Share shall be fixed by the Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value per Share on the Award date. Shares may be issued under the Stock Award Program for any of the following items of consideration which the Administrator may deem appropriate in each individual instance:

(i) cash or check,

(ii) past services rendered to the Company (or any Parent or Subsidiary); or

(iii) any other valid consideration Applicable Laws.

(c) Vesting. Shares subject to a Stock Award may, in the discretion of the Administrator, be fully and immediately vested upon issuance as a bonus for service rendered or may vest in one or more installments over the Participant’s period of service or upon the attainment of specified performance objectives.

(d) Forfeiture. Should the Participant cease to remain in Continuous Status as an Employee, Consultant or Director while holding one or more unvested Shares issued under a Stock Award or should the performance objectives not be attained with respect to one or more such unvested Shares, then those Shares shall be immediately surrendered to the Company for cancellation, and the Participant shall have no further stockholder rights with respect to those Shares. To the extent the surrendered Shares were previously issued to the Participant for consideration paid in cash or cash equivalent, the Company shall repay to the Participant the lower of (i) the cash consideration paid for the surrendered Shares or (ii) the Fair Market Value of those Shares at the time of cancellation. The Administrator may in its discretion waive the surrender and cancellation of one or more unvested Shares which would otherwise occur upon the cessation of the Participant’s Continuous Status as an Employee, Consultant or Director or the non-attainment of the performance objectives applicable to those Shares. Any such waiver shall result in the immediate vesting of the Participant’s interest in the Shares as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant’s cessation of Continuous Status as an Employee, Consultant or Director or the attainment or non-attainment of the applicable performance objectives.

(e) Other Provisions. The Award Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

(f) Rights as a Stockholder. The Participant shall have full stockholder rights with respect to any Shares issued to the Participant under a Stock Award, whether or not the Participant’s interest in those Shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any dividends paid on such Shares, subject to any applicable vesting requirements.

11. Restricted Stock Units.

(a) Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Restricted Stock Units under the Plan, it shall advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units.

(b) Vesting Criteria and Other Terms. The Administrator shall set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon specified service requirements and/or the achievement of specified performance goals, or any other basis determined by the Administrator in its discretion.

(c) Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant shall be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

(d) Form and Timing of Payment. Payment of earned Restricted Stock Units shall be made as soon as practicable after the date(s) determined by the Administrator, including expiration of a designated time period following vesting of the units or following termination of the Participant’s service and set forth in the Award Agreement. The Administrator, in its sole discretion, may only settle earned Restricted Stock Units in cash, Shares, or a combination of both.

(e) Termination. Outstanding Restricted Stock Units shall automatically terminate, and no Shares or cash shall actually be paid in satisfaction of those Awards, if the performance goals or service requirements established for those Awards are not attained or satisfied.

(f) Stockholder Rights. The Participant shall not have any stockholder rights with respect to any Restricted Stock Units until that Award vests and Shares are actually issued thereunder.

12. Stock Appreciation Rights.

(a) Grant. The Administrator may grant Stock Appreciation Rights from time to time separately or in tandem with any Option. After the Administrator determines that it will grant Stock Appreciation Rights under the Plan, it shall advise the Participant in an Award Agreement of the terms and conditions related to the grant.

(b) Number of Shares, Term and Base Price. The Administrator shall establish the number of Shares, the term and the base price of the Stock Appreciation Right at the time the Stock Appreciation Right is granted. The term of a Stock Appreciation Right shall not exceed ten years from the date of grant. The base price of a Stock Appreciation Right shall not be less than the Fair Market Value of a Share on the date of grant of the Stock Appreciation Right.

(c) Exercisability. Stock Appreciation Rights shall become exercisable in accordance with such terms and conditions as may be determined by the Administrator and specified in the Award Agreement. The Administrator may accelerate the exercisability of any or all outstanding Stock Appreciation Rights at any time for any reason. A tandem Stock Appreciation Right shall be exercisable only during the period when the Option to which it is related is also exercisable.

(d) Termination of Employment or Service. The provisions governing the exercise of Stock Appreciation Rights following the cessation of the Participant’s Continuous Status as an Employee, Consultant or Director shall be substantially the same as those set forth in Section 9 for the Options granted under the Plan.

(e) Exercise of Stock Appreciation Rights. Upon exercise of a Stock Appreciation Right, the holder shall be entitled to receive a distribution from the Company in an amount equal to the excess of (i) the aggregate Fair Market Value (on the exercise date) of the Shares underlying the exercised right over (ii) the aggregate base price in effect for those Shares. The distribution with respect to an exercised Stock Appreciation Right may be made in (i) Shares valued at Fair Market Value on the exercise date, (ii) cash or (iii) a combination of cash and Shares, as specified in the applicable Award Agreement.

(f) Stockholder Rights. The holder of a Stock Appreciation Right shall have no stockholder rights with respect to the Shares subject to the right unless and until such person shall have exercised the Stock Appreciation Right and become a holder of record of the Shares issued upon the exercise of such Stock Appreciation Right.

13. Dividend Equivalent Rights.

(a) Grant. The Administrator may grant Dividend Equivalent Rights as stand-alone awards or in tandem with other Awards made under the Plan. After the Administrator determines that it will grant Dividend Equivalent Rights under the Plan, it shall advise the Participant in an Award Agreement of the terms and conditions related to the grant.

(b) Term. The term of each Dividend Equivalent Right shall be established by the Administrator at the time of grant, but no such Award shall have a term in excess of ten (10) years.

(c) Payment. Each Dividend Equivalent shall represent the right to receive the economic equivalent of each dividend or distribution, whether in cash, securities or other property (other than Shares), which is made per issued and outstanding Share during the term the Dividend Equivalent Right remains outstanding. A special account on the books of the Company shall be maintained for each Participant to whom a Dividend Equivalent Right is granted, and that account shall be credited per Dividend Equivalent Right with each such dividend or distribution made per issued and outstanding Share during the term of that Dividend Equivalent Right remains outstanding. Payment of the amounts credited to such book account may be made to the Participant either concurrently with the actual dividend or distribution made per issued and outstanding Share or may be deferred for a period specified by the Administrator at the time the Dividend Equivalent Right is made or selected by the Participant in accordance with the requirements of Code Section 409A.

(d) Form of Payment. Payment may be paid in (i) cash, (ii) Shares or (iii) a combination of cash and Shares the Administrator shall determine. If payment is to be made in the form of Common Stock, the number of Shares into which the cash dividend or distribution amounts are to be converted for purposes of the Participant’s book account may be based on the Fair Market Value per Share on the date of conversion, a prior date or an average of the Fair Market Value per Share over a designated period, as the Administrator shall determine in its sole discretion.

14. Performance-Based Awards. The Administrator may grant any Award under this Plan in a manner which is intended to constitute compensation deductible by the Company under Section 162(m). A Participant’s Performance-Based Award shall be determined based on the attainment of written performance goals approved by the Committee for a performance period of such length as shall be determined by the Committee in its discretion (the “Performance Period”), established by the Committee while the outcome for that Performance Period is substantially uncertain and no more than ninety (90) days after the commencement of the Performance Period to which the performance goal relates (or, if less, the number of days that is equal to 25% of the relevant Performance Period).

The performance goals shall be objective and based on one or more of the following criteria: (i) earnings or operating income before interest, taxes, depreciation, amortization and/or charges for stock-based compensation; (ii) earnings per share; (iii) growth in earnings or earnings per share; (iv) market price of the Common Stock; (v) return on equity or average stockholder equity; (vi) total stockholder return or growth in total stockholder return, either directly or in relation to a comparative group; (vii) return on capital; (viii) return on assets or net assets; (ix) invested capital, rate of return on capital or return on invested capital; (x) revenue, growth in revenue or return on sales; (xi) income or net income; (xii) operating income or net operating income; (xiii) operating profit or net operating profit; (xiv) operating margin; (xv) return on operating revenue or return on operating profit; (xvi) cash flow or cash flow per share (before or after dividends); (xvii) market share; (xviii) collections and recoveries; (xix) debt reduction; (xx) litigation and regulatory resolution goals; (xxi) expense control goals; (xxii) budget comparisons; (xxiii) development and implementation of strategic plans and/or organizational restructuring goals; (xxiv) productivity goals; (xxv) workforce management and succession planning goals; (xxvi) economic value added; (xxvii) measures of customer satisfaction; (xxviii) formation of joint ventures or marketing or customer service collaborations or the completion of other corporate transactions intended to enhance the Company’s revenue or profitability or enhance its customer base; and (xxix) merger and acquisitions. The foregoing criteria may be applied with respect to the Company, any Parent or Subsidiary or any business unit, or, if applicable, any Participant, and may be measured based on any combination of, or a change in, such criteria or on an absolute or relative to a peer group basis or other market measure.

The performance criteria may include a threshold level of performance below which no payment shall be made, levels of performance at which specified payments shall be made and a maximum level of performance above which no additional payment shall be made. The Committee, in its sole discretion, shall make equitable adjustments to the performance criteria in recognition of unusual or non-recurring events affecting the Company or any Parent or Subsidiary or the financial statements of the Company or any Subsidiary or Parent, in response to changes in applicable laws or regulations, including changes in generally accepted accounting principles, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles, as applicable. The Committee shall determine whether, with respect to the Performance Period, the applicable performance goals have been met with respect to a given Participant and if so met, shall so certify and ascertain the amount of the applicable Performance-Based Award. The Performance-Based Award shall be paid to the Participant at such time as determined by the Committee following the end of the applicable Performance Period.

15. Cash-Based Awards. The Administrator is authorized to grant Cash-Based Awards to a Participant and to determine whether such Cash-Based Awards shall be Performance-Based Awards as set forth in Section 14 of this Plan. The value of Cash-Based Awards may be linked to any one or more of the performance goals set forth in Section 14 or other specific criteria determined by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Without limiting the generality of the foregoing, the Administrator may grant Cash-Based Awards to a Participant in the form of a cash bonus payable upon the attainment of objective performance criteria, or such other criteria, whether or not objective, which are established by the Administrator, in each case with respect to a specified date or dates or over any period or periods determined by the Administrator. Any such bonuses paid to a Participant which are intended to be Performance-Based Awards shall be based upon objectively determinable formulas established in accordance with the provisions of Section 14 hereof.

16. Transferability of Awards. An Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. However, the Administrator may structure any Award (other than an Incentive Stock Option) so that the Award may be assigned in whole or in part during the Participant’s lifetime to one or more Family Members of the Participant or to a trust established exclusively for the Participant and/or such Family Members, to the extent such assignment is in connection with the Participant’s estate plan or pursuant to a domestic relations order. The Administrator may also permit a Participant to designate one or more persons as the beneficiary or beneficiaries of his or her outstanding Awards and those Awards shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Participant’s death while holding those Awards.

17. Adjustments Upon Changes in Capitalization, Dissolution or Change of Control.

(a) Changes in Capitalization. In the event of a corporate event or transaction involving the Company, including without limitation any stock dividend, stock split, reverse stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, spin-off, split-up, combination or exchange of shares or any similar equity restructuring transaction, as that term is used in Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto) that is in each case effected without receipt of consideration by the Company, then equitable adjustments shall be made by the Administrator to (i) the maximum number and/or class of securities issuable under the Plan and the maximum number and/or class of securities issuable pursuant to the exercise of Incentive Stock Options, (ii) the maximum number and/or class of securities by which the Share reserve under the Plan may increase by reason of the expiration or termination of unexercised Options or non-issuance of Shares under Restricted Stock Units under the Predecessor Plans, (iii) the maximum number and/or class of securities for which any one person may be granted Awards under the Plan per fiscal year or Performance Period, (iv) the number and/or class of securities and the exercise, purchase or base price per share in effect under each outstanding Award, (v) the number and/or class of securities subject to cancellation under the Plan and the price (if any) payable per cancelled share, and (vi) adjust the performance criteria for any Performance-Based Awards (subject to such limitations as appropriate under Section 162(m)); provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”. Such adjustment shall be made by the Board in such manner as it deems appropriate and such adjustments shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to any outstanding Awards.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, to the extent that an Award is outstanding, such Award will terminate immediately prior to the consummation of such proposed action and any unvested Shares shall be forfeited. The Board may, in the exercise of its sole discretion in such instances, declare that any Option or Stock Appreciation Right shall terminate as of a date fixed by the Board and give each Participant the right to exercise his or her Option or Stock Appreciation Right as to all or any part of the Shares subject to such Award, including Shares as to which the Option or Stock Appreciation Right would not otherwise be exercisable and to accelerate the vesting of any Stock Award, Restricted Stock Unit or Dividend Equivalent Right.

(c) Change of Control. In the event of a Change of Control, each outstanding Award will be treated as the Administrator determines, including, without limitation, that each outstanding Award shall be assumed or an equivalent award shall be substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. The Administrator shall not be required to treat Awards similarly in the transaction. With respect to the assumption or substitution of Awards granted to Outside Directors, if following such assumption or substitution the Participant’s status as a Director or a director of the successor corporation, as applicable, is terminated other than by voluntary resignation by the Participant, then the Participant shall fully vest in and have the right to exercise the Awards as to all of the Shares subject to the Awards, including Shares as to which it would not otherwise be vested or exercisable. The Administrator may, if such Awards are not to be assumed or substituted, provide (i) for the Participant to have the right to exercise the Option or Stock Appreciation Right as to all or a portion of the Shares subject thereto, including Shares as to which it would not otherwise be exercisable, (ii) that all Restricted Stock Units, Stock Awards and Dividend Equivalent Rights shall vest as to all or a portion of the Shares subject thereto, and (iii) subject to such limitations as appropriate under Section 162(m), that any applicable performance criteria with respect to a Performance-Based Award has been achieved. If the Administrator makes an Option or Stock Appreciation Right exercisable in lieu of assumption or substitution in the event of a Change of Control, the Administrator shall notify the Participant that the Option or Stock Appreciation Right shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

For the purposes of this Section, an Award shall be considered assumed if, following the Change of Control, the Award confers the right to receive, for each Share subject to the Award immediately prior to the Change of Control, the consideration (whether stock, cash, or other securities or property) received in the Change of Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change of Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received under an Award, for each Share subject to the Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change of Control.

18. Prohibition on Repricing Programs. The Administrator shall not, without stockholder approval, (i) implement any cancellation/regrant program pursuant to which outstanding Options or Stock Appreciation Rights under the Plan are cancelled and new Options or Stock Appreciation Rights are granted in replacement with a lower exercise or base price per share, (ii) cancel outstanding Options or Stock Appreciation Rights under the Plan with exercise or base prices per share in excess of the then current Fair Market Value per share of Common Stock for consideration payable in equity securities of the Company, including shares of Common Stock underlying Restricted Stock Units, or in other securities, property or cash, or (iii) otherwise directly reduce the exercise or base price in effect for outstanding Options or Stock Appreciation Rights under the Plan.

19. Tax Withholding.

(a) Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise or vesting thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes or payments (including the Participant’s FICA obligation) required to be withheld with respect to such Award.

(b) Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (a) paying cash, (b) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld, or (c) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

20. Date of Grant. The date of grant of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Participant within a reasonable time after the date of such grant.

21. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

22. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option or Stock Appreciation Right or under a Stock Award or upon vesting of a Restricted Stock Unit unless the exercise of such Option or Stock Appreciation Right and the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, Applicable Laws, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

23. Liability of Company.

(a) Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

(b) Grants Exceeding Allotted Shares. If the Shares covered by an Award exceeds, as of the date of grant, the number of Shares which may be issued under the Plan without additional stockholder approval, such Award shall be void with respect to such excess Shares, unless stockholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained in accordance with Section 21(b) of the Plan.

24. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

25. No Employment/Service Rights. Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing the Participant’s employment or consulting relationship with the Company, nor shall they interfere in any way with the Participant’s right or the Company’s right to terminate such employment or consulting relationship at any time, with or without cause. Except as otherwise indicated herein or set forth in the Award Agreement, no Award shall continue to vest or become exercisable during any period of notice of termination of employment or deemed notice period.

APPENDIX B

PMC-SIERRA, INC.

2011 EMPLOYEE STOCK PURCHASE PLAN

(as Amended and Restated on February 5, 2015)

The following constitute the provisions of the 2011 Employee Stock Purchase Plan of PMC-Sierra, Inc., as amended and restated on February 5, 2015.

1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code. However, the Company may grant options pursuant to one or more offerings under the Plan that are not intended to meet the requirements of Code Section 423.

The Plan was adopted by the Board on February 5, 2015, subject to stockholder approval at the 2015 Annual Stockholders Meeting. The Plan shall become effective with the Offering Period commencing on August 11, 2015.

2. Definitions.

(a) “Board” shall mean the Board of Directors of the Company.

(b) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(c) “Common Stock” shall mean the Common Stock of the Company.

(d) “Company” shall mean PMC-Sierra, Inc., a Delaware corporation.

(e) “Compensation” shall mean the (i) base salary payable to an Employee by the Company or one or more Designated Subsidiaries during such individual’s period of participation in one or more offerings under the Plan plus (ii) all overtime payments, bonuses, commissions, current profit-sharing distributions and other incentive-type payments received during such period. Such Compensation shall be calculated before deduction of (A) any income, employment or other tax withholdings or (B) any pre-tax contributions made by the Employee to any Code Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Company or any Subsidiary. However, Compensation shall not include any contributions (other than Code Section 401(k) or Code Section 125 contributions deducted from such Compensation) made by the Company or any Subsidiary on the Employee’s behalf to any employee benefit or welfare plan now or hereafter established. The Plan Administrator may make modifications to the definition of Compensation for one or more offerings as deemed appropriate.

(f) “Designated Subsidiaries” shall mean all Subsidiaries of the Company (unless otherwise specified by the Plan Administrator from time to time in its sole discretion).

(g) “Employee” shall mean any individual who is a regular employee of the Company or a Designated Subsidiary. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Unless otherwise determined by the Plan Administrator and set forth in the applicable offering, where the period of leave exceeds three (3) months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the 1st day following the expiration of such three (3)-month period.

(h) “Enrollment Date” shall mean the first day of each Offering Period.

(i) “Exercise Date” shall mean the last Trading Day in each Offering Period.

(j) “Fair Market Value” shall mean, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange, its Fair Market Value shall be the closing sales price for such stock as reported by the National Association of Securities Dealers (if primarily traded on the NASDAQ Global Select Market) or as quoted in the composite tape of transactions on any other stock exchange (with the greatest volume of trading in Common Stock) at the end of regular hours trading on the day of such determination (or if no closing price was reported on that day, on the last preceding Trading Day such closing price was reported), as reported in the Wall Street Journal or such other source as the Plan Administrator deems reliable, or;

(ii) If the Common Stock is quoted on the NASDAQ system (but not on the National Market System thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high and low asked prices for the Common Stock at the end of regular hours trading on the day of such determination (or if no such prices were reported on that day, on the last preceding Trading Day such prices were reported), as reported in the Wall Street Journal or such other source as the Plan Administrator deems reliable, or;

(iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

(k) “Offering Period” shall mean the period of approximately six (6) months as set forth in Section 5.

(l) “Plan” shall mean this 2011 Employee Stock Purchase Plan, as amended and restated on February 5, 2015.

(m) “Plan Administrator” shall mean the Board or a committee of the Board appointed by the Board to administer the Plan in accordance with Section 14.

(n) “Purchase Price” shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided, however, the Plan Administrator may establish a higher price for one or more offerings under the Plan.

(o) “Reserves” shall mean the number of shares of Common Stock covered by the options under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

(p) “Subsidiary” shall mean a corporation, domestic or foreign, of which not less than 50% of the total combined voting power of all classes of stock are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

(q) “Trading Day” shall mean a day on which national stock exchanges and the National Association of Securities Dealers Automated Quotation (NASDAQ) System are open for trading.

3. Eligibility.

(a) Options may be granted only to Employees. Unless otherwise determined by the Plan Administrator for an offering, any Employee, as defined in Section 2(g), who has been continuously employed by the Company for at least one (1) day and who shall be employed by the Company on the Enrollment Date for an Offering Period shall be eligible to participate in the Plan for such Offering Period.

(b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (and any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company, or (ii) which permits his or her rights to purchase stock under all employee stock purchase plans (within the meaning of Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the Fair Market Value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4. Offerings. The Plan shall be implemented through one or more offerings. Offerings may be consecutive or overlapping. Each offering shall be in such form and shall contain such terms and conditions as the Plan Administrator shall deem appropriate. The terms of separate offerings need not be identical; provided, however, that each offering shall comply with the provisions of the Plan and the participants in each offering shall have equal rights and privileges under that offering in accordance with the requirements of Section 423(b)(5) of the Code and the applicable regulations thereunder.

5. Offering Periods. Each offering shall be implemented by consecutive Offering Periods. Each Offering Period shall be for a period of approximately six (6) months and a new Offering Period shall commence on the first Trading Day of the six (6)-month period commencing on February 11 and August 11 of each year and end on the last Trading Day of such six (6)-month period, respectively.

6. Participation.

(a) An eligible Employee may become a participant in the Plan by accessing the website designated by the Company and electronically enrolling in an Offering Period or by submitting an enrollment agreement (in such form as the Company may provide) authorizing payroll deductions at least one (1) day prior to the applicable Enrollment Date, unless an earlier or later time for enrolling is set by the Plan Administrator for all eligible Employees with respect to a given offering or Offering Period.

(b) The Plan Administrator may permit Employees in one or more offerings to contribute to the Plan by means other than payroll deductions.

7. Payroll Deductions.

(a) At the time a participant enrolls in an Offering Period, he or she shall elect to have payroll deductions made during the Offering Period pursuant to such procedures as the Plan Administrator may specify from time to time and in an amount not exceeding ten percent (10%) of the Compensation which he or she receives during the Offering Period.

(b) Payroll deductions for a participant shall commence on the first payroll period following the Enrollment Date and shall end on the last payroll period in the Offering Period, unless sooner terminated by the participant as provided in Section 11.

(c) All payroll deductions made for a participant shall be credited to his or her account under the Plan and will be withheld in whole percentages only. A participant may not make any additional payments into such account unless specifically provided for in the offering.

(d) A participant may discontinue his or her participation in the Plan as provided in Section 11, or may decrease the rate of his or her payroll deductions during the current Offering Period by accessing the website designated by the Company and electronically amending his or her enrollment agreement or by submitting a new enrollment agreement (in such form as the Company may provide) authorizing a decrease in payroll deduction rate. The decrease in rate shall be effective with the first full payroll period following ten (10) business days after the Company’s receipt of the amended enrollment or earlier to the extent administratively practicable. A participant may increase the rate of his or her payroll deductions for an upcoming Offering Period by accessing the website designated by the Company and electronically amending his or her enrollment agreement or by submitting a new enrollment agreement (in such form as the Company may provide) authorizing an increase in payroll deduction rate within ten (10) business days prior to commencement of the upcoming Offering Period. A participant’s enrollment agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 11. The Plan Administrator shall be authorized to limit the number of participation rate changes during any Offering Period.

(e) Notwithstanding the foregoing, to the extent necessary to comply with the limitations of Section 423(b)(8) of the Code and Section 3(b)(ii) herein, a participant’s payroll deductions may be decreased to 0% during any Offering Period if such participant would, as a result of such limitations, be precluded from buying any additional Common Stock on the Exercise Date for that Offering Period. The suspension of such deductions shall not terminate the participant’s participation in the Plan. Payroll deductions shall recommence at the rate provided in such participant’s enrollment agreement at the beginning of the first Offering Period for which the participant is able to purchase shares in compliance with the limitations of Section 423(b)(8) of the Code and Section 3(b)(ii) herein, unless terminated by the participant as provided in Section 11.

8. Grant of Option. On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date for such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company’s Common Stock determined by dividing such Employee’s payroll deductions (and contributions) accumulated prior to such Exercise Date and retained in the participant’s account as of the Exercise Date by the applicable Purchase Price; provided that such purchase shall be subject to the limitations set forth in Sections 3(b) and 13 hereof. However, the maximum number of shares of Common Stock purchasable per participant on any Exercise Date shall not exceed 7,500 shares, subject to periodic adjustments in the event of certain changes in the Company’s capitalization as provided in Section 19. Exercise of the option shall occur as provided in Section 9, unless the participant has withdrawn pursuant to Section 11.

9. Exercise of Option.

(a) Unless a participant withdraws from the Plan as provided in Section 11 below, his or her option for the purchase of shares will be exercised automatically on each Exercise Date, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions (and contributions) in his or her account. No fractional shares will be purchased; any payroll deductions accumulated in a participant’s account which are not sufficient to purchase a full share shall be retained in the participant’s account for the subsequent Offering Period, subject to earlier withdrawal by the participant as provided in Section 11. Any other monies left over in a participant’s account after the Exercise Date shall be returned to the participant as soon as administratively practicable following the Exercise Date. During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.

(b) At the time the option is exercised, in whole or in part, or at the time some or all of the Company’s Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company’s federal, state, local, foreign or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but will not be obligated to, withhold from the participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefit attributable to sale or early disposition of Common Stock by the participant. The Plan Administrator may require the participant to notify the Company before the participant sells or otherwise disposes of any shares acquired under the Plan.

10. Delivery to Broker Account. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall deliver the shares purchased by the participant to a brokerage account established for the participant at a Company-designated brokerage firm. The account will be known as the ESPP Broker Account. The Company may require that, except as otherwise provided below, the deposited shares may not be transferred (either electronically or in certificate form) from the ESPP Broker Account until the later of the following two periods: (i) the end of the two (2)-year period measured from the Enrollment Date for the Offering Period in which the shares were purchased and (ii) the end of the one (1)-year measured from the Exercise Date for that Offering Period.

Such limitation shall apply both to transfers to different accounts with the same ESPP broker and to transfers to other brokerage firms. Any shares held for the required holding period may be transferred (either electronically or in certificate form) to other accounts or to other brokerage firms.

The foregoing procedures shall not in any way limit when the participant may sell his or her shares. Those procedures are designed solely to assure that any sale of shares prior to the satisfaction of the required holding period is made through the ESPP Broker Account. In addition, the participant may request a stock certificate or share transfer from his or her ESPP Broker Account prior to the satisfaction of the required holding period should the participant wish to make a gift of any shares held in that account. However, shares may not be transferred (either electronically or in certificate form) from the ESPP Broker Account for use as collateral for a loan, unless those shares have been held for the required holding period.

The foregoing procedures shall apply to all shares purchased by the participant under the Plan, whether or not the participant continues in Employee status.

11. Withdrawal; Termination of Employment.

(a) A participant may withdraw all but not less than all the payroll deductions and other contributions, if any, credited to his or her account and not yet used to exercise his or her option under the Plan at any time by accessing the website designated by the Company and electronically withdrawing from the Offering Period or by giving written notice to the Company (in such form as the Company may provide). All of the participant’s payroll deductions credited to his or her account will be paid to such participant as soon as practicable after receipt of notice of withdrawal and such participant’s option for the Offering Period will be automatically terminated, and no further payroll deductions (or contributions) for the purchase of shares will be made during the Offering Period. If a participant withdraws from an Offering Period, payroll deductions (or contributions) will not resume at the beginning of the succeeding Offering Period unless the participant timely enrolls in that Offering Period.

(b) Upon a participant’s ceasing to be an Employee for any reason or upon termination of a participant’s employment relationship (as described in Section 2(g)), the payroll deductions and other contributions, if any, credited to such participant’s account during the Offering Period but not yet used to exercise the option will be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15, and such participant’s option will be automatically terminated. A participant whose employment is deemed to have terminated under Section 2(g) may participate in any future Offering Period in which such individual is eligible to participate by timely enrollment in that Offering Period.

12. Interest. No interest shall accrue on the payroll deductions credited to a participant’s account under the Plan unless otherwise required by applicable law.

13. Stock.

(a) The maximum number of shares of the Company’s Common Stock which shall be made available for sale under the Plan shall be 19,000,000 shares. Such share reserve shall be comprised of (i) 12,000,000 shares of Common Stock available for issuance under the Plan prior to the amendment approved by the Board on February 5, 2015, plus (ii) an additional 7,000,000 shares approved on February 5, 2015 by the Board. The share reserve shall be subject to adjustment upon changes in capitalization of the Company as provided in Section 19. If on a given Exercise Date the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

(b) The participant will have no interest or voting right in shares covered by his option until such option has been exercised and the participant has become a holder of record of the purchased shares.

14. Administration. The Plan shall be administered by the Board of the Company or a committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties. Members of the Board who are eligible Employees are permitted to participate in the Plan, provided that:

(i) Members of the Board who are eligible to participate in the Plan may not vote on any matter affecting the administration of the Plan or the grant of any option pursuant to the Plan.

(ii) If a Committee is established to administer the Plan, no member of the Board who is eligible to participate in the Plan may be a member of the Committee.

15. Designation of Beneficiary.

(a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

(b) Such designation of beneficiary may be changed by the participant (and his or her spouse, if any) at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

16. Transferability. Neither payroll deductions (or contributions) credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 by the participant). Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 11.

17. Use of Funds. All payroll deductions (and contributions) received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such monies unless otherwise required by applicable law.

18. Reports. Individual book accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees at least annually, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

19. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

(a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the Reserves as well as the number of shares and price per share of Common Stock covered by each option under the Plan which has not yet been exercised and the maximum number of shares that may be purchased per participant on any Exercise Date, shall be equitably adjusted in the event of a corporate event or transaction involving the Company, including without limitation any stock dividend, stock split, reverse stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, spin-off, split-up, combination or exchange of shares or any similar equity restructuring transaction, as that term is used in Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto) that is in each case effected without the receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”. Such adjustment shall be made by the Plan Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option. The Plan Administrator may, if it so determines in the exercise of its sole discretion, make provision for adjusting the Reserves as well as the price per share of Common Stock covered by each outstanding option and the maximum number of shares that may be purchased per participant on any Exercise Date, in the event the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Periods will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Plan Administrator.

(c) Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Plan Administrator determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Periods then in progress by setting a new Exercise Date (the “New Exercise Date”). If the Plan Administrator shortens the Offering Periods then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Plan Administrator shall notify each participant in writing, at least fifteen (15) days prior to the New Exercise Date, that the Exercise Date for his option has been changed to the New Exercise Date and that his option will be exercised automatically on the New Exercise Date, unless prior to such date he has withdrawn from the Offering Period as provided in Section 11. For purposes of this paragraph, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Plan Administrator may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the sale of assets or merger.

20. Amendment or Termination.

(a) The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Sections 19 and 20 or as necessary to comply with applicable laws or regulations, no such termination or amendment can adversely affect options previously granted without the consent of the affected participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision) or any other applicable law or regulation, the Company shall obtain stockholder approval in such a manner and to such a degree as required.

(b) Without stockholder consent and without regard to whether any participant rights may be considered to have been “adversely affected”, the Plan Administrator shall be entitled to change the Offering Periods, change the maximum number of shares of Common Stock purchasable per participant on any Exercise Date, limit the frequency and/or number of changes in the amount withheld during Offering Periods, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation or contributed by the participant, and establish such other limitations or procedures as Plan Administrator determines in its sole discretion advisable which are consistent with the Plan.

21. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22. Conditions Upon Issuance of Shares.

(a) Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. In addition, should the Plan not be registered on an Exercise Date of any Offering Period in any foreign jurisdiction in which such registration is required, then no options granted with respect to the Offering Period to employees in that foreign jurisdiction shall be exercised on such Exercise Date, and all contributions accumulated on behalf of such employees during the Offering Period ending with such Exercise Date shall be distributed to the participating employees in that foreign jurisdiction without interest unless the terms of the offering specifically provide otherwise or otherwise required by applicable law.

(b) As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

23. Term of Plan. The Plan shall become effective on August 11, 2015 subject to its approval by the stockholders of the Company at the 2015 Annual Stockholders Meeting. It shall continue in effect until February 10, 2021, unless sooner terminated under Section 20.

24. Alteration of Plan Terms to Comply with Foreign Law; Establishment of Non-Statutory Plans. Notwithstanding any other provision of the Plan, the Administrator may, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have participants, (i) modify the terms and conditions of the Plan as applicable to individuals outside the United States to comply with applicable foreign laws; (ii) establish sub-plans and modify administrative procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such sub-plans and/or modifications shall be attached to this Plan as appendices); and (iii) take any action deemed advisable to comply with any necessary local governmental regulatory exemptions or approvals; provided, however, that no action may be taken hereunder that would violate any securities law, tax law or any other applicable law or cause the Plan not to comply with Section 423 of the Code.

PMC-SIERRA, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of PMC-Sierra, Inc. hereby appoints Gregory S. Lang and Alinka Flaminia, each or either of them, with full power of substitution, to represent and to vote on behalf of the undersigned all shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders scheduled to be held on May 7, 2015, at 9:00 a.m., Pacific Time, at PMC-Sierra, Inc., 1380 Bordeaux Drive, Sunnyvale, California 94089 and at any adjournment or adjournments thereof, hereby revoking all proxies heretofore given with respect to such shares upon the matters described in the Notice of Annual Meeting of Stockholders and related Proxy Statement for the Annual Meeting (receipt of which is hereby acknowledged), and upon any other business that may properly come before such Annual Meeting.

The shares represented by this proxy will be voted as directed on the reverse side, but if no direction is made, the proxies named herein intend to vote the securities at their discretion FOR the election of the eight director nominees listed in Proposal 1; For Proposal 2 – to ratify the appointment of Ernst & Young LLP as PMC’s independent auditors; For Proposal 3 – an advisory vote on the compensation of our named executive officers as described in the proxy statement; For Proposal 4 – to approve a proposal to amend and restate the Company’s 2008 Equity Plan to: (i) increase the number of shares of common stock reserved for issuance thereunder by 12,875,000 to a total of 67,375,000 shares; (ii) provide for the grant of cash-based awards; (iii) re-approve the business criteria on which performance goals contained in the plan may be based so that awards granted under the plan may constitute performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended; and (iv) make other technical or otherwise non-material revisions thereto; and For Proposal 5 – to approve a proposal to amend and restate the Company’s 2011 Employee Stock Purchase Plan to: (i) increase the number of shares of common stock reserved for issuance thereunder by 7,000,000 to a total of 19,000,000 shares; (ii) and make other technical or otherwise non-material changes. This proxy, when properly executed, will be voted in the discretion of proxy holders upon any other business as may properly come before the Annual Meeting of Stockholders or any adjournment or postponement thereof.

IF YOU RECEIVE MORE THAN ONE PROXY CARD, PLEASE DATE, SIGN AND RETURN ALL SUCH PROXY CARDS IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE, OR VOTE ALL OF YOUR SHARES OVER THE INTERNET OR BY TELEPHONE TO BE SURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING.

SEE REVERSE SIDE

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

of Stockholders to be held May 7, 2015. The Proxy Statement and our 2014 Annual

Report to Stockholders are available at: http://www.allianceproxy.com/pmc-sierra/2015.

PMC’s Board of Directors recommends a vote FOR each of the listed nominees in proposal 1, and FOR proposals 2, 3, 4 and 5.

Please mark votes as in this example x

(1) To elect eight directors to serve until the 2016 Annual Meeting of Stockholders of PMC-Sierra, Inc. (“PMC” or the “Company”) or until their successors are duly elected and qualified.

The nominees for the Board of Directors are

FOR AGAINST ABSTAIN

01 Richard E. Belluzzo

02 Michael R. Farese

03 Jonathan J. Judge

04 Kirt P. Karros

05 Michael A. Klayko

06 William H. Kurtz

07 Gregory S. Lang

08 Richard N. Nottenburg

FOR AGAINST ABSTAIN

(2) To ratify the appointment of Ernst & Young LLP as PMC’s independent auditors;

(3) An advisory vote on the compensation of our named executive officers as described in the proxy statement;

(4) To approve a proposal to amend and restate PMC’s 2008 Equity Plan to: (i) increase the number of shares of common stock reserved for issuance thereunder by 12,875,000 shares to a total of 67,375,000 shares; (ii) provide for the grant of cash-based awards; (iii) re-approve the business criteria on which performance goals contained in the plan may be based so that awards granted under the plan may constitute performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended; and (iv) make other technical or otherwise non-material revisions thereto; and

(5) To approve a proposal to amend and restate PMC’s 2011 Employee Stock Purchase Plan to: (i) increase the number of shares of common stock reserved for issuance thereunder by 7,000,000 shares to a total of 19,000,000 shares; (ii) and make other technical or otherwise non-material changes.

I plan to attend the Annual Meeting

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign.

When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signing for a corporation or partnership, authorized person should sign full corporation or partnership name and indicate capacity in which they sign.

Date:

Signature

Signature (if held jointly)

CONTROL NUMBER

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

CONTROL NUMBER

PROXY VOTING INSTRUCTIONS

Please have your 11 digit control number ready when voting by Internet or Telephone

INTERNET Vote Your Proxy on the Internet: Go to www.cesvote.com Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE Vote Your Proxy by Phone: Call 1 (888) 693-8683 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL Vote Your Proxy by Mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.